UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

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LPL Financial Holdings Inc.

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2021 ANNUAL MEETING OF STOCKHOLDERS

Notice and Proxy Statement

Member FINRA/SIPC

LPL Financial

March 22, 2021

Dear Fellow Stockholders:

It is my pleasure to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of LPL Financial Holdings Inc. The meeting will be held on Wednesday, May 5, 2021, at 10:30 a.m., Eastern Time, and holders of record of our common stock as of March 8, 2021 are entitled to notice of and to vote at the Annual Meeting. The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.

In light of continuing public health and safety precautions related to COVID-19, we will hold the Annual Meeting virtually through the internet. Stockholders of record will be able to access and attend the live annual meeting webcast at www.virtualshareholdermeeting.com/LPLA2021. To gain access to the meeting, stockholders will be required to enter the 16-digit control number provided on the proxy card, voting instruction form or notice regarding the availability of proxy materials that have been distributed to our stockholders of record as of March 8, 2021. Stockholders will have the same rights and opportunities to participate in the virtual meeting as they would have at an in-person meeting. The virtual meeting website will contain participation instructions.

Consistent with our focus on sustainability, we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders through the internet. We believe this approach allows us to reduce the environmental impact of the Annual Meeting while expediting your receipt of these materials and lowering our costs of delivery. If you would like us to send you printed copies of our proxy statement and accompanying materials, we will be happy to do so upon your request at no charge. For more information, please refer to the Notice Regarding the Availability of Proxy Materials that we mailed to holders of record on or about March 22, 2021.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Please vote your shares promptly to ensure they are represented at the Annual Meeting. You may submit your proxy through the internet or by telephone, as described in the following materials, or if you request printed copies of these materials, by completing and signing the proxy card and returning it in the envelope provided. If you decide to attend the virtual Annual Meeting and wish to change your proxy, you may do so automatically by voting at the meeting.

Please refer to page 1 of the accompanying proxy statement for further information concerning attendance.

On behalf of the Board of Directors, I thank you for your continued support of LPL Financial Holdings Inc.

Sincerely,

James S. Putnam Chair

Notice of Annual Meeting of Stockholders

Time and Date	10:30 a.m., Eastern Time, on Wednesday, May 5, 2021

Items of Business

(1) Elect the nine nominees named in the proxy statement to the Board of Directors of LPL Financial Holdings Inc. (the “Company”);

(2) Ratify the appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

(3) Approve, in an advisory vote, the compensation paid to the Company’s named executive officers;

(4) Approve the LPL Financial Holdings Inc. 2021 Omnibus Equity Incentive Plan;

(5) Approve the LPL Financial Holdings Inc. 2021 Employee Stock Purchase Plan; and

(6) Consider and act upon any other business properly coming before the 2021 annual meeting of stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof.

Location	www.virtualshareholdermeeting.com/LPLA2021

Record Date	Stockholders of record as of 5:00 p.m., Eastern Time, on March 8, 2021 (the “Record Date”) will be entitled to vote at the Annual Meeting and any postponements or adjournments thereof.

Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE FOLLOWING MATERIALS. YOU MAY VOTE YOUR SHARES AND SUBMIT A PROXY THROUGH THE INTERNET OR BY TELEPHONE AS DESCRIBED HEREIN OR, IF YOU REQUESTED PRINTED COPIES OF THESE MATERIALS, BY SIGNING AND RETURNING A PROXY CARD.

By Order of the Board of Directors,

Gregory M. Woods Secretary

Boston, Massachusetts

March 22, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2021: THE PROXY STATEMENT, THE PROXY CARD, AND LPL FINANCIAL HOLDINGS INC.’S 2020 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT WWW.LPL.COM. ADDITIONALLY, IN ACCORDANCE WITH SECURITIES AND EXCHANGE COMMISSION RULES, YOU MAY ACCESS THESE MATERIALS ON THE WEBSITE INDICATED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2021 Annual Meeting of Stockholders

Time and Date	10:30 a.m., Eastern Time, on Wednesday, May 5, 2021

Location	www.virtualshareholdermeeting.com/LPLA2021

Record Date	5:00 p.m., Eastern Time, on March 8, 2021

Voting	Stockholders as of the Record Date are entitled to one vote per share on each matter to be voted upon at the Annual Meeting.

Entry

We invite all stockholders to attend the Annual Meeting. To gain access to the meeting, stockholders will be required to enter the 16-digit control number provided on the proxy card, voting instruction form or notice regarding the availability of proxy materials that have been distributed to our stockholders of record as of March 8, 2021.

Voting Proposals

Proposal	Board Recommendation	Page Reference

Proposal 1: Election of Directors	FOR all nominees	7

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as Our Independent Registered Public Accounting Firm	FOR	63

Proposal 3: Approval, in an Advisory Vote, of the Compensation Paid to Our Named Executive Officers	FOR	66

Proposal 4: Approval of Our 2021 Omnibus Equity Incentive Plan	FOR	68

Proposal 5: Approval of Our 2021 Employee Stock Purchase Plan	FOR	75

General Information	1
General Information About Corporate Governance and the Board of Directors	6
Proposal 1: Election of Directors	7
Information Regarding Board and Committee Structure	17
Board of Directors Compensation	28
Compensation Discussion and Analysis	30
Report of the Compensation and Human Resources Committee of the Board of Directors	46
Compensation of Named Executive Officers	47
Security Ownership of Certain Beneficial Owners and Management	60
Certain Relationships and Related Party Transactions	62
Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as Our Independent Registered Public Accounting Firm	63
Report of the Audit Committee of the Board of Directors	65
Proposal 3: Approval, in an Advisory Vote, the Compensation Paid to the Company’s Named Executive Officers	66
Proposal 4: Approval of Our 2021 Omnibus Equity Incentive Plan	68
Proposal 5: Approval of Our 2021 Employee Stock Purchase Plan	75
Stockholder Proposals and Other Matters	78
Other Information	79
Appendix A: Non-GAAP Financial Measures	80
Appendix B: LPL Financial Holdings Inc. 2021 Omnibus Equity Incentive Plan	82
Appendix C: LPL Financial Holdings Inc. 2021 Employee Stock Purchase Plan	96

General Information

LPL FINANCIAL HOLDINGS INC.

Proxy Statement

2021 Annual Meeting of Stockholders

General Information

Introduction

This proxy statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished to the holders of common stock, $0.001 par value per share (the “Common Stock”), of LPL Financial Holdings Inc., a Delaware corporation (the “Company” or “we”), in connection with the Company’s 2021 annual meeting of stockholders (the “Annual Meeting”).

As a stockholder of the Company as of 5:00 p.m. Eastern Time on March 8, 2021 (the “Record Date”), you are entitled and requested to vote on the items of business described in this proxy statement.

The Annual Meeting will be held on Wednesday, May 5, 2021, virtually through the Internet at www.virtualshareholdermeeting.com/LPLA2021, at 10:30 a.m., Eastern Time.

We invite all stockholders to attend the virtual Annual Meeting. Please see “Attending the Annual Meeting” below for instructions if you plan to attend.

Notice of Internet Availability of Proxy Statement and Annual Report

As permitted by the Securities and Exchange Commission (the “SEC”), we are making this proxy statement, the accompanying proxy card and our 2020 annual report on Form 10-K (the “Annual Report”) available to our stockholders electronically through the internet in lieu of mailing printed copies to each record holder of Common Stock as of the Record Date. You will not receive a printed copy of our proxy materials unless you request one, which we will deliver free of charge.

On or about March 22, 2021, a Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record as of the Record Date. The Notice instructs you how to access and review through the internet all of the important information contained in these proxy materials or request a printed copy. The Notice also instructs you as to how you may vote your proxy.

The Notice, this proxy statement, the Annual Report and the proxy card are also available through the internet at www.proxyvote.com. You will need your 16-digit control number located on the Notice or your proxy card in order to access the materials. The website does not use “cookies” to track or identify visitors to the website.

Record Date, Shares Outstanding and Quorum

Stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 79,900,338 outstanding shares of Common Stock.

A list of stockholders of record as of the Record Date will be available at the Annual Meeting. In addition, you may contact our corporate secretary, at LPL Financial Holdings Inc., 75 State Street, 22nd Floor, Boston, Massachusetts 02109, to make arrangements to review a copy of the stockholder list at our offices, for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., local time, on any business day from April 25, 2021 up to the time of the Annual Meeting.

A quorum at the Annual Meeting will consist of the presence, in person or by proxy, of a majority of shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Both abstentions and broker non-votes will be counted as present in determining the presence of a quorum. A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Brokers have the discretion to vote their clients’ proxies only on routine matters. At the Annual Meeting, only the ratification of our auditors is a routine matter. Each share of Common Stock is entitled to one vote.

2021 Proxy Statement	1

General Information

Attending the Annual Meeting

Stockholders of record will be able to access and attend the live annual meeting webcast at www.virtualshareholdermeeting.com/LPLA2021. The Annual Meeting will begin at 10:30 a.m., Eastern Time, with log-in beginning at 10:15 a.m., on Wednesday, May 5, 2021. To gain access to the meeting, stockholders will be required to enter the 16-digit control number provided on the proxy card, voting instruction form or notice regarding the availability of proxy materials that have been distributed to our stockholders of record as of March 8, 2021. Stockholders will have the same rights and opportunities to participate in the virtual meeting as they would have at an in-person meeting. The virtual meeting website will contain participation instructions.

Items of Business to be Voted upon at the Annual Meeting

◾  To elect each of the nine nominees named in this proxy statement to the Board of Directors of the Company (the “Board of Directors” or the “Board”) for a term to end at our annual meeting of stockholders in 2022;

◾  To ratify the appointment of Deloitte & Touche LLP by the audit committee of the Board of Directors (the “Audit Committee”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

◾ To approve, in an advisory vote, the compensation paid to the Company’s named executive officers;

◾ To approve the LPL Financial Holdings Inc. 2021 Omnibus Equity Incentive Plan;

◾ To approve the LPL Financial Holdings Inc. 2021 Employee Stock Purchase Plan; and

◾ To consider and act upon any other business properly coming before the Annual Meeting and at any adjournment or postponement thereof.

2	2021 Proxy Statement

General Information

Manner of Voting

If you are a holder of record of our Common Stock as of the Record Date, you may vote in one of the following ways:

By Internet: by following the internet voting instructions included in the proxy card and Notice at any time until 11:59 p.m., Eastern Time, on May 4, 2021.
By Telephone: by following the telephone voting instructions included in the proxy card and Notice at any time until 11:59 p.m., Eastern Time, on May 4, 2021.

By Mail: by marking, dating and signing your printed proxy card (if received by mail) in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials for receipt prior to the Annual Meeting.

During the Meeting: Stockholders should follow the instructions at www.virtualshareholdermeeting.com/LPLA2021 to vote during the Annual Meeting. Voting online during the meeting will replace any previous votes.

If your shares are held in street name through a broker, bank or other intermediary, your broker, bank or other intermediary should give you instructions for voting your shares. In these cases, you may vote by internet, telephone or mail, as instructed by your broker, bank or other intermediary.

Shares of Common Stock represented by properly executed proxy cards received by the Company in time for the meeting will be voted in accordance with the instructions specified in the proxies. If you submit a proxy but do not indicate any voting instructions, your shares will be voted “FOR” the election of each director nominee named in this proxy statement; “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; “FOR” the approval, in an advisory vote, of the compensation paid to the Company’s named executive officers; “FOR” the approval of the LPL Financial Holdings Inc. 2021 Omnibus Equity Incentive Plan; and “FOR” the approval of the LPL Financial Holdings Inc. 2021 Employee Stock Purchase Plan.

Our management and Board of Directors know of no other matters to be brought before the Annual Meeting. If other matters are properly presented to the stockholders for action at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy card to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

2021 Proxy Statement	3

General Information

Voting Requirements

Proposal One—Election of Directors

Our bylaws provide that a nominee for director will be elected if the number of votes properly cast “for” such nominee’s election exceeds the number of votes properly cast “against” such nominee’s election; however, if the number of persons properly nominated for election to the Board of Directors exceeds the number of directors to be elected, the directors will be elected by the plurality of the votes properly cast. A vote to abstain or a broker non-vote will have no direct effect on the outcome of the election of directors.

Proposal Two—Ratification of Appointment of Deloitte & Touche LLP

The proposal to ratify the appointment of Deloitte & Touche LLP will be determined by a majority of the votes cast on the matter affirmatively or negatively in person or by proxy at the Annual Meeting. A vote to abstain or a broker non-vote will have no direct effect on the outcome of the proposal.

Proposal Three—Approval, in an Advisory Vote, of the Compensation Paid to the Company’s Named Executive Officers

Because the proposal to approve, on an advisory basis, the compensation awarded to named executive officers for the fiscal year ended December 31, 2020 is a non-binding, advisory vote, there is no required vote that would constitute approval. Although the vote is advisory and non-binding in nature, the compensation and human resources committee (the “Compensation Committee”) will consider the outcome of the vote when considering future named executive officer compensation arrangements. A vote to abstain or a broker non-vote will have no direct effect on the outcome of the proposal.

Proposal Four—Approval of the LPL Financial Holdings Inc. 2021 Omnibus Equity Compensation Plan

The proposal to approve the LPL Financial Holdings Inc. 2021 Omnibus Equity Compensation Plan will be determined by a majority of the votes cast on the matter affirmatively or negatively in person or by proxy at the Annual Meeting. A vote to abstain or a broker non-vote will have no direct effect on the outcome of the proposal.

Proposal Five—Approval of the LPL Financial Holdings Inc. 2021 Employee Stock Purchase Plan

The proposal to approve the LPL Financial Holdings Inc. 2021 Employee Stock Purchase Plan will be determined by a majority of the votes cast on the matter affirmatively or negatively in person or by proxy at the Annual Meeting. A vote to abstain or a broker non-vote will have no direct effect on the outcome of the proposal.

4	2021 Proxy Statement

General Information

Revocation of Proxies

If you submit a proxy, you are entitled to revoke your proxy at any time before it is exercised in one of the following ways:

•	by attending and voting during the Annual Meeting;

•	by submitting a duly executed proxy bearing a later date; or

•	by sending written notice of revocation to our corporate secretary at LPL Financial Holdings Inc., 75 State Street, 22nd Floor, Boston, Massachusetts 02109.

A stockholder of record as of the Record Date who voted through the internet or by telephone may also change his or her vote with a timely and valid later internet or telephone vote, as the case may be. Any stockholder of record as of the Record Date attending the Annual Meeting may vote during the meeting whether or not a proxy has previously been given, but a stockholder’s attendance at the Annual Meeting (without further action) will not constitute revocation of a previously given proxy. If you hold your shares in street name and would like to change your voting instructions, please follow the instructions provided to you by your broker, bank or other intermediary.

Solicitation of Proxies

The Board of Directors of LPL Financial Holdings Inc. is soliciting proxies. Copies of proxy materials and the Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Stockholders who elect to vote through the internet or by telephone may incur costs such as telecommunication and internet access charges for which the stockholder is solely responsible. The Company will otherwise pay the expenses of solicitation of proxies. The telephone and internet voting facilities for stockholders of record will close at 11:59 p.m., Eastern Time, on May 4, 2021.

Householding

Only one copy of the Notice is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly, upon written or oral request, a separate copy of the Notice, or copies of the proxy statement and/or Annual Report to a stockholder at a shared address to which a single copy of the Notice was delivered. You may make a written or oral request by sending a written notification to our corporate secretary at LPL Financial Holdings Inc., 75 State Street, 22nd Floor, Boston, Massachusetts 02109, or by calling our offices at (617) 423-3644, extension 4574, and providing your name, your shared address and the address to which we should direct the copies of the proxy statement and Annual Report. Multiple stockholders sharing an address who have received one copy of the Notice and would prefer us to mail each stockholder a separate copy of future mailings should contact us at the address or telephone number above. Additionally, if current stockholders with a shared address received multiple copies of the Notice and would prefer us to mail one copy of future mailings to stockholders at the shared address, please notify us at the address or telephone number above.

2021 Proxy Statement	5

General Information About Corporate Governance and the Board of Directors

General Information About Corporate Governance and the Board of Directors

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stakeholders. In support of that philosophy, we have adopted many leading corporate governance practices, including those summarized below and elsewhere in this proxy statement.

BOARD PRACTICES
Independence

A majority of our directors must be independent. All of our director nominees other than our chief executive officer are independent, and all of the Board committees are composed exclusively of independent directors.

Non-executive Chair	We currently separate the offices of chair of the Board and chief executive officer of the Company. The current chair of our Board, James S. Putnam, is an independent director.
Director Diversity

Our goal is a balanced and diverse Board, with members who bring a diversity of skills, expertise, experiences, perspectives, tenures and personal characteristics, including with respect to age, race, gender and ethnicity.

Board Refreshment

Our Board’s composition represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors as well as fresh perspectives from newer directors. The nominating and governance committee of the Board (the “Nominating and Governance Committee”) has developed a skills matrix to inform director searches and succession planning.

Director Overboarding

Any director who is not serving as chief executive officer of a public company is expected to serve on no more than four public company boards (including our Board), and any director serving as chief executive officer of a public company is expected to serve on no more than three public company boards (including the board of his or her own company).

Committee Membership

The Board appoints members of its committees on an annual basis, with the Nominating and Governance Committee reviewing and recommending committee membership based in part on the need to ensure a succession plan for each committee chair.

Board Self-evaluations

The Board conducts an annual evaluation of its performance, operations, size and composition, with the Nominating and Governance Committee overseeing the evaluation process, which also encompasses the Board’s committees.

Strategy Oversight	The Board holds an annual two-day session focused on the Company’s long-term strategy, which informs the Board’s oversight and work plan for the following year.
Executive Succession Planning

The Compensation Committee conducts regular reviews of executive talent, development and succession planning, and our Board reviews the succession plans for the chief executive officer position annually.

STOCKHOLDER RIGHTS
Annual Election of Directors	All directors are elected annually, which reinforces our Board’s accountability to our stockholders.
Majority Voting Standard for Director Elections

Our bylaws require that directors be elected under a “majority voting” standard in uncontested elections. Any director who does not receive more votes “for” his or her election than votes “against” must tender his or her resignation and, if our Board accepts the resignation, step down from our Board.

Single Voting Class	Our Common Stock is the only class of voting shares outstanding.

COMPENSATION PRACTICES
Follow Leading Practices	See “Compensation Discussion and Analysis—Compensation Governance.”

6	2021 Proxy Statement

Proposal 1: Election of Directors

Proposal 1: Election of Directors

As of March 22, 2021, our Board of Directors consisted of nine directors: eight independent directors and our chief executive officer, Dan H. Arnold. Each of our current directors is standing for reelection at the Annual Meeting, and each has been nominated by our Board based on the recommendation of the Nominating and Governance Committee. Each director nominee would hold office until our annual meeting of stockholders in 2022 and until his or her respective successor has been elected.

As described below, each of our nominees has considerable professional and business expertise. Our Board of Directors recommends a vote “FOR” each nominee based on its carefully considered judgment that the experience, qualifications, attributes and skills of each nominee qualify him or her to serve on our Board of Directors.

Board Membership Criteria

The Nominating and Governance Committee reviews annually the appropriate skills and characteristics required of directors in the context of the current make-up of the Board. As reflected in the corporate governance guidelines applicable to the Company (the “Corporate Governance Guidelines”), it is the policy of the Board that all directors should:

•	possess unimpeachable integrity and a personal reputation for transparency, honesty and ethical behavior;

•	have considerable personal accomplishment and professional expertise;

•	demonstrate strong business acumen, financial literacy and strategic agility;

•	contribute to boardroom dialogue through critical thinking and independent judgment, and candid and constructive communication;

•	be passionate about the vision of the Company and enthusiastic about the commitments entailed in serving as a director; and

•	understand their role as stewards in representing the long-term interests of our stakeholders.

Director Diversity

Our Corporate Governance Guidelines reflect our commitment to director diversity. Our goal is a balanced and diverse Board, with members who bring a diversity of skills, expertise, experiences, perspectives, tenures and personal characteristics, including with regard to age, race, gender and ethnicity. When conducting director searches, the Board is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which Board nominees are selected.

In recent years, our Nominating and Governance Committee has focused on the refreshment and continued diversity of the Board. Since 2018, we have added three new independent directors: Edward C. Bernard, Allison H. Mnookin and Corey E. Thomas. Through the addition of these directors, the Board of Directors has gained seasoned leaders, as well as particularly relevant experience related to our industry, strategic planning, oversight and execution, business innovation, technology and digital transformation, and risk management. The addition of these directors also reflects our commitment to diversity in the context of considering directors and a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors as well as fresh perspectives from newer directors.

The average age of our independent director nominees is 61, and the average tenure of our independent director nominees is seven years.

Age

Tenure

2021 Proxy Statement	7

Proposal 1: Election of Directors

The charts below reflect the diversity of our Board based on the self-identified characteristics of our director nominees, including Mr. Arnold. We have also included diversity statistics that would be required by the new listing rules proposed by Nasdaq in December 2020, which our Nominating and Governance Committee have discussed. The new listing rules, which remain pending with the SEC as of the date of this proxy statement, seek to require all companies listed on Nasdaq’s U.S. exchange to publicly disclose consistent, transparent diversity statistics regarding their board of directors through a uniform disclosure matrix.

One-third of our director nominees are women, which places our Board among the top in our industry in gender diversity.

Gender Diversity	Racial and Ethnic Diversity

The following diversity statistics are reported in the standardized disclosure matrix that was proposed by Nasdaq in December 2020:

Board Diversity Matrix (As of March 22, 2021)
Board Size:
Total Number of Directors	9
Gender:	Female	Male	Non-Binary	Gender Undisclosed
Number of Directors Based on Gender Identity	3	6	-	-
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	-	1	-	-
Alaskan Native or American Indian	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+			-
Demographic Background Undisclosed			-

8	2021 Proxy Statement

Proposal 1: Election of Directors

Recommendation of the Nominating and Governance Committee

In recommending that the Board nominate each of our current directors to stand for election at the Annual Meeting, the Nominating and Governance Committee evaluated those directors according to the principles set forth in the Corporate Governance Guidelines and considered the pertinent qualifications and experience of each nominee, as further set forth below.

If any of our nominees is unable or unwilling to serve on our Board of Directors, the shares represented by your proxy will be voted for the election of such other person as may be nominated by our Board of Directors. In addition, in full compliance with all applicable state and federal laws and regulations, we will file an amended proxy statement and proxy card that, as applicable:

•	identifies the alternate nominee(s);

•	discloses that any such nominee has consented to being named in the revised proxy statement and to serve if elected; and

•	includes the disclosure required by Item 7 of Schedule 14A with respect to any such nominee.

We know of no reason why any nominee would be unable or unwilling to serve. All nominees have consented to be named in this proxy statement and to serve if elected.

Director Qualifications and Experience

The Board believes that the director nominees possess experience, skills and qualifications that are complementary and, together, cover the spectrum of areas that impact the Company’s current and evolving business circumstances. The Board believes that the combination of backgrounds, skills and experiences will result in a Board that continues to be well-equipped to exercise oversight responsibilities on behalf of the Company’s stakeholders.

The table below provides a summary of the skills and qualifications of each director nominee:

	Dan Arnold	Edward Bernard	Paulett Eberhart	William Glavin Jr.	Allison Mnookin	Anne Mulcahy	James Putnam	Richard Schifter	Corey Thomas
CEO Experience
Brokerage/Advisory Experience
Digital Technology Experience
Mergers & Acquisitions
Corporate Governance
Financial Literacy
Law/Regulatory
Sales & Marketing
Human Resources
Risk Management
Entrepreneurial Experience

2021 Proxy Statement	9

Proposal 1: Election of Directors

Board of Director Nominees

The name, age and a description of the business experience, principal occupation, and past employment and directorships of each of the nominees during at least the last five years are set forth below. In addition, we have summarized the particular experience, qualifications, attributes and skills that led the Board of Directors, including our Nominating and Governance Committee, to determine that each nominee should serve as a director.

Dan H. Arnold	BACKGROUND
Age 56 Director Since 2017

Mr. Arnold has served as our chief executive officer and a director since January 2017. Mr. Arnold has served as our president since March 2015, with responsibility for our primary client-facing functions and long-term strategy for growth. Mr. Arnold served as our chief financial officer from June 2012 to March 2015 and was responsible for formulating financial policy, leading our capital management efforts, and ensuring the effectiveness of the organization’s financial functions. Prior to 2012, he was managing director, head of strategy, with responsibility for long-term strategic planning for the firm, product and platform development, and strategic investments, including acquisitions. He has also served as divisional president of our Institution Services. Mr. Arnold joined the Company in January 2007 following our acquisition of UVEST Financial Services Group, Inc. (“UVEST”), a broker-dealer and investment adviser that provided services to banks, credit unions, and other financial institutions. Prior to joining us, Mr. Arnold worked at UVEST for 13 years, serving most recently as president and chief operating officer. Mr. Arnold earned a B.S. in electrical engineering from Auburn University and holds an M.B.A. in finance from Georgia State University.

QUALIFICATIONS

Mr. Arnold’s pertinent qualifications include his unique perspective and insights into our operations as our current president and chief executive officer, including knowledge of our business relationships, competitive and financial positioning, senior leadership, and strategic opportunities and challenges; operating, business and management experience as the chief financial officer, president, and now chief executive officer of a public company; and expertise in the financial industry and in particular brokerage and investment advisory services, including service as a director of the American Securities Association since April 2019 and past service as a director of the Securities Industry and Financial Markets Association from April 2015 to July 2018.

OTHER PUBLIC COMPANY BOARDS
	Current None	Past 5 Years Optimum Fund Trust

10	2021 Proxy Statement

Proposal 1: Election of Directors

Edward C. Bernard	BACKGROUND
Age 65 Director Since 2020 Independent Committee: Audit Committee

Mr. Bernard served as the vice chair of the board of directors of T. Rowe Price Group, Inc. (“TRP”), a global investment management firm, from 2007 to April 2019. Mr. Bernard served as a vice president of TRP from 1989 to December 2018 and as a member of the management committee of TRP from 2000 to December 2018. He oversaw TRP’s marketing, distribution, client service, information technology and communications activities from 2006 until December 2018. He also served as chair of the board of all sponsored TRP mutual funds and trusts during that period and as president and/or chair of T. Rowe Price Investment Services, a registered broker/dealer, from 1996 to 2018. Mr. Bernard served as a director of TRP from 1999 to April 2019 and currently serves as a director of UTI Asset Management Company of India. He previously served as chair of the board of governors, and as a member of the executive committee, of the Investment Company Institute, the national trade association for the mutual fund industry. Mr. Bernard received his B.A. from Brown University and an M.B.A. from New York University.

QUALIFICATIONS

Mr. Bernard’s pertinent qualifications include expertise in the wealth management industry, gained through his 30 years of experience in investment management and leadership roles as a member of the board of governors the Investment Company Institute; his high level of operating, management and strategic planning experience, gained through his executive positions and roles as vice chair of the board of directors of TRP and chair of all sponsored TRP mutual funds and trusts; and his deep understanding of financial product distribution, compliance requirements and the perspectives of advisors and their retail clients, including with respect to the use of technology, product and analytics as a competitive differentiator.

OTHER PUBLIC COMPANY BOARDS
	Current UTI Asset Management Company (India)	Past 5 Years T. Rowe Price Group, Inc.

2021 Proxy Statement	11

Proposal 1: Election of Directors

H. Paulett Eberhart	BACKGROUND
Age 67 Director Since 2014 Independent Committees: Audit Committee (Chair) Compensation Committee

Ms. Eberhart currently serves as chair and chief executive officer of HMS Ventures, a privately-held business involved with technology services and the acquisition and management of real estate. From 2011 through 2014, she served as president and chief executive officer of CDI Corp. (“CDI”), a provider of engineering and information technology outsourcing and professional staffing services that was then a public company. Ms. Eberhart also served as chair and chief executive officer of HMS Ventures from January 2009 until January 2011. She served as president and chief executive officer of Invensys Process Systems, Inc. (“Invensys”), a process automation company, from January 2007 to January 2009. From 1978 to 2004, she was an employee of Electronic Data Systems Corporation (“EDS”), an information technology and business process outsourcing company that was subsequently acquired by the Hewlett-Packard Company, and held roles of increasing responsibility over time, including senior level financial and operating roles at the company, including as president of Americas of EDS from 2003 until March 2004 and senior vice president of EDS and president of Solutions Consulting from 2002 to 2003. She is a Certified Public Accountant and received her B.S. from Bowling Green State University.

QUALIFICATIONS

Ms. Eberhart’s pertinent qualifications include her wealth of managerial and executive experience, gained through her leadership as the chief executive officer of CDI, formerly an NYSE-listed public company, and Invensys, as well as her numerous years of service as an executive officer of EDS, including president of Americas; financial and accounting expertise gained through various other operating and financial positions during her 26 years at EDS; strong knowledge of the intersection of technology, data and finance industries; and knowledge and experience gained through her leadership and service on the boards of other public companies, including as lead director and chair of the governance and risk committee of the board of directors of Anadarko Petroleum Corporation.

OTHER PUBLIC COMPANY BOARDS
	Current Valero Corporation Fluor Corporation	Past 5 Years Anadarko Petroleum Corporation Cameron International Corporation Ciber Corporation

12	2021 Proxy Statement

Proposal 1: Election of Directors

William F. Glavin Jr.	BACKGROUND
Age 62 Director Since 2017 Independent Committees: Audit Committee Nominating and Governance Committee

Mr. Glavin served as chair of OppenheimerFunds, Inc., a global asset management firm (“OppenheimerFunds”), from 2009 until 2015, as chief executive officer from 2009 until 2014, and as president from 2009 until 2013. OppenheimerFunds was a majority owned subsidiary of MassMutual Financial Group (“MassMutual”), a mutual life insurance company, at which Mr. Glavin held several senior executive positions prior to joining OppenheimerFunds. He served as co-chief operating officer of MassMutual from 2007 to 2008, executive vice president, U.S. Insurance Group of MassMutual from 2006 to 2008, president and chief executive officer of Babson Capital Management LLC (“Babson”), an asset management firm and subsidiary of MassMutual, from 2005 until 2006 and chief operating officer of Babson from 2003 to 2005. Prior to joining MassMutual, Mr. Glavin was president and chief operating officer of Scudder Investments, an asset management firm, from 2000 to 2003. OppenheimerFunds was acquired by Invesco Ltd. (“Invesco”) in 2019, and Mr. Glavin was designated to serve as a director of Invesco pursuant to a shareholder agreement between MassMutual and Invesco. Mr. Glavin received his B.A. in Economics and Accounting from the College of the Holy Cross.

QUALIFICATIONS

Mr. Glavin’s pertinent qualifications include his experience over the course of a 25-year career in the financial services industry, including as a chief executive officer and chief operating officer; extensive experience in strategic planning and talent management, in part based on his success in leading Oppenheimer through a period of significant market turbulence; a deep understanding of financial product distribution, compliance and operations, including technology demands in the financial services industry; and experience overseeing broker-dealers, including MassMutual’s broker-dealer MML Investor Services, LLC.

OTHER PUBLIC COMPANY BOARDS
	Current Invesco Ltd.	Past 5 Years None

2021 Proxy Statement	13

Proposal 1: Election of Directors

Allison H. Mnookin	BACKGROUND
Age 50 Director Since 2018 Independent Committees: Compensation Committee Nominating and Governance Committee

Ms. Mnookin has served since July 2017 as a senior lecturer of business administration in the technology and operations management unit at the Harvard Business School. From April 2016 to November 2016, Ms. Mnookin served as the chief executive officer of QuickBase, Inc. (“QuickBase”), a provider of online application software which was spun-off by Intuit, Inc., a business and financial software company, in 2016. Ms. Mnookin was an employee of Intuit from 1998 to 2016 and held roles of increasing responsibility over time, including vice president and general manager of Intuit’s QuickBase business from July 2010 to March 2016. She previously served as a director of Quartz Holding Company, the holding company of QuickBase, from November 2016 until its sale in April 2019, and as a director of Fleetmatics Group PLC, a SaaS fleet management provider, from March 2014 until its sale in November 2016. Ms. Mnookin received her A.B. with honors from Harvard College and her M.B.A. from the Harvard Business School.

QUALIFICATIONS

Ms. Mnookin’s pertinent qualifications include her 20-year career in the technology industry, including executive leadership of high-growth cloud and business software companies, as well as service as a director of Bill.com Holdings, Inc., a public company that provides cloud-based software to simplify and automate back-office financial transactions for small- and mid-sized businesses. These experiences, including general management in Intuit’s small business division where she was responsible for leading a portfolio of Intuit’s business products, shaped her understanding of how businesses have transformed their technologies to increase strategic advantage.

OTHER PUBLIC COMPANY BOARDS
	Current Bill.com Holdings, Inc.	Past 5 Years Fleetmatics Group PLC

14	2021 Proxy Statement

Proposal 1: Election of Directors

Anne M. Mulcahy	BACKGROUND
Age 68 Director Since 2013 Independent Committees: Compensation Committee (Chair) Nominating and Governance Committee

Ms. Mulcahy served as chair of the board of trustees of Save The Children Federation, Inc., a non-profit organization dedicated to creating lasting change in the lives of children throughout the world, from March 2010 to February 2017. She continues to serve as a trustee of Save the Children. She previously served as chair of the board of Xerox Corporation (“Xerox”), a global business services and document technology provider, from January 2002 to May 2010, and chief executive officer of Xerox from August 2001 to July 2009. Prior to serving as a chief executive officer, Ms. Mulcahy was president and chief operating officer of Xerox. Ms. Mulcahy received a B.A. from Marymount College of Fordham University.

QUALIFICATIONS

Ms. Mulcahy’s pertinent qualifications include her extensive experience in all areas of business management and strategic execution as she led Xerox through a transformational turnaround; valuable insights into organizational and operational management issues, including business innovation, financial management and talent development; and leadership roles in other public companies, including as lead independent director of Johnson & Johnson, which provide the Board with additional expertise in the area of organizational effectiveness.

OTHER PUBLIC COMPANY BOARDS
	Current Graham Holdings Company Johnson & Johnson Williams-Sonoma, Inc.	Past 5 Years Target Corporation

James S. Putnam	BACKGROUND
Age 66 Director Since 2005 Independent Chair of the Board Committee: Compensation Committee

Mr. Putnam has served as chair of the Board of Directors since March 2017, and he served as our lead director from June 2016 until March 2017. He was employed by LPL Financial from 1983 to 2005 and served as its managing director of national sales from 1987 to 2005. In that role, he was responsible for the recruitment, retention and management of LPL Financial advisors, as well as branch development, marketing and all product sales. Mr. Putnam also previously served as the chief executive officer of Global Portfolio Advisors (“GPA”), formerly a global brokerage clearing services provider that sold substantially all of its operations in 2014. GPA was under common ownership with LPL Financial until 2005, and Mr. Putnam served as chief executive officer of GPA from 2004 until 2014. He began his securities career as a retail representative with Dean Witter Reynolds in 1979. Mr. Putnam received a B.A. from Western Illinois University.

QUALIFICATIONS

Mr. Putnam’s pertinent qualifications include his unique historical perspective and insights into our operations as our former managing director of national sales; operating, business and management experience as the chief executive officer at GPA; and expertise in the financial industry and deep familiarity with our advisors.

OTHER PUBLIC COMPANY BOARDS
	Current None	Past 5 Years None

2021 Proxy Statement	15

Proposal 1: Election of Directors

Richard P. Schifter	BACKGROUND
Age 68 Director Since 2005 Independent Committee: Nominating and Governance Committee (Chair)

Mr. Schifter is a senior advisor of TPG, a leading global private investment firm. He was a partner at TPG from 1994 through 2013. Prior to joining TPG, Mr. Schifter was a partner at the law firm of Arnold & Porter in Washington, D.C., where he specialized in bankruptcy law and corporate restructuring. He joined Arnold & Porter in 1979 and was a partner from 1986 through 1994. Mr. Schifter currently serves on the board of advisors of the University of Pennsylvania Law School. Mr. Schifter received a B.A. with distinction from George Washington University and a J.D. cum laude from the University of Pennsylvania Law School.

QUALIFICATIONS

Mr. Schifter’s pertinent qualifications include his high level of financial literacy gained through his investment experience as a TPG partner; experience on other company boards and board committees; and nearly 15 years of experience as a corporate attorney with an internationally-recognized law firm.

OTHER PUBLIC COMPANY BOARDS
	Current Avianca Holdings SA ProSight Global, Inc. EnLink Midstream, LLC	Past 5 Years American Airlines Group Caesars Entertainment Corporation EverBank Financial Corporation

Corey E. Thomas	BACKGROUND
Age 45 Director Since 2019 Independent Committee: Audit Committee

Mr. Thomas serves as the chair of the board and chief executive officer of Rapid7, Inc. (“Rapid7”), a public company that provides analytics for security and information technology operations. Mr. Thomas has been chief executive officer and a director since October 2012. From November 2008 to September 2012, Mr. Thomas held various other roles at Rapid7, including serving as chief operating officer. He also currently serves on the board of directors of Blue Cross Blue Shield of Massachusetts, nonprofit private health insurance company, and the Federal Reserve Bank of Boston. Mr. Thomas received a B.E. in electrical engineering and computer science from Vanderbilt University and an M.B.A. from the Harvard Business School.

QUALIFICATIONS

Mr. Thomas’ pertinent qualifications include his general management experience, including his top-level perspective on strategy and organization management as the chief executive officer of a public company; strategic insights with regard to information technology, cybersecurity and global sales and marketing gained through his career in the technology industry; an entrepreneurial mindset focused on solving the needs of clients ranging widely in size and industry; and experience leading operations involving multiple product delivery models, including his past role as a chief operating officer.

OTHER PUBLIC COMPANY BOARDS
	Current Rapid7, Inc.	Past 5 Years None

In the vote on the election of the director nominees, stockholders may:

◾	Vote FOR any of the nominees;

◾	Vote AGAINST any of the nominees; or

◾	ABSTAIN from voting as to any of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES AS A DIRECTOR.

16	2021 Proxy Statement

Information Regarding Board and Committee Structure

Information Regarding Board and Committee Structure

During 2020, the Board of Directors held eight meetings, six of which were held by remote videoconference, one of which was held in person and one of which was held by conference call. Each of our directors attended at least 75% of the aggregate of:

•	the total number of meetings of the Board of Directors during 2020; and

•	the total number of meetings held by all committees of the Board on which the director served during 2020.

Our Corporate Governance Guidelines provide that each director who is nominated for election is expected to attend the Annual Meeting. Each of the nine nominees for election at the 2020 annual meeting of stockholders attended such meeting, which was held virtually.

Corporate Governance Guidelines, Committee Charters and Code of Conduct

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stakeholders.

Our Board of Directors has adopted our Corporate Governance Guidelines to set clear parameters for the operation of our Board. Our Board of Directors has also adopted charters for the Audit Committee,

Nominating and Governance Committee, and Compensation Committee, as well as a code of conduct for our non-employee directors. We have also adopted a code of conduct that applies to, among others, our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions.

Copies of our Annual Report, committee charters, Corporate Governance Guidelines and codes of conduct are available, free of charge, by writing to us at the following address:

LPL Financial Holdings Inc.

75 State Street, 22nd Floor

Boston, MA 02109

Attn: Investor Relations

Our Annual Report, committee charters, Corporate Governance Guidelines and codes of conduct are also available on our website at www.lpl.com under the “Investor Relations” section. If we make substantive amendments to, or grant waivers from, the code of conduct for certain of our executive officers, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

2021 Proxy Statement	17

Information Regarding Board and Committee Structure

Corporate Governance Highlights

We have implemented several important measures that are designed to promote long-term stakeholder value:

◾ Our Board consists of a single class of directors elected on an annual basis who may be removed with or without cause. Accordingly, our stockholders are able to register their views on the performance of all directors on an annual basis, enhancing the accountability of our Board to our stockholders.

◾ We currently separate the offices of the chair of the Board and chief executive officer of the Company, although the Board maintains the flexibility to select the chair of the Board and its leadership structure based on the criteria that it deems to be in the best interests of the Company and its stakeholders.

◾ Our bylaws provide for a majority voting standard in uncontested director elections. We also have adopted a director resignation policy in our Corporate Governance Guidelines pursuant to which a director who does not receive support from holders of a majority of shares voted in an uncontested election must tender his or her resignation and, if our Board accepts the resignation, step down from our Board. This makes director elections more meaningful for our stockholders and promotes accountability.

◾ To facilitate Board refreshment, we have adopted a director retirement policy in our Corporate Governance Guidelines pursuant to which any director who reaches the age of 75 while serving as a director will retire from the Board effective as of the end of his or her then current term.

◾ We seek an advisory vote on the compensation of our named executive officers annually, which underscores the careful consideration we give to our stockholders’ views on our compensation practices.

◾ We have established a compensation clawback policy that enables the Company to recoup cash and equity incentive compensation from executive officers in the event of certain financial restatements.

◾ Our executive officers are subject to equity ownership guidelines that set minimum ownership requirements based on a multiple of annual base salary, which aligns the interests of senior management with the interests of our stockholders.

◾ We have also adopted equity ownership guidelines for directors, which set minimum ownership requirements based on a multiple of the cash portion of the annual base retainer then in effect.

◾ Our Insider Trading Policy prohibits our executives and directors from pledging and hedging our Common Stock, in order to further the alignment between stockholders and our executives that our equity awards are designed to create.

Director Independence

The listing standards of the Nasdaq Global Select Market (“Nasdaq”) require that, subject to specified exceptions, each member of a listed company’s audit, nominating and governance, and compensation committees be independent. Nasdaq listing rules further provide that a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and compensation committee members are also subject to heightened independence criteria under Nasdaq rules.

After its evaluation of director independence, the Board of Directors has affirmatively determined that Messrs. Bernard, Glavin, Putnam, Schifter and

Thomas, and Mses. Eberhart, Mnookin and Mulcahy are independent directors under applicable Nasdaq rules.

Board Composition and Leadership Structure of the Board of Directors

Our business and affairs are managed under the direction of the Board of Directors. As of March 22, 2021, our Board of Directors was composed of nine directors. Under our Amended and Restated Certificate of Incorporation, the number of directors shall not be fewer than three or more than 15. The authorized number of directors may be changed only by resolution of the Board of Directors.

The Board does not have a fixed policy regarding the separation of the offices of chair of the Board and chief executive officer of the Company. Rather, the Board believes that it should maintain the flexibility to select the chair of the Board and its Board leadership structure, from time to time, based on the criteria that

18	2021 Proxy Statement

Information Regarding Board and Committee Structure

it deems to be in the best interests of the Company and its stakeholders.

At this time, the Company believes that having a separate chief executive officer and chair allows Mr. Arnold to focus on his role as president and chief executive officer and increases the Board’s independence from management, leading to effective monitoring and oversight. As non-executive chair, Mr. Putnam serves as a key source of communication between the independent directors and our chief executive officer, coordinates the agenda for each meeting of the Board and establishes the agenda for and leads meetings of the independent directors.

Board Oversight

Strategic Planning

Oversight of the Company’s business strategy and strategic planning is a key responsibility of our Board.    At the beginning of the year, the chair of the Board and our chief executive officer prepare an annual Board work plan that is tied to our strategic execution framework. As a result, elements of our strategy and operating plans are embedded in the agenda for every quarterly meeting of the Board. All members of our management committee, as well as other senior leaders, regularly attend Board and committee meetings and discuss the Company’s strategy, plans and operating results with the Board and its committees. In addition to these quarterly discussions of strategy topics, the Board dedicates a multi-day session each year to focus on the refinement of the Company’s long-term strategy and related planning. This session, which is led by our Corporate Strategy team and includes senior management, enables a deep discussion between directors and management regarding the Company’s operating environment, near- and longer-term strategic opportunities, current and emerging risks, changing client needs and preferences, and financial outcomes associated with execution of the strategic plan.

The Board also dedicates significant attention to reviewing our capital allocation strategy, which is focused on disciplined capital management to drive long-term stockholder value. Key elements of our current strategy are:

•	maintaining a strong and flexible balance sheet;

•	prioritizing investments that drive organic business growth;
•	positioning the Company to take advantage of attractive merger and acquisition opportunities; and

•	as appropriate, returning capital to stockholders through share repurchases and dividends.

Human Capital Management

Effective human capital management is an important driver of the Company’s continued success. We believe our employees are key to creating long-term value for our stockholders, and that our corporate culture is a critical foundation to the success of our business strategy. We are committed to being a great place to work for our employees and fostering a culture that enables us to build and grow a diverse, equitable and inclusive team. We also recognize that attracting, retaining and developing employee talent helps deliver value to our clients and ensure the sustainability of our business.

The Compensation Committee generally oversees our human capital management, although our Board also provides oversight for certain strategies, programs and practices, including our diversity, equity and inclusion (“DEI”) programs for the Company’s employees and financial advisors. The Compensation Committee and our Board engage with our leadership team on a regular basis on the following human capital management topics:

•	employee compensation and benefits programs encompassing salary, equity awards and other programs that are competitive in the market;

•	performance management and succession planning for our chief executive officer and each of our other executive officers;

•	executive talent acquisition, including forward-looking talent assessments based on our evolving business and strategy;

•	employee engagement, including the results of our annual confidential company-wide surveys;

•	employee development and retention, including achievement of related key performance metrics;

•	employee health and well-being; and

•	corporate culture.

2021 Proxy Statement	19

Information Regarding Board and Committee Structure

We are committed to fostering a respectful, rewarding workplace in which all of our employees and advisors are positioned for success. As part of that commitment, in 2020 our Board and the Compensation Committee particularly focused on:

•	supporting our employees’ physical, emotional and financial wellness in the context of the uncertainties created by the COVID-19 pandemic and the onset of remote work;

•	the focus, transparency and progress of our DEI initiatives, including action plans for increasing representation of women and people of color in our leadership and advisor ranks; and

•	continued progress in the cultural transformation that the Company began in 2018 to instill a client-centric mindset and mission-driven alignment throughout the Company.

These areas of focus, among others, are described in more detail in the Company’s 2021 sustainability report, which we expect to issue prior to the Annual Meeting.

The Company’s chief human capital officer and its chief legal officer provide a report to the Board on an annual basis on the Company’s culture, including historical workplace conduct claims, investigations and trends.

Environmental, Social and Governance Program

Our mission is to take care of our financial advisors so they can take care of their clients. We enable our advisors to provide objective financial guidance to millions of American families as they work toward their life’s aspirations. Our advisors are a diverse community of entrepreneurial financial services professionals, and we are committed to supporting their vital work by operating responsibly and ethically, and strengthening trust with our mutual stakeholders. In short, our work makes a positive difference, and we believe that the Company’s sustainability depends not only on the business we conduct but also on how we conduct it.

Our Board supports the Company’s efforts to serve its stakeholders’ interests, including stockholders, employees, advisors and their clients, and local communities. The Nominating and Governance

Committee oversees our environmental, social and governance (“ESG”) program, which is reflected in its committee charter.

Our ESG program was an area of significant focus for the Nominating and Governance Committee in 2020, as it monitored the continuing maturation of the program into a more consistent, enterprise-wide approach. The Company issued its inaugural sustainability report in November 2019 and made progress throughout 2020 in:

•	reviewing ESG-related opportunities and risks with the Nominating and Governance Committee and senior management;

•	integrating ESG considerations into the Company’s business strategies and practices;

•	improving data capture and analytical capabilities to enable quantitative performance measurement;

•	formalizing its goal-setting and performance monitoring processes, including quarterly progress reports to the Nominating and Governance Committee;

•	clarifying oversight responsibilities among the Board, the Nominating and Governance Committee and the Compensation Committee; and

•	improving the scope, quality and comparability of the Company’s ESG disclosures, including through engagement with third-party rating agencies.

The Company’s goal is a sustainability strategy that drives long-term value through strong alignment with the Company’s strategy and culture. Our material ESG topics are keyed to a framework that focuses on three strategic focus areas: our operations, our culture and our business. Within these focus areas, we pursue a variety of programs and initiatives designed to create value for our stakeholders.

To learn more, please see the “Social Responsibility” section of our website at www.lpl.com, through which our 2020 sustainability report is also available. Our 2021 sustainability report, which we expect to issue prior to the Annual Meeting, describes in more detail our ESG progress and milestones over the last year and will also be available on our website.

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Information Regarding Board and Committee Structure

Cybersecurity

The Audit Committee and the Board are each involved in overseeing the Company’s management of cybersecurity risk. We believe that cybersecurity protection is critical to maintaining our proprietary information and the trust of our advisors and their clients, particularly in the context of a remote work environment, market volatility and the accelerating pace of technological change and digital innovation. In 2020, management provided regular updates to the

Audit Committee and the Board on cybersecurity matters, including the threat landscape, third-party risks, projects to strengthen controls and defenses, the Company’s incident response plans and cybersecurity insurance coverage. In 2020, the Board toured the Company’s security and network operations center and also received a presentation from an external consultant on sources of cybersecurity risk for financial services firms, best practices and the role of the Board in addressing cybersecurity risk.

Our Material ESG Topics

Below are the ESG topics that we believe are most significant to our stakeholders and to our ability to create long-term value

	Important to LPL	Very important to LPL	Most important to LPL

Environment	• Energy Efficiency • Greenhouse Gas Emissions • Renewable Energy • Waste and Water Management	• Climate Risk	• Reduction of Paper Use

Social	• Local Employment • Human Rights and Supply Chain Management	• Developing Financial Literacy • Employee Compensation • Employee Well-being • Training and Professional Development • Employee Volunteering • Corporate Giving • Service Affordability	• Attracting and Retaining Talent • Advisor Diversity, Equity and Inclusion • Employee Diversity, Equity and Inclusion • Employee Engagement

Governance		• Preventing Anti- Competitive Practices • Executive Compensation

•  Sustainable Investing

•  Board Diversity

•  Legal and Regulatory
   Compliance

•  Corporate Governance and
   Risk Management

•  Business Ethics

•  Consumer and Advisor
   Protection

•  Cybersecurity

•  Data Privacy and
   Protection

2021 Proxy Statement	21

Information Regarding Board and Committee Structure

Stockholder and Client Engagement

We interact with our stockholders in a variety of ways and value the input that we receive from them. We provide our Board with regular updates on our investor relations program, including engagements with stockholders and analysts, and related sentiment and feedback themes. In addition, we have a structured, proactive engagement program that enables our directors to hear directly from stockholders outside the presence of senior management. Our goal is to ensure that our Board understands stockholders’ observations and topics of interest, including with regard to the Company’s performance, strategy, corporate governance and ESG initiatives.

Our directors also engage directly with our financial advisor clients. In addition to engagement opportunities through our advisor conferences, our directors meet annually with clients in order to hear first-hand feedback on areas of importance to them. These sessions are structured to present directors with a diverse range of client practices, programs and experiences, and are intended to ensure that our Board understands our clients’ current and future needs, particularly in the context of an evolving competitive environment, and that our company is delivering what advisors need in order to deliver sustained value to their clients.

Annual Board Evaluation

Our Board recognizes that a robust and constructive self-evaluation process is an important aspect of good corporate governance and board effectiveness. The Nominating and Governance Committee conducts an annual evaluation of our Board, each of its standing committees and individual directors following the end of each year. The goal is to provide a meaningful assessment of whether the Board’s performance, operations, size and composition are effective for the Company, both in the short- and longer-term.

Following discussion by the Nominating and Governance Committee, the 2021 annual evaluation included the following elements:

•	a written questionnaire completed by each director;

•	a written questionnaire for each Board committee completed by each committee member;
•

individual director interviews conducted by the chair of the Board and our chief legal officer (who elicited confidential feedback about the chair from directors outside the presence of the chair); and

•	written questionnaires completed by our executive officers.

The director and executive officer questionnaires provided feedback on an unattributed basis and informed the individual director interviews, which provided further opportunity for candid discussion.

The primary topics of the 2021 annual evaluation were:

•	Board composition, diversity and size, including desired director skills and attributes;

•	quality of materials and information provided to the Board;

•	structure and conduct of Board meetings, including the effectiveness of virtual meetings;

•	Board leadership and decision-making processes;

•	Board committee structure and performance;

•	Board culture and dynamics;

•	Board and director interactions with management;

•	the efficacy of the annual evaluation process; and

•	effectiveness of Board oversight, including attention to issues and opportunities that affect long-term stockholder value.

As part of the 2021 annual evaluation, directors had the opportunity to provide feedback on individual directors, in order to help improve performance or contributions to the Board.

Our Board discussed the results of the 2021 annual evaluation in a closed session led by the chair of the Nominating and Governance Committee.

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Information Regarding Board and Committee Structure

Board Committees

The Board of Directors has established three standing committees: the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee, each with the composition and responsibilities described below. The members of each committee were appointed by the Board of Directors and will serve until their successors are elected and qualified, unless they are removed earlier or resign. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues. Each of the standing committees of our Board is composed solely of independent directors.

The table below reflects the composition of the Board’s three standing committees as of March 22, 2021:

	Audit Committee	Nominating and Governance Committee	Compensation Committee

Edward Bernard

H. Paulett Eberhart

William F. Glavin, Jr.

Allison H. Mnookin

Anne M. Mulcahy

James S. Putnam

Richard P. Schifter

Corey E. Thomas

Member	Chair	Chair of the Board

Our Nominating and Governance Committee will reassess the composition and leadership of the standing committees of the Board following the election of directors at the Annual Meeting. Following its assessment after the 2020 annual meeting of stockholders, the Nominating and Governance Committee recommended the appointment of Mr. Bernard to the Audit Committee and otherwise recommended to maintain the composition and leadership of the Board’s committees.

Audit Committee

Our Audit Committee is composed of the following members: Edward C. Bernard, H. Paulett Eberhart, William F. Glavin, Jr. and Corey E. Thomas. Ms. Eberhart serves as the chair of the Audit Committee.

Each of the Audit Committee members is independent under the listing standards of Nasdaq, including under Rule 10A-3 of the Exchange Act. None of the Audit Committee members is an employee of ours or any of our subsidiaries, nor simultaneously serves on the audit committees of more than three public companies, including ours. All of the Audit Committee members meet the requirements for financial literacy and are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Our Board has affirmatively determined that each of Ms. Eberhart and Mr. Bernard qualifies as an audit committee financial expert under the applicable rules and regulations of the SEC.

2021 Proxy Statement	23

Information Regarding Board and Committee Structure

Our Audit Committee is responsible for, among other things, the appointment, compensation, oversight and replacement, if necessary, of the Company’s independent auditor and assisting the Board in overseeing and monitoring:

◾ the integrity of the Company’s financial statements and other financial information provided by the Company to its stockholders;
◾ the integrity of the accounting and financial reporting processes of the Company, and the audit of the Company’s financial statements;
◾ the Company’s compliance with legal, regulatory and public disclosure requirements;
◾ enterprise risk management, privacy and data security (except for risks assigned to other committees or retained by the Board);
◾ the Company’s independent auditor, including its qualifications, performance and independence; and
◾ the performance of the Company’s internal audit function.

The Audit Committee reviews and discusses our annual and quarterly financial statements, our disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual and quarterly reports filed with the SEC, and our earnings announcements prior to their release. The Audit Committee also reviews matters related to the Company’s related party transaction policy, the operations of the Company’s Technology department and the Company’s whistle-blower and integrity program. For additional information on the Audit Committee’s role in our enterprise risk management framework, please see    “ — Risk Management and Compensation Policies and Practices.”

In addition, the Audit Committee is responsible for overseeing the fee negotiations associated with our retention of Deloitte & Touche LLP, our independent registered public accounting firm (“Deloitte”).

The Audit Committee has authority under its charter to obtain advice and assistance from outside legal counsel, accounting or other outside advisors as deemed appropriate to perform its duties and responsibilities.

The Audit Committee met seven times during 2020.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of the following members: William F. Glavin, Jr., Allison H. Mnookin, Anne M. Mulcahy and Richard P. Schifter. Mr. Schifter serves as the chair of the Nominating and Governance Committee.

Each member of the Nominating and Governance Committee is independent under the listing standards of Nasdaq.

The Nominating and Governance Committee is responsible for:
◾ developing a profile of attributes that a potential director should possess in order to contribute effectively to the Board, taking into account the overall diversity and composition of the Board;
◾ identifying, evaluating and recruiting qualified persons to serve on our Board of Directors;
◾ selecting, or recommending to the Board for selection, nominees for election as directors;
◾ reviewing and recommending the composition of the Board’s standing committees;
◾ reviewing and assessing the Company’s corporate governance guidelines;
◾ overseeing our ESG program; and

◾ annually evaluating the performance, operations, size and composition of our Board of Directors.

As described under “Board Oversight — Environmental, Social and Governance Program,” the Nominating and Governance Committee was particularly focused in 2020 in overseeing the progress of our ESG program, including improvements to the scope and quality of the Company’s internal and external ESG reporting. In addition, the Nominating and Governance Committee actively monitored corporate governance trends and best practices.

The Nominating and Governance Committee met four times during 2020.

Compensation and Human Resources Committee

The Compensation Committee is composed of the following members: H. Paulett Eberhart, Allison H. Mnookin, Anne M. Mulcahy and James S. Putnam. Ms. Mulcahy serves as the chair of the Compensation Committee.

24	2021 Proxy Statement

Information Regarding Board and Committee Structure

Each member of the Compensation Committee is independent under the listing standards of Nasdaq, including the heightened standards that apply to compensation committee members. The Compensation Committee is composed entirely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for:
◾ reviewing and approving goals and objectives relevant to executive officer compensation and evaluating the performance of executive officers in light of those goals and objectives;
◾ reviewing and approving the chief executive officer’s compensation based upon the Compensation Committee’s evaluation of the chief executive officer’s performance;
◾ reviewing and approving executive officer compensation;
◾ reviewing the performance, development and leadership capabilities of senior management and succession planning strategies for such senior management;
◾ making recommendations to the Board regarding the adoption of new incentive compensation and equity-based plans, and administering our existing incentive compensation and equity-based plans;
◾ making recommendations to the Board regarding compensation of our directors and applicable stock ownership and holding guidelines;
◾ reviewing and approving the general design and terms of any significant non-executive compensation and benefits plans;
◾ reviewing our DEI policies, programs and initiatives;
◾ reviewing our significant policies, practices and procedures concerning human resource-related matters;
◾ establishing and monitoring compliance with stock ownership and holding guidelines applicable to executive officers; and
◾ reviewing an annual compensation risk assessment.

As described under “Board Oversight — Human Capital Management,” in the context of the COVID-19 pandemic and the social events of 2020, the Compensation Committee devoted particular focus to human capital management matters, including the priorities, transparency and progress of our employee and advisor DEI programs, and non-executive compensation, including pay equity.

In addition, the Compensation Committee continued to focus on robust performance management, and ongoing development and coaching for future leadership positions, through:

•	annual succession planning for all managing director roles to ensure we are identifying and investing in key talent for critical positions; and

•	talent reviews of individual leaders at quarterly committee meetings to provide the Compensation Committee with insight into our talent pipeline, as well as development feedback to those leaders.

The Compensation Committee has authority under its charter to access such internal and external resources, including retaining legal, financial or other advisors, as the Compensation Committee deems necessary or appropriate to fulfill its responsibilities. In 2020, the Compensation Committee engaged an independent compensation consultant, Meridian Compensation Partners, LLC (the “Compensation Consultant”), to advise on compensation matters and provide experiential guidance on what is considered fair and competitive practice in our industry, primarily with respect to the compensation of our executive officers, and also with regard to director compensation.

The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee any responsibilities of the full committee. The Compensation Committee may also delegate to a committee of one or more directors, or one or more of our executive officers, subject to certain restrictions, the power to grant restricted stock units, performance stock units or other equity awards, and amend the terms of such awards, pursuant to our equity plans. References to the Compensation Committee in this proxy statement also refer to its subcommittees and its delegates, where applicable.

The Compensation Committee met six times during 2020.

2021 Proxy Statement	25

Information Regarding Board and Committee Structure

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was during 2020 an officer or employee of ours or any of our subsidiaries. Mr. Putnam, a member of the Compensation Committee, served as an officer of LPL Financial prior to 2006. None of our executive officers serves or has served as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Risk Management and Compensation Policies and Practices

We employ an enterprise risk management (“ERM”) framework that is intended to address key risks and responsibilities, enable us to execute our business strategy, and protect our firm and its franchise. Our framework is designed to promote clear lines of risk management accountability and a structured escalation process for key risk information and events. In addition to the ERM framework, we have written policies and procedures that govern the conduct of business by our employees and independent financial advisors, and the terms and conditions of our relationships with financial product sponsors.

Our risk management governance approach is discussed in our Annual Report under “Item 7A. Quantitative and Qualitative Disclosures About Market Risk — Risk Management.” This approach includes the Board of Directors, the Audit Committee and the Compensation Committee, as well as the Company’s Risk Oversight Committee (the “ROC”) and its subcommittees, the Company’s Internal Audit department, the Company’s Compliance, Legal and Risk department, and business line management.

Role of the Audit Committee

In addition to its other responsibilities, the Audit Committee reviews our policies with respect to risk assessment and risk management, as well as our major regulatory, litigation and financial risk exposures and the steps management has undertaken to monitor and control them. The Audit Committee generally provides reports to the Board at each of the Board’s regularly scheduled quarterly meetings.

The Audit Committee has mandated that the ROC oversee our risk management activities, including those of our subsidiaries. The Company’s chief legal officer provides updates on pertinent ROC discussions to the Audit Committee on a regular basis and, if necessary or requested, to the Board. In addition, our Internal Audit department provides independent and objective assurance of the effectiveness of the Company’s governance, risk management and internal controls by conducting risk assessments and audits designed to identify and cover important risk categories. Our Internal Audit department reports directly to the Audit Committee, which provides oversight of the department’s activities and approves its annual plan. Our Internal Audit department provides regular reports to the ROC and reports to the Audit Committee at least quarterly.

Role of the Compensation Committee

In addition to its other responsibilities, the Compensation Committee assesses whether our compensation arrangements encourage inappropriate risk-taking, and whether risks arising from our compensation arrangements are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee has reviewed and evaluated the development and implementation of our compensation practices across our Company. It is our belief, and the belief of the Compensation Committee, that our compensation practices do not encourage inappropriate actions by our executive officers or other employees and are not reasonably likely to have a material adverse effect on the Company. Specifically, we believe that our compensation practices avoid:

◾	a compensation mix overly weighted toward annual bonus awards;

◾	an excessive focus on short-term equity incentive awards that could cause behavior to drive short-term stock price gains in lieu of long-term value creation; and

◾	unreasonable financial goals or thresholds that could encourage efforts to generate near-term revenue with an adverse impact on long-term success.

26	2021 Proxy Statement

Information Regarding Board and Committee Structure

We believe that the following serve to mitigate the potential for adverse risk that may be caused by the actions of our executive officers or other key employees:

◾	defined processes for developing strategic and annual operating plans, and approving capital investments;

◾	Board approval of the Company’s annual corporate goals, which aligns these goals with our annual operating plan, strategic plan and compensation programs to achieve an appropriate risk-reward balance;

◾	annual review of peer group practices and compensation surveys to develop compensation arrangements and practices;

◾

annual incentive awards based on a review by the Compensation Committee of a variety of metrics, including both financial performance and strategic achievements, reducing the potential to concentrate on one metric as the basis of an annual incentive award;

◾	mix of fixed and performance-based, annual and long-term, and cash and equity compensation, encouraging decisions and actions that are in our long-term best interests;

◾	specified discretionary authority is maintained by the Compensation Committee to adjust annual bonus funding and payments, which reduces business risk associated with our cash bonus program;

◾

long-term equity incentive awards, including performance-based awards, vest over a period of time, and as a result of the longer time horizon to receive the value of an equity award, the prospect of short-term or risky behavior is mitigated;

◾	use of more than one long-term equity incentive vehicle mitigates the risk of any one vehicle creating undue incentive to take on excessive risk; and

◾

stock ownership requirements for all executive officers, a “claw-back” policy and anti-hedging policies, which help to mitigate the possibility of short-term risk-taking at the expense of long-term value creation.

Communicating with the Board of Directors
Any stockholder who wishes to contact a member of our Board of Directors may do so by writing to the following address:
Board of Directors c/o Secretary LPL Financial Holdings Inc. 75 State Street Boston, MA 02109
Communications will be distributed to the chair of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

2021 Proxy Statement	27

Board of Director Compensation

Board of Directors Compensation

Director Compensation Policy

Our director compensation policy provides that each of our non-employee directors receives an annual service retainer of $235,000. Of this amount, $80,000 is paid in a lump sum in cash (or, at the director’s election, in the form of shares of our Common Stock as described below) and $155,000 is paid in the form of restricted shares of our Common Stock granted under our Amended and Restated 2010 Omnibus Equity Incentive Plan (the “2010 Plan”).

The following table sets forth the additional annual service retainers under our director compensation policy that a committee member received for his or her additional duties during 2020:

	Chair	Each Other Member
Audit Committee	$ 30,000	$ 15,000
Compensation Committee	$ 25,000	$ 12,500
Nominating and Governance Committee	$ 20,000	$ 10,000

Our director compensation policy also provides that the chair of the Board receives an additional annual service retainer of $140,000 in connection with his or her additional duties. The retainers for committee and chair service are paid in cash in installments following the end of each quarter of service. Our directors are also reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Mr. Arnold does not receive additional compensation for his service as a director.

As noted above, in 2020, each of our non-employee directors was granted an annual award of restricted stock having a grant date value of $155,000 (based on the average of the closing price of our Common Stock for the trailing thirty consecutive trading days including the grant date). These awards vest in full on May 4, 2021, which is the day prior to the Annual Meeting, generally subject to the director’s continued service through that date. We believe these equity grants serve to further align our directors’ interests with the interests of our stockholders.

Our director compensation policy permits non-employee directors to make an election to be issued, in lieu of the cash portion of their annual service retainer, fully vested shares of our Common Stock. In 2020, the number of fully vested shares was determined by dividing $80,000 by the average of the closing price of our Common Stock for the trailing thirty consecutive trading days ending on and including the date such shares were granted.

The Compensation Committee reviews the director compensation practices of our compensation peer group annually, as described under “Benchmarking” in the Compensation Discussion and Analysis, with the assistance of the Compensation Consultant. The Compensation Committee did not recommend any changes to our director compensation policy in 2020, as result of the 2020 benchmarking analysis or otherwise.

Deferred Compensation Plan

Under the LPL Financial Holdings Inc. Non-Employee Director Deferred Compensation Plan (the “Deferred Plan”), non-employee directors may make an annual election to defer receipt of the equity portion, or both the equity and cash portion, of their annual service retainer for Board service. For directors who make such a deferral election, a book-entry account is established and credited with a number of deferred stock units granted under our 2010 Plan equal in value to the shares and, if so elected by the director, the cash, that would otherwise be granted or paid absent such deferral election, with each deferred stock unit representing the right to receive a share of our Common Stock. Dividend equivalent rights are credited to a director’s book-entry account, in the form of additional stock units, on both vested and unvested deferred stock units. All such shares will be paid only upon a director’s separation from service or a change in control, as defined in the Deferred Plan.

Equity Ownership Guidelines

Our Corporate Governance Guidelines include equity ownership guidelines for non-employee directors. Within five years of the date of his or her election to the Board, each non-employee director must maintain ownership of shares of Common Stock equal to five times the cash portion of the annual service retainer for Board service then in effect, not including any retainers for committee or chair service. All shares owned outright and beneficially owned by a non-employee director, including all shares of unvested restricted stock and all shares issuable pursuant to vested and unvested deferred stock units, are counted in determining compliance with such minimum ownership requirement. As of March 8, 2021, each of our non-employee directors satisfied this minimum ownership requirement.

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Board of Director Compensation

The following table sets forth the compensation received by each non-employee director for service on the Board for the fiscal year ended December 31, 2020. In addition to the payments disclosed in the table below, our directors were reimbursed for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)		Total ($)
Edward C. Bernard	$101,652	(3)(4)	$179,977	(5)	$281,629
H. Paulett Eberhart	$135,402	(4)	$179,977	(5)	$315,379
William F. Glavin, Jr.	$117,902	(4)	$179,977	(5)	$297,879
Allison Mnookin	$102,500		$179,977	(5)	$282,477
Anne M. Mulcahy	$127,902	(4)	$179,977		$307,879
James S. Putnam	$245,402	(4)	$179,977		$425,379
James S. Riepe(6)	$6,250		$—		$6,250
Richard P. Schifter	$112,902	(4)	$179,977	(5)	$292,879
Corey E. Thomas	$107,902	(4)	$179,977	(5)	$287,879

            Non-Employee Director Compensation Mix

(1)

The amounts shown in this column represent the aggregate grant date fair value of restricted stock awards granted to our non-employee directors in 2020. The aggregate grant date fair value of the restricted stock awards, as determined under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, was determined by multiplying the number of shares underlying the award by $64.74, which was the closing price per share of our Common Stock on the grant date. For information regarding the number of shares of restricted stock held by each non-employee director as of December 31, 2020, see the table in footnote 2 below. The amounts shown in this column do not include the value of any fully vested shares of Common Stock that certain of our non-employee directors elected to receive in lieu of the cash portion of the annual service retainer. In accordance with SEC rules, such amounts are shown in the column “Fees Earned or Paid in Cash”.

(2)

The following table shows the aggregate number of shares of restricted stock held by each of our non-employee directors as of December 31, 2020. All restricted stock awards reported in the table below will vest in full on May 4, 2021.

Name	Restricted Stock Awards (#)
Edward C. Bernard	2,780
H. Paulett Eberhart	2,780
William F. Glavin, Jr.	2,780
Allison Mnookin	2,780
Anne M. Mulcahy	2,780
James S. Putnam	2,780
Richard P. Schifter	2,780
Corey E. Thomas	2,780

(3)	This amount includes Mr. Bernard’s prorated retainer for service on the Audit Committee following his appointment on May 6, 2020.

(4)

This amount includes the value of fully vested shares of Common Stock that the director elected to receive in lieu of the cash portion of the director’s annual service retainer. The aggregate grant date fair value of these shares, as determined under FASB ASC Topic 718, was determined by multiplying the number of shares underlying the award by $64.74, which was the closing price per share of our Common Stock on the grant date. Each of Messrs. Bernard, Glavin, Schifter and Thomas delivered a written deferral election under the Deferred Plan pursuant to which the director elected to defer receipt of the fully vested shares of Common Stock in lieu of the cash portion of the annual service retainer.

(5)

Each of Messrs. Bernard, Glavin, Schifter and Thomas, and Mses. Eberhart and Mnookin delivered a written deferral election under the Deferred Plan pursuant to which the director elected to defer receipt of the equity portion of his or her annual service retainer.

(6)	Mr. Riepe served as a director until May 6, 2020. This amount includes the prorated portion of his retainer for service during 2020 on the Audit Committee.

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Compensation Discussion and Analysis

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes the actions taken by the Compensation Committee with respect to 2020 compensation for our executive officers, including our named executive officers (“NEOs”). Under SEC rules, our NEOs for 2020 were:

Executive	Title

Dan H. Arnold	President and Chief Executive Officer

Matthew J. Audette	Chief Financial Officer

Scott Seese	Managing Director, Chief Information Officer

Dayton Semerjian	Managing Director, Chief Customer Care Officer

Richard Steinmeier	Managing Director, Divisional President, Business Development

Summary of 2020 Corporate Performance

The following summary of the Company’s corporate performance is intended to provide additional context for the Compensation Committee’s evaluation of the Company’s performance in 2020 for compensation-related purposes. As discussed below, the Compensation Committee established a bonus pool funding framework in January of 2020 that assigned equal weighting to achievement of the Company’s financial performance targets and its pre-established 2020 corporate goals. The Compensation Committee did not adjust either the Company’s financial performance target or any of its corporate goals in 2020 as a result of the COVID-19 pandemic.

Adjusted EBITDA was the primary metric used in the bonus pool funding framework to evaluate the Company’s financial performance in 2020, because the Compensation Committee believes that it is a useful metric in understanding the Company’s earnings from operations. The Compensation Committee also considered the Company’s gross profit and expense management results, and their effect on the Company’s Adjusted EBITDA results, in determining bonus payouts. EBITDA, Adjusted EBITDA, gross profit and core G&A are non-GAAP financial measures that are described under “Non-GAAP Financial Measures” in Appendix A.

Under the bonus pool funding framework, the Compensation Committee assessed the achievement of the following four corporate goals for 2020, which were approved by the Board of Directors at the beginning of the year along with underlying key performance metrics and program deliverables:

•	Drive growth and expand our addressable market (the “Growth Goal”);

•	Develop an industry-leading client care experience (the “Service Goal”);

•	Help our advisors run successful businesses (the “Support Goal”); and

•	Improve execution and infrastructure (the “Execution Goal”).

In the context of a volatile operating environment, the Company delivered solid financial results in 2020. The Company’s gross profit of $2.1 billion in 2020 decreased 3% from $2.2 billion in 2019, primarily as a result of lower short-term interest rates in response to the COVID-19 pandemic. This macroeconomic challenge was partially offset by the Company’s core business results for 2020, which included a record level of organic net new assets. Core general and administrative expense (“core G&A”) was $925 million, within the Company’s target range for 2020 and an increase of 6.5% year-over-year as the Company maintained its focus on expense discipline while increasing investments to drive additional growth. The decrease in gross profit and increase in investments in 2020 resulted in Adjusted EBITDA of $946 million, a decrease of 12% year-over-year and below the Company’s 2020 performance target for purposes of the annual bonus plan. The Company’s solid financial performance in 2020, despite market volatility, was reflected in share price appreciation of 13% over the 12-month period. For additional discussion and analysis of the Company’s 2020 financial performance, please refer to the Annual Report.

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Compensation Discussion and Analysis

As further discussed below, the Compensation Committee determined that the Company performed well against its four 2020 corporate goals, particularly in the context of the pandemic. The Company’s total advisory and brokerage assets ended the year at a new high of $903 billion, a year-over-year increase of 18%, which was driven by continued organic growth and equity market appreciation. The Company’s total organic net new assets for 2020 were $56 billion, translating to a 7% annualized growth rate compared to 5% in 2019. The year-over-year increase was driven by recruited assets of $40.9 billion, compared to $35.0 billion in 2019, and improved asset retention year-over-year. The Company’s advisors continued to shift their business mix from brokerage to advisory solutions, and increase their use of both the Company’s corporate advisory and centrally managed platforms, which benefit the Company’s gross profit return on assets over time. In addition, the Company made progress in its multi-year efforts to expand its addressable markets through new affiliation models and to transform its service model into a client care model. The Company’s net promoter scores increased by 15 points year-over-year as it focused on delivering differentiated service and support for its advisors through expanded capabilities and LPL Business Solutions. Finally, the Company executed well against its acquisition strategy, completing three transactions in 2020, and with respect to the operational challenges resulting from the pandemic, including with regard to employee health and safety, service quality and continuity, and technology systems performance and resiliency. In short, the Company’s performance in 2020 enhanced the overall appeal of its model and value proposition for advisors and their clients, which we believe will drive long-term growth and shareholder value.

After taking into account the Company’s overall performance against financial and non-financial goals for 2020, the Compensation Committee determined that the 2020 bonus pool would be funded above target level, and the annual cash bonus awards to our NEOs (as well to our other executives and employees) would generally be paid at target, or above target level for high performing employees, including our NEOs. This approach is consistent with our compensation philosophy and past practice.

Gross profit decreased to $2.1 billion in 2020, down 3% from the prior year, primarily as a result of lower short-term interest rates resulting from the COVID-19 pandemic.

Gross Profit

($ in millions)

The decrease in the Company’s gross profit combined with continued investments in organic growth led to Adjusted EBITDA of $946 million. This result was down 12% year-over-year and below our 2020 performance target, which was set prior to the pandemic and not subsequently adjusted.

Adjusted EBITDA

($ in millions)

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Compensation Discussion and Analysis

Total advisory and brokerage assets, which reflect market movement in addition to net new assets, were $903 billion as of December 31, 2020, an 18% increase from the prior year-end balance of $764 billion. Total net new assets in 2020 were $60.2 billion, including $4.0 billion from completed acquisitions.

Total Brokerage and Advisory Assets

($ in billions)

As of December 31, 2020, advisory assets, which are a component of total advisory and brokerage assets, had grown to $461 billion, up 26% from the prior year, and represented 51% of total advisory and brokerage assets at year-end. Corporate advisory assets and centrally managed assets each grew 28% year-over-year.

Advisory Assets

($ in billions)

Capital was returned to stockholders in 2020 through $79 million of dividends and $150 million of share repurchases. These shareholder capital returns of $229 million translated to $2.84 per share. The Company suspended share repurchases in early 2020 in light of the business and financial uncertainties created by the pandemic and focused capital deployment on organic and inorganic growth opportunities.

Capital Returned to Shareholders

($ in millions, except amount per share)

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Compensation Discussion and Analysis

Compensation Philosophy

Under the oversight of the Compensation Committee, our executive compensation program rewards sustained positive financial and operating performance. Our executive compensation program is designed to align our executives’ compensation to the performance of the Company while avoiding practices that may create unwarranted risk.

The design and operation of our executive compensation program reflect the following basic objectives:

◾ aligning the interests of our executive officers with the interests of our Company and its stakeholders;

◾ linking our executive officers’ compensation to the achievement of both short-term and long-term strategic and operational goals; and

◾ attracting, motivating and retaining highly qualified executive officers who are passionate about the mission of our Company.

We seek to achieve these objectives through the following guiding compensation principles:

◾ paying compensation that is competitive with that offered for similar positions within our peer companies;

◾ striking an appropriate balance between current and long-term compensation as well as cash and equity compensation;

◾ linking short-term and long-term total compensation largely to objective and, to the extent possible, quantifiable performance measures;

◾ rewarding Company and business unit performance, as well as individual performance and potential; and

◾ using equity-based compensation for a significant portion of total compensation.

Compensation Governance

In order to implement our compensation philosophy, and to promote strong governance and alignment with stockholder interests, we do the following:

✓	maintain a pay mix that is weighted more heavily on variable, performance-based compensation than fixed compensation;

✓	maintain stock ownership guidelines for executives;

✓	maintain a compensation claw-back policy that enables the Company to recoup cash and equity incentive compensation from executive officers in the event of certain financial restatements;

✓	retain an independent compensation consultant engaged by, and reporting directly to, the Compensation Committee;

✓	benchmark executive compensation against peers with which we compete for talent;

✓	conduct annual risk assessments of our executive compensation policies and practices;

✓	hold an annual stockholder “say on pay” vote; and

✓	hold Compensation Committee executive sessions without management present.

In addition, we do not do the following:

✘	re-price stock options without stockholder approval;

✘	permit hedging transactions or short sales by executives;

✘	permit pledging or holding company stock in a margin account by executives;

✘	enter into individual employment agreements; or

✘	provide excise tax gross-ups to executives.

We have designed our compensation practices to align with competitive market practices, strengthen the alignment between compensation paid and Company performance, and provide greater transparency for our employees and investors. These practices are discussed below.

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Compensation Discussion and Analysis

Components of Compensation

The core components of our executive compensation program are:

◾	Base salary;

◾	Annual cash bonus awards;

◾	Long-term equity incentive (“LTI”) awards; and

◾	Severance and change-in-control benefits.

The Compensation Committee retains flexibility to determine the appropriate level and mix of the various compensation components consistent with our business needs. The mix of compensation components is intended to provide our NEOs with a competitive total compensation package that both rewards short-term results and drives long-term corporate performance.

The annual cash bonus awards incentivize our NEOs to achieve pre-determined annual Company and individual performance goals. The long-term equity incentive awards incentivize our NEOs to increase stockholder value over a sustained period of time and to achieve pre-determined long-term Company performance goals, which align the interests of our NEOs with the interests of our stockholders.

The charts below show that variable compensation comprised 88% of Mr. Arnold’s 2020 total target compensation mix and 77% of our other NEOs’ 2020 average total target compensation mix. Total target compensation consists of base salary, target annual cash bonus and the grant date fair value of LTI awards, with performance stock units (“PSUs”) valued at target.

Base Salary

We pay our NEOs base salaries in order to provide a level of competitive and stable income. The base salaries of our NEOs are set based on the responsibilities of the individual, taking into account the individual’s skills, experience and prior compensation levels, as well as market compensation levels of our peer group and other survey data, as described below. The Compensation Committee reviews base salaries for our NEOs on an annual basis, although salary changes may occur on a less frequent basis.

Generally, the Compensation Committee will increase an NEO’s base salary when individual performance, job scope or market compensation data indicate that an increase is warranted. As the responsibilities of our NEOs increase in the future, the Compensation Committee generally plans to adjust compensation through increases in the size of long-term equity awards and, to a lesser extent, annual cash bonus opportunities, rather than through adjustments to base salaries.

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Compensation Discussion and Analysis

With regard to our NEOs’ base salaries for 2020:

◾	The base salaries of Messrs. Arnold, Audette, Seese and Semerjian were unchanged from 2019 at $850,000, $600,000, $500,000 and $500,000, respectively; and

◾	Mr. Steinmeier’s base salary increased from $450,000 to $500,000.

In determining that the salaries of Messrs. Arnold, Audette, Seese and Semerjian remained appropriate, the Compensation Committee considered, among other things, the competitiveness and mix of each executive’s total compensation opportunity based on benchmarking data prepared by the Compensation Consultant. This benchmarking data included compensation data for comparable roles at relevant peer companies and other survey data, as described further in the “Benchmarking” section (“Benchmarking Data”).

In increasing Mr. Steinmeier’s base salary, the Compensation Committee considered his role, the scope of which had expanded to include responsibility for corporate strategy, his individual performance and his enterprise-wide contribution to the Company’s performance, as well as Benchmarking Data and internal equity considerations.

The 2020 salaries for all of our NEOs appear in the Summary Compensation table that follows this CD&A.

Annual Cash Bonus Awards

We provide annual cash bonus awards in order to tie a significant portion of the overall cash compensation of each of our NEOs to the achievement of annually-established, key short-term corporate objectives and financial goals of the Company. See “2020 Goals and Performance Evaluation” below for a description of these objectives and goals and our 2020 performance against them. The Compensation Committee believes that our NEOs, as key members of the Company’s leadership team, share responsibility for supporting the corporate and financial goals and performance of the Company.

At the beginning of 2020, the Compensation Committee established:

◾	Target award amounts for each NEO;

◾	Financial and non-financial Company performance goals, which were also approved by the Board; and

◾	A bonus funding framework that provided a potential range of bonus pool funding based on the level of achievement of the Company’s financial and non-financial performance goals.

Target Award Amounts

The Compensation Committee sets each NEO’s individual target award amount by taking into account Benchmark Data, the nature of the NEO’s role and the NEO’s potential contribution to the execution of the Company’s overall performance goals, rather than focusing only on their individual business unit or function.

Bonus Funding Framework

In establishing the 2020 bonus pool funding framework at the beginning of 2020, the Compensation Committee maintained the same approach to assessing corporate performance that it has used since 2018. This approach combined quantitative assessments with a level of discretion for the Compensation Committee, given the variety of factors that affect the Company’s Adjusted EBITDA results, including prevailing interest rates and equity market performance. The Compensation Committee did not make any subsequent adjustments to the 2020 bonus pool funding framework as a result of the COVID-19 pandemic.

To determine the bonus pool funding for 2020, the Compensation Committee reviewed the following criteria, with the indicated weightings:

Criteria Weightings

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Compensation Discussion and Analysis

Target performance as it related to the financial and corporate goals would yield a 2020 bonus funding pool of $62 million (“Target Funding”), subject to the discretion of the Compensation Committee to increase or decrease the funding by up to 20%. Bonuses to our NEOs, other executives and employees were paid from this pool.

Financial Performance Goals. For the Company’s 2020 financial performance goals, the Compensation Committee established in January 2020 a range of bonus funding based on the Company’s actual Adjusted EBITDA results relative to a specified performance target. The range of bonus funding was scaled such that performance above target would yield a proportionately greater payout and performance below target would yield a proportionately lesser payout, as illustrated in the table below. This approach was intended to ensure that the financial results were a motivating element in the funding framework:

Percentage of Target	Percent payout
120%	150%
100%	100%
80%	50%

The Company generated Adjusted EBITDA of $946 million in 2020, excluding the impact of the Company’s 2020 acquisitions and integration of two large financial institutions, which was 70% of the performance target. This level of achievement resulted in a funding level below target for this component of the funding framework.

Corporate Goals. The Compensation Committee established the following weights for each of the Company’s 2020 corporate goals:

Goal	Weight
Growth Goal	10%
Service Goal	10%
Support Goal	10%
Execution Goal	10%
Total Goals Contribution	40%

The Compensation Committee assigned equal weighting to each of the goals because it determined that each was a priority element of the Company’s longer-term strategy.

The Committee also established a range of bonus funding per goal using the performance rating scale below.

Performance Rating	Payout
Exceeds	150%
Meets	100%
Partially Meets	75%

As further described under “2020 Goals and Performance Evaluation,” the Compensation Committee rated:

•	the Growth Goal and Service Goal as “exceeds;”

•	the Support Goal as “meets;” and

•	the Execution Goal as “partially meets.”

The collective achievement of these corporate goals resulted in a funding level above target for this component of the funding framework.

Committee Discretion. In establishing the bonus framework in January 2020, the Compensation Committee discussed the appropriate level of discretion, if any, to be retained by the Compensation Committee to adjust bonus pool funding up or down based on its subjective assessments of key drivers of performance. Consistent with practice in prior years, the 2020 bonus funding framework enabled the Committee to consider the following factors in assessing the achievement of the Company’s financial performance and its corporate goals:

•	macroeconomic environment;

•	quality of financial results;

•	competitive intensity; and

•	degree of difficulty in goal achievement.

For 2020, the collective level of achievement of the Company’s financial and corporate goals yielded a total bonus pool funding of $60 million. After considering the subjective factors above, the Compensation Committee exercised its discretion to increase the level of funding to $64 million. The 2020 bonus pool was 6.8% of 2020 Adjusted EBITDA, the same percentage of Adjusted EBITDA as the 2019 bonus pool.

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Compensation Discussion and Analysis

2020 Goals and Performance Evaluation

At the beginning of 2020, our Board determined, with the input of the Company’s chief executive officer, the corporate goals for the year, including the Adjusted EBITDA target and corporate goals described above. In evaluating incentive compensation at the end of the year, the Compensation Committee considered the level of achievement of the Company’s financial and non-financial performance goals.

The Compensation Committee determined that the Company generally performed well against its 2020 corporate goals based on the achievements listed below.

2020 Corporate Goals	Performance Commentary
Drive growth and expand our addressable market

Exceeds Target. Organic net new assets of $56 billion represented a 7% growth rate, compared to 5% in 2019. Recruited assets of $40.9 billion exceeded our 2020 performance target and our prior annual record of $35 billion in 2019. In addition, the Company scaled its Strategic Wealth Services affiliation model, with five practices joining in 2020, and launched its new independent employee advisor model. It also entered into agreements to support BMO Harris Financial Advisors and M&T Securities, Inc. in 2021 through the Company’s Institution Services platform and to acquire the wealth management business of Waddell & Reed Financial, Inc.

Develop an industry-leading client care experience

Exceeds Target. The Company made progress on this multi-year initiative, as reflected in a more than 15-point improvement in its net promoter score year-over-year, which exceeded the 2020 performance target, and an improvement of more than 60 points in the past three years. The Company delivered improvements to the functionality of its ClientWorks platform, including additional integrated advisor workflows and capabilities to enable digital practice management, and progressed the implementation of its client care platform through the launch of omni-channel service capabilities with skills-based routing.

Help our advisors run successful businesses

Meets Target. The Company supported advisors with new capabilities and a resilient technology platform as they pivoted their practices to a remote work environment. It also broadened and commercialized its LPL Business Solutions offerings, finishing 2020 with approximately 1,400 monthly subscriptions, which was more than double the level of year-end 2019. The Company’s production retention rate was 97.7% for 2020, exceeding its 2020 performance goal, and an increase from 96.5% last year.

Improve execution and infrastructure

Partially Meets Target. The Company deployed capital to drive organic growth, including approximately $160 million in technology-related investments, implemented SEC Regulation Best Interest and completed three acquisitions. A 78.6% overall favorability score in the annual employee engagement survey exceeded the Company’s 2020 performance target and validated its employee-focused initiatives during the pandemic and subsequent social justice events. However, the Company’s operating margin, business-generated cash flows and relative total shareholder return were below 2020 performance targets.

As we look forward to 2021, the Board has recommitted our management team to goal categories that are generally consistent with those adopted in 2020, although the Company has transitioned to a new goal-setting framework composed of objectives, priority initiatives and key results that are based on the Company’s strategy.

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Compensation Discussion and Analysis

Individual Cash Bonus Award Determinations

The Compensation Committee evaluates each NEO’s contribution to the Company’s overall performance, as well as the NEO’s performance against additional, previously established individual goals. In determining whether and to what extent bonuses are paid, the Compensation Committee takes into account discussions with management and the Compensation Consultant. For additional information, including the assessment process for our chief executive officer, please see “How Compensation Decisions Were Made” on page 42 of this proxy statement.

The Compensation Committee generally has the discretion to pay bonuses above or below the established targets based upon its assessment of each NEO’s contributions, performance and potential, and other considerations such as internal pay equity.

Our chief financial officer provided updates on the Company’s actual performance compared to its financial and corporate goals for 2020 at each quarterly meeting of the Compensation Committee, and he also presented updates at meetings of the Compensation Committee in July 2020 and January 2021. In February 2021, the Compensation Committee reviewed the individual performance in 2020 of each of our NEOs, including their respective contributions to the Company’s overall performance against its financial and corporate goals. The Compensation Consultant participated in each of the meetings.

Based primarily on these assessments, the Compensation Committee exercised its discretion to award annual cash bonuses to our NEOs above each executive’s target award amount for 2020. In making its individual determinations, the Compensation Committee considered the collective level of achievement of the Company’s financial and corporate goals and each

NEO’s individual performance during an unprecedented time, including:

•

Mr. Arnold’s strategic vision and leadership of the Company in delivering strong core business results, navigating a changing industry landscape and advancing the Company’s cultural transformation to support and engage employees during the uncertainties of the pandemic;

•

Mr. Audette’s development and execution of an operating plan that balanced expense discipline and financial strength with capital deployment for organic and inorganic growth, as well as his contributions to the Company’s acquisition strategy and LPL Business Solutions offerings;

•

Mr. Seese’s leadership in ensuring the performance and resiliency of the Company’s technology systems, which enabled the Company’s employees and advisors to transition successfully to a remote work environment, and his contributions to an “exceeds” level of achievement of the Service Goal described above through technology enhancements;

•

Mr. Semerjian’s vision and progress in transforming our service model into a client care model, which contributed to the Company’s year-over-year improvement in net promoter scores and the “exceeds” level of achievement of the Service Goal described above; and

•

Mr. Steinmeier’s leadership in improving the efficacy of our business development efforts, which again delivered record recruited assets in 2020, and strategies to expand the Company’s addressable markets and deliver sustained growth and competitive advantage.

The table and chart below show the target annual cash bonus award opportunity established for each of our NEOs at the beginning of 2020, as well as the actual cash bonus awarded to each of our NEOs for 2020, as determined by the Compensation Committee:

NEO	Target Award	Target Award as a Percentage of Base Salary	Cash Bonus	Cash Bonus Awarded as a Percentage of Base Salary	Cash Bonus Awarded as a Percentage of Target Award
Dan H. Arnold	$1,912,500	225%	$2,199,375	259%	115%
Matthew J. Audette	$1,050,000	175%	$1,192,000	199%	114%
Scott Seese	$800,000	160%	$882,000	176%	110%
Dayton Semerjian	$800,000	160%	$922,000	184%	115%
Richard Steinmeier	$800,000	160%	$982,000	196%	123%

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Compensation Discussion and Analysis

Annual Cash Bonus Awards

($ in thousands)

Long-Term Equity Incentive Awards

The purposes of our long-term equity incentive program are to promote the achievement of corporate goals that drive long-term stockholder value, to align the interests of our executive officers and other key employees with our stakeholders and to retain key executives. Our long-term equity incentive program is critical to our efforts to hire and retain the best talent in the financial services industry.

At the beginning of each year, the Compensation Committee establishes annual LTI award targets for executive officers after reviewing the recommendations of our chief executive officer and additional information, including Benchmarking Data. Annual target award amounts are based on an executive’s position, including job scope, and base salary, after consideration of Benchmarking Data and prior years’ awards to the executive.

After the conclusion of the year, the Compensation Committee determines the actual amounts of the LTI award to be granted to each of our NEOs. Because the value of the LTI awards depends on the Company’s longer-term performance, LTI awards are an element of our executive retention strategy. In determining the LTI awards, the Compensation Committee takes into account discussions with management and the Compensation Consultant, and an NEO’s actual LTI award may vary from the target amount previously established by the Compensation Committee.

In accordance with SEC rules, the equity awards shown in our Summary Compensation table and Grants of Plan-Based Awards table reflect LTI awards that were granted during calendar year 2020. The awards shown in such tables include the LTI awards granted in February 2020 described below but not the LTI awards granted in February 2021, which we also describe below.

LTI Awards in 2020

For 2019, the Compensation Committee established annual LTI award targets for our NEOs that ranged from 133% to 471% of base salary.

In February 2020, the Compensation Committee approved equity grants to our NEOs. These awards were based on each NEO’s 2019 LTI award target as well as his individual performance during 2019, leadership responsibilities and potential, as well as retention considerations.

The equity grant to Mr. Arnold consisted of 70% performance share units (“PSUs”) and 30% time-based restricted stock units (“RSUs”), and equity grants to Messrs. Audette, Seese, Semerjian and Steinmeier consisted of 60% PSUs and 40% RSUs. We believe that this blended approach provided appropriate incentives for long-term stockholder value creation while also serving as a retention tool for the Company. We also believe that the use of PSUs aligned with our pay-for-performance principles and put appropriate focus on long-term alignment and pay relative both to market peers and stockholder returns.

2020 Performance Share Unit Awards. The PSUs granted in 2020 are eligible to become earned PSUs based on the Company’s total stockholder return (“TSR”) relative to the TSR of a predetermined comparator group over a three-year performance period ending on December 31, 2022 (the “Performance Period”). The comparator group consists of the Standard & Poor’s 1500 Capital Markets Companies (the “Comparator Group”), and

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Compensation Discussion and Analysis

the number of earned PSUs is based on the Company’s relative ranking between the 25th and 80th percentiles of the Comparator Group’s TSR results. Based on the Company’s relative performance, the number of earned PSUs can range between 50% (threshold) and 200% (maximum) of the target award as shown below:

Performance Level	Relative TSR Percentile Rank (based on Comparator Group)	Common Shares Earned (as a % of Target)
Maximum	80th	200%
Target	50th	100%
Threshold	25th	50%
Below Threshold	Below 25th	0%

The beginning and ending share price for TSR calculations will be based on the average closing price of our Common Stock for the trailing thirty consecutive trading days including each of the beginning and end dates of the Performance Period. Earned PSUs become vested on the later of the third anniversary of the grant date and the date on which the Compensation Committee certifies achievement of the performance criteria associated with the award. The number of earned PSUs is capped at 100% of the target award if the Company’s TSR is negative over the Performance Period.

In granting PSUs in 2020, the Compensation Committee calculated the number of shares underlying each award using a price per share equal to the average closing price of our Common Stock for the trailing thirty consecutive trading days including the grant date. This approach was intended to mitigate the effect of stock price volatility.

2020 Restricted Stock Unit Awards. Upon vesting, each RSU granted in 2020 entitles the grantee to receive one share of our Common Stock. RSUs vest over time, in three equal annual installments in the case of grants to our NEOs. In granting RSUs in 2020, the Compensation Committee calculated the number of shares underlying each award using a price per share equal to the average closing price of our Common Stock for the trailing thirty consecutive trading days including the grant date, consistent with the approach for PSUs.

LTI Awards in 2021

For 2020, the Compensation Committee established annual LTI award targets for our NEOs that ranged from 160% to 588% of base salary.

In February 2021, our chief executive officer and chief human capital officer met with the Compensation Committee and discussed the target award previously set by the Compensation Committee for each NEO, as well as each NEO’s individual performance both during 2020 and over time, leadership responsibilities and potential, and retention considerations. The Compensation Consultant participated in the meeting.

Based on these considerations, including those listed under “Individual Cash Bonus Award Determinations,” the Compensation Committee exercised its discretion to award LTI awards to our NEOs at or above each executive’s target award amount for 2020.

The table and chart below show the target LTI award established for each of our NEOs for 2020, as well as the actual LTI award granted to our NEOs in February 2021 for 2020 performance, as determined by the Compensation Committee:

Executive	2020 Annual Base Salary	LTI Target % of Base Salary	LTI Target $	LTI $ Granted(1)
Dan H. Arnold	$850,000	588%	$5,000,000	$6,000,000
Matthew J. Audette	$600,000	175%	$1,050,000	$1,150,000
Scott Seese	$500,000	180%	$900,000	$900,000
Dayton Semerjian	$500,000	160%	$800,000	$875,000
Richard Steinmeier	$500,000	200%	$1,000,000	$1,300,000

(1)

These LTI awards were granted on February 25, 2021 for services provided during fiscal year 2020. Mr. Arnold received 70% of his LTI award as PSUs and 30% as RSUs. The remaining NEOs received 60% of their awards as PSUs and 40% as RSUs. PSUs are eligible to become earned and vested based on the achievement of performance criteria over a three-year period, as described above. RSUs are scheduled to vest in equal annual installments over a three-year period.

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Compensation Discussion and Analysis

Long-Term Incentive Awards

($ in thousands)

Because the NEO LTI awards described in the table above were granted in 2021, they are not reflected in our Summary Compensation table or Grants of Plan-Based Awards table.

Payout of 2018 PSUs

In March 2018, the Compensation Committee granted PSUs with terms substantially similar to the 2020 PSUs described above.    Each of Messrs. Arnold, Audette and Seese received an award of PSUs in 2018, the Performance Period for which ended on December 31, 2020. The Company’s TSR during this Performance Period ranked in the 89th percentile of the Comparator Group, which resulted in a number of earned PSUs of 200% of the target award for each of Messrs. Arnold, Audette and Seese. The earned PSUs vested on February 23, 2021.

Effect of Termination of Employment and Retirement on Equity Awards

Unvested stock options, RSUs and PSUs generally are forfeited if an NEO voluntarily leaves the Company other than upon retirement. In the event of retirement, stock options and RSUs will become fully vested, stock options will generally remain exercisable for a period of two years following termination and PSUs will generally remain outstanding and eligible to become earned PSUs in accordance with the terms of the award. “Retirement” means the termination of employment other than for cause following either:

◾	attainment of age 65 and completion of five years of continuous service with the Company; or

◾	attainment of age 55 and completion of ten years of continuous service with the Company.

Mr. Arnold has attained the age of 55 and completed more than ten years of continuous service with the Company.

Additional Compensation Elements

Severance and Change-in-Control Benefits

Our Executive Severance Plan enables us to offer protection to our NEOs in the event their employment with us is involuntarily terminated by the Company or is terminated for good reason by the executive (each, a “qualifying termination”). We believe that providing these benefits helps us compete for executive talent and may help us retain current key employees. All of our NEOs are eligible for severance benefits under the Executive Severance Plan.

Executive Perquisites

Executive perquisites are not a core component of our executive compensation program, however, we offer an executive health and wellness program as well as an executive financial services policy, pursuant to which our NEOs are eligible to receive annual reimbursement of up to $15,000 for qualifying personal financial planning services. We also provide for reimbursement of relocation expenses in connection with an executive’s work-related relocation.

Other Compensation Components

401(k) Plan. We maintain a retirement savings plan (the “401(k) Plan”), for the benefit of all eligible employees, including our NEOs. Under the terms of the 401(k) Plan, employees may elect to make pre-tax 401(k) and Roth 401(k) contributions up to the statutorily prescribed limit. We provide a match in an amount equal to 75% of an employee’s elective deferral up to 8% of his or her eligible compensation on a pay period basis after six months of service. We provide this benefit to all of our eligible employees, and it is provided to our NEOs on the same basis as all other eligible employees.

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Compensation Discussion and Analysis

Nonqualified Deferred Compensation. Messrs. Arnold and Audette participate in our Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan allows certain highly compensated or management employees to defer up to 100% of their current compensation, which includes for this purpose base salary, service bonus, performance-based compensation, and commissions. Distributions of deferred amounts may be made only upon a qualifying distribution event, and at the time an election is made to defer compensation under the Deferred Compensation Plan, participants may choose, with respect to each potential qualifying distribution event, to receive amounts in either a lump sum or in equal annual installments over a number of years (but not to exceed five years). Deferred amounts are credited with an investment return determined as if the amounts were invested in one or more investment funds made available by the Deferred Compensation Plan and selected by a participant. The amounts of compensation Messrs. Arnold and Audette elected to defer under the Deferred Compensation Plan in 2020 are described in the table titled “Nonqualified Deferred Compensation for the Year Ended December 31, 2020.”

The chart below shows the total 2020 compensation paid or granted to our NEOs, by component, including the value of the NEO’s LTI award that was granted in February 2021 in respect of services performed in 2020 as described above under “LTI Awards in 2021.”

NEO Compensation Mix

($ in thousands)

How Compensation Decisions Were Made

Role of Compensation Committee

The Compensation Committee is composed entirely of directors who meet the Nasdaq standards for independence, including the heightened standards applicable to compensation committee members. The Compensation Committee is responsible for establishing our human resources policies, including our compensation philosophy and principles, and overseeing our executive compensation policies and program. The Compensation Committee reviews and gives final approval of the total compensation payable to each of our NEOs, as well as the structure and implementation of the Company’s overall compensation programs. In establishing total target compensation levels for our NEOs, the Compensation Committee, with input from the Compensation Consultant, determines the ranges of market compensation that it believes will enable us to effectively compete for and retain high-performing,

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Compensation Discussion and Analysis

qualified executives. The Compensation Committee’s charter sets forth the Compensation Committee’s responsibilities.

CEO Assessment Process

At the beginning of each year, our chief executive officer sets and reviews with the Board his priorities based on the corporate goals approved by our Board and additional feedback from our non-employee directors. For 2020, Mr. Arnold’s priorities related to the Company’s strategic direction, cultural transformation and accountability for executing plans to deliver value to its stakeholders, as well as personal development goals related to his position as chief executive officer.

At the end of each year, the Compensation Committee requests that our chief executive officer prepare a written self-evaluation of performance against the year’s corporate goals and CEO priorities. The chair of the Compensation Committee distributes the completed self-evaluation to each non-employee director, who completes an assessment of the chief executive officer’s performance relative to these priorities.

Our chief human capital officer provides a summary of the results of the assessments to each of the non-employee directors, including the members of the Compensation Committee, who consider the chief executive officer’s self-evaluation and the results of the non-employee directors’ assessments in evaluating the chief executive officer’s performance for the year. The materials are also discussed by the Board in an executive session led by the chair of the Compensation Committee and, after such discussion, feedback and compensation decisions are provided to the chief executive officer by the chair of the Compensation Committee and the chair of the Board.

Role of Executive Officers

Prior to the beginning of each year, our executive officers develop the corporate goals and objectives that they believe should be achieved for the Company to be successful, which are approved by the Board and used by the Compensation Committee for the purpose of establishing how executive performance will be assessed for compensation-setting purposes. These objectives are derived largely from the Company’s annual financial and strategic planning sessions, and are prioritized and aligned with the Company’s long-term strategic plan. The objectives include both quantitative financial and operating metrics and operational deliverables and goals. The chief financial officer provides quarterly reports to the Compensation Committee assessing the Company’s performance against the corporate goals and objectives.

Our chief executive officer annually reviews the individual performance of each of his direct reports, including the NEOs (but excluding himself), and provides the Compensation Committee with evaluations of each such direct report as well as recommendations regarding such person’s base salary level, annual cash bonus and LTI award. Our chief human capital officer also attends Compensation Committee meetings and assists the Compensation Committee and the chief executive officer in recommending the final compensation levels for our NEOs and other executive officers (other than herself). Both the chief executive officer and the chief human capital officer leave the meetings during discussions of compensation actions affecting them personally.

Role of Compensation Consultant

The Compensation Committee has the authority to engage its own advisors to assist it in carrying out its responsibilities. The Compensation Committee engaged the Compensation Consultant to advise it on compensation matters and provide experiential guidance on what is considered fair and competitive practice in our industry, primarily with respect to the compensation of our executive officers, and also with respect to director compensation.

In 2020, the Compensation Consultant worked directly with the Compensation Committee to develop recommendations for compensation levels for our executive officers and non-employee directors. In addition, the Compensation Consultant provided competitive compensation program data and policy data as well as information concerning compensation plan design. Finally, the Compensation Consultant conducted a risk assessment of the Company’s executive compensation policies and practices.

The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to SEC rules and has determined that the work provided by the Compensation Consultant did not raise a conflict of interest.

Benchmarking

We believe that a competitive pay package is a critical tool in our efforts to attract and retain qualified

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Compensation Discussion and Analysis

executives. The Compensation Committee’s goal is to ensure that we continue to measure our compensation practices against organizations that compete with us for key executives, that are considered important benchmarks in our industry, and that are comparable in size and scope to our business.

During 2020, the Compensation Committee engaged the Compensation Consultant to prepare analyses to benchmark and assess our overall compensation program and practices against marketplace standards. The Compensation Committee’s purpose in requesting these analyses was to ensure that the Company’s executive compensation practices are competitive with our peers, as well as other companies, including technology companies, with which we increasingly compete for talent.

Working with the Compensation Consultant, the Compensation Committee reviewed each NEO’s total target compensation against the compensation levels of comparable positions within our peer group. In addition to peer group data, the Compensation Committee also reviewed pay data from Equilar’s Executive Compensation survey covering financial services and investment services companies, as well as supplemental market data from asset management, data processing and investment firms.

The companies within our 2020 peer group consisted of:

◾	Alliance Data Systems Corporation	◾	Legg Mason, Inc.

◾	Ameriprise Financial	◾	Raymond James Financial, Inc.

◾	Broadridge Financial Solutions, Inc.	◾	SEI Investments Company

◾	Charles Schwab & Co., Inc.	◾	SS&C Technologies Holdings, Inc.

◾	E*Trade Financial Corp	◾	Stifel Financial Corp.

◾	Eaton Vance Corp.	◾	TD Ameritrade Holding Corporation

◾	Invesco Ltd.	◾	Waddell & Reed Financial, Inc.

The chart below compares the 2020 revenues and market capitalization as of December 30, 2020 of the Company and the median of the peer group above (in billions), excluding TD Ameritrade, E*TRADE and Legg Mason, which were acquired prior to 2020 year-end:

	Revenue	Market Capitalization
Peer Group (Median)	$4.7	$8.3
LPL Financial Holdings Inc.	$5.9	$8.3

The Compensation Committee conducted a focused review of the composition of the Company’s peer group during 2020, including the continued appropriateness of the peer companies, merger and acquisition activity affecting certain members of the group and consideration of additional candidates for potential inclusion in the group. Following this assessment, the Compensation Committee determined not to make changes to the peer group for 2020 but to consider changes in 2021 as a result of changes due to pending merger and acquisition activity.

Compensation Policies and Practices

No Employment Agreements

We do not have individual employment agreements with any of our executive officers, including our NEOs, although we have a practice of entering into offer letters with new executive officers that generally lay out the expected terms and conditions of their employment, including potential levels of compensation. Our executives serve at the will of the Board, and their rights to severance benefits following a termination of employment, if any, are determined under our Executive Severance Plan, which applies uniformly to executives at the managing director level and above.

Executive Severance Plan

Under our Executive Severance Plan, participants who experience a qualifying termination of employment are eligible to receive continued payment of base salary for one year, an amount equal to the most recent annual bonus paid or payable to the executive and a subsidy of COBRA continuation benefits for one year.

Additional benefits, including possible accelerated vesting of equity-based awards, are described elsewhere in this proxy statement under “Potential Payments upon Termination or Change-in-Control for the Year Ended December 31, 2020.”

Equity Ownership Guidelines

We have adopted equity ownership guidelines that are intended to better align the interests of our executive officers with the interests of our stockholders. Each executive at the managing

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Compensation Discussion and Analysis

director level and above (which includes our NEOs) is required to achieve and maintain ownership of our Common Stock at a threshold equal to three times his or her base salary, while our chief executive officer is required to achieve and maintain a threshold equal to six times his base salary. Generally, executive officers have five years from the time they become an executive officer to meet the minimum ownership requirements. The after-tax spread value of all vested stock options, as well as all outstanding shares, held by the executive count as shares for purposes of satisfying the minimum ownership requirement. Unvested stock options, unvested PSUs and unvested RSUs do not count. Our equity ownership guidelines may be found on our website at www.lpl.com.

As of March 8, 2021, Messrs. Arnold, Audette and Seese had satisfied the minimum stock ownership requirement pursuant to our guidelines. Mr. Steinmeier, who joined the Company in 2018, and Mr. Semerjian, who joined the Company in 2019, have not satisfied this requirement. Under the stock ownership guidelines, an NEO is not required to purchase additional shares to satisfy the ownership requirement in the event of a decline in the Company’s stock price, but the NEO is generally prohibited from selling or transferring shares until the minimum ownership requirement has been achieved, except as otherwise determined by the Compensation Committee.

Anti-Hedging and Anti-Pledging Policy

We believe that hedging transactions may permit executives to own Company securities obtained through our executive compensation program or otherwise without the full risks and rewards of ownership. When that occurs, an executive may no longer have the same interests as the Company’s other stockholders. As a result, we have adopted a policy, included within our Insider Trading Policy and applicable to all employees, officers, directors and consultants of the Company, which prohibits short sales, hedging or engaging in monetization transactions, including through the use of puts and call options, collars, exchange funds, prepaid variable forwards, and equity swaps. The policy also prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan, because a margin or foreclosure sale may occur when an executive is aware of material nonpublic information or otherwise not permitted to trade.

Rule 10b5-1 Plan Policy

The Company has adopted a policy (the “10b5-1

Policy”) for all executive officers and directors of the Company who adopt Rule 10b5-1 plans for trading in Company securities. The 10b5-1 Policy is designed to prevent inadvertent violations of the federal securities laws when implementing Rule 10b5-1 plans.

Annual Compensation Risk Assessment

The Compensation Committee annually reviews our executive compensation policies and practices to ensure that they do not encourage unnecessary and excessive risks. The Compensation Consultant provided a “comfort letter” in connection with the 2020 review, the results of which are discussed elsewhere in this proxy statement under “Information Regarding Board and Committee Structure—Risk Management and Compensation Policies and Practices.”

Say-on-Pay Feedback from Stockholders

In 2017, we held an advisory vote on the frequency with which our NEO compensation program would be submitted to our stockholders for an advisory vote, commonly referred to as a “say-on-pay” vote. Our stockholders recommended that say-on-pay votes occur every year. Each year, the Compensation Committee considers the results of the prior year’s advisory vote as it reviews and determines the total compensation packages for our NEOs in the current year. In 2020, we received support for our NEO compensation program at our 2020 annual meeting of stockholders, as 98% of the total votes cast on the advisory vote on say-on-pay voted to approve the proposal.

Impact of Tax Treatment on Compensation

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation in excess of $1 million paid to certain executive officers, subject to certain grandfathering rules for compensation arrangements in effect on November 2, 2017 and not materially modified thereafter. The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, motivates and retains highly qualified executive officers who are passionate about the mission of our Company. Accordingly, the Compensation Committee has authorized and will continue to authorize compensation that is not tax deductible or otherwise limited as to tax deductibility in order to provide competitive levels of total compensation to our executive officers in a manner designed to incentivize the achievement of our strategic goals and objectives.

2021 Proxy Statement	45

Report of the Compensation and Human Resources Committee of the Board of Directors

Report of the Compensation and Human Resources Committee of the Board of Directors

The following independent directors, who constitute the Compensation Committee, have reviewed the Compensation Discussion and Analysis with our management and recommended that it be included in this proxy statement.

Anne M. Mulcahy, Chair

H. Paulett Eberhart

Allison H. Mnookin

James S. Putnam

March 22, 2021

46	2021 Proxy Statement

Compensation of Named Executive Officers

Compensation of Named Executive Officers

Except where otherwise noted, the equity awards shown in the Summary Compensation table and Grants of Plan-Based Awards table for the fiscal year 2020 were granted in February 2020 in respect of services performed in 2019. Please refer to the Compensation Discussion and Analysis included in last year’s proxy statement for a discussion of these awards. Equity awards in respect of services performed in 2020 that were granted in 2021 do not appear in the Summary Compensation Table or Grants of Plan-Based Awards table in accordance with SEC rules. Please refer to the Compensation Discussion and Analysis in this proxy statement for a discussion of these awards.

The tables in the following sections of this proxy statement provide information required by the SEC regarding compensation paid to or earned by our NEOs. The footnotes to these tables provide important information to explain the values presented in the tables and are an important part of our disclosures.

Summary Compensation Table

The following table sets forth information for our NEOs concerning the total compensation for the years ended December 31, 2020, 2019 and 2018, as applicable to such NEO:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)

Dan H. Arnold President and Chief Executive Officer	2020	850,000		—		4,171,168		—	2,199,375		36,170	7,256,713
	2019	842,308	(4)	—		2,616,773		1,679,993	2,486,250		44,630	7,669,954
	2018	800,000		—		2,328,641		1,539,982	2,430,000		29,728	7,128,351

Matthew J. Audette Chief Financial Officer	2020	600,000		—		1,005,422		—	1,192,000		27,611	2,825,033
	2019	600,000		—		977,792		314,980	1,400,000		32,155	3,324,927
	2018	600,000		—		959,950		314,997	1,420,000		26,207	3,321,154

Scott Seese Managing Director, Chief Information Officer	2020	500,000		—		933,305		—	882,000		35,175	2,350,480
	2019	500,000		—		931,203		299,992	1,024,000		22,748	2,777,943
	2018	500,000		—		777,065		254,990	1,120,000		250,676	2,902,731

Dayton Semerjian(5) Managing Director, Chief Customer Care Officer	2020	500,000		—		788,991		—	922,000		102,496	2,313,487
	2019	407,692	(6)	—		794,714	(7)	—	975,000		228,785	2,406,191

Richard Steinmeier(8) Managing Director, Divisional President	2020	493,716	(9)	—		883,689		—	982,000		80,841	2,440,246
	2019	450,000		—		557,281		179,546	780,000		253,359	2,220,186
	2018	173,836	(10)	500,000	(11)	1,869,879	(12)	—	265,000	(13)	234,643	3,043,358

(1)

Represents the aggregate grant date fair value of PSUs, RSUs and stock options, in each case computed in accordance with FASB ASC Topic 718 and, in the case of PSUs, based on the probable outcome of the performance conditions associated with such awards on the grant date. The aggregate grant date fair value of RSUs was determined using the closing price of our Common Stock on the grant date. The aggregate grant date fair value of stock option awards was determined using the Black-Scholes model. The underlying valuation assumptions for PSUs and stock option awards are further disclosed in Note 16, Share-Based Compensation, to our consolidated financial statements filed with our annual report on Form 10-K for the year ended December 31, 2020, Note 16, Share-Based Compensation, to our consolidated financial statements filed with our annual report on Form 10-K for the year ended December 31, 2019 and Note 15, Share-Based Compensation, to our consolidated financial statements filed with our annual report on Form 10-K for the year ended December 31, 2018. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The table below shows the grant date fair value of PSU awards granted in 2020, 2019 and 2018 assuming target and maximum levels of performance are achieved (amounts under the “Stock Awards” column represent the aggregate grant date fair value of PSUs based on the probable outcome of performance conditions, which for each of 2020, 2019 and 2018 assumed target level of performance was achieved).

2021 Proxy Statement	47

Compensation of Named Executive Officers

	2020		2019		2018
Name	Target ($)	Maximum ($)	Target ($)	Maximum ($)	Target ($)	Maximum ($)
Dan H. Arnold	2,968,063	5,936,127	2,616,773	5,233,545	2,328,641	4,657,281
Matthew J. Audette	616,627	1,233,254	654,193	1,308,386	635,050	1,270,100
Scott Seese	572,382	1,144,764	623,036	1,246,071	514,093	1,028,185
Dayton Semerjian	483,893	967,786	—	—	—	—
Richard Steinmeier	541,953	1,083,906	372,863	745,725	—	—

(2)	Represents the dollar value of annual cash bonus awards earned by each NEO under our cash bonus plan for the relevant year (the “Bonus Plan”).

(3)	See “All Other Compensation” table below for additional information.

(4)	Mr. Arnold received an increase in base salary from $800,000 to $850,000 on February 17, 2019.

(5)	Mr. Semerjian joined the Company on February 28, 2019.

(6)	Mr. Semerjian’s base salary for 2019 of $500,000 was prorated based on commencement of his employment on February 28, 2019.

(7)	Includes a sign-on grant of 10,772 RSUs in connection with Mr. Semerjian’s commencement of employment.

(8)	Mr. Steinmeier joined the Company on August 13, 2018.

(9)	Mr. Steinmeier received an increase in base salary from $450,000 to $500,000 on February 16, 2020.

(10)	Mr. Steinmeier’s base salary for 2018 of $450,000 was prorated based on commencement of his employment on August 13, 2018.

(11)	Represents a signing bonus paid in connection with Mr. Steinmeier’s commencement of employment.

(12)	Includes a sign-on grant of 30,143 RSUs in connection with Mr. Steinmeier’s commencement of employment.

(13)	Mr. Steinmeier’s bonus for 2018 was prorated based on commencement of his employment on August 13, 2018.

All Other Compensation

The following table sets forth information for our NEOs concerning All Other Compensation in the table above for the years ended December 31, 2020, 2019 and 2018, as applicable to such NEO:

Name	Year	Taxable Travel and Related Expenses ($)		Taxable Relocation and Related Expenses ($)		Reimbursement for Financial Planning Services($)(1)	Executive Health and Wellness Program ($)(2)	401(k) Employer Match ($)	Other ($)(3)	Total ($)
Dan H. Arnold	2020	—		—		15,000	4,070	17,100	—	36,170
	2019	8,760	(4)	—		15,000	4,070	16,800	—	44,630
	2018	—		—		15,000	—	14,300	428	29,728
Matthew J. Audette	2020	—		—		9,800	3,186	14,625	—	27,611

	2019	—		—		13,400	4,070	14,250	434	32,154
	2018	—		—		13,325	—	12,025	857	26,207
Scott Seese	2020	—		—		15,000	3,075	17,100	—	35,175
	2019	—		—		2,438	3,075	16,800	434	22,747
	2018	—		249,814	(5)	—	—	—	862	250,676
Dayton Semerjian	2020	—		66,326	(6)	15,000	4,070	17,100	—	102,496
	2019	6,511	(7)	208,701	(8)	—	3,186	9,952	434	228,784
Richard Steinmeier	2020	—		49,584	(9)	13,488	3,145	14,625	—	80,842
	2019	3,345	(10)	232,307	(11)	—	4,070	13,082	555	253,359
	2018	—		233,786	(12)	—	—	—	857	234,643

(1)	Consists of taxable reimbursements received under the Company’s executive financial services policy.

(2)

Includes membership expenses for a health and wellness program and related tax gross-up payments, which in 2020 totaled $1,870 for each of Messrs. Arnold and Semerjian, $986 for Mr. Audette, $1,425 for Mr. Seese and $945 for Mr. Steinmeier, and which in 2019 totaled $1,870 for each of Messrs. Arnold, Audette and Steinmeier, $1,425 for Mr. Seese and $986 for Mr. Semerjian.

48	2021 Proxy Statement

Compensation of Named Executive Officers

(3)

Consists of the value of a year-end gift received by the NEO at the Company’s expense and, in 2019, related tax gross-up payments in the amount of $134 for each of Messrs. Audette, Seese and Semerjian and $255 for Mr. Steinmeier.

(4)

Includes $4,025 in tax gross-up payments for hotel, air travel and conference expenses related to the attendance in 2019 of Mr. Arnold and his spouse at a conference hosted by the Company for its top-producing financial advisors.

(5)	Includes tax gross-up payments of $109,814 made to Mr. Seese in 2018 related to relocation expenses.

(6)	Includes tax gross-up payments of $30,630 made to Mr. Semerjian in 2020 related to relocation expenses.

(7)

Includes $2,015 in tax gross-up payments for hotel, air travel and conference expenses related to the attendance in 2019 of Mr. Semerjian and his spouse at a conference hosted by the Company for its top-producing financial advisors.

(8)	Includes tax gross-up payments of $65,457 made to Mr. Semerjian in 2019 related to relocation expenses.

(9)	Includes tax gross-up payments of $24,584 made to Mr. Steinmeier in 2020 related to relocation expenses.

(10)

Includes $1,537 in tax gross-up payments for hotel, air travel and conference expenses related to the attendance in 2019 of Mr. Steinmeier and his spouse at a conference hosted by the Company for its top-producing financial advisors.

(11)	Includes tax gross-up payments of $82,307 made to Mr. Steinmeier in 2019 related to relocation expenses.

(12)	Includes tax gross-up payments of $72,356 made to Mr. Steinmeier in 2018 related to relocation expenses.

2020 Grants of Plan-Based Awards

The following table provides additional information about non-equity and equity-based awards granted to our NEOs during the year ended December 31, 2020:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dan H. Arnold			1,912,500
	2/25/2020							14,547	1,203,105
	2/25/2020				16,972	33,944	67,888		2,968,063
Matthew J. Audette			1,050,000
	2/25/2020							4,701	388,795
	2/25/2020				3,526	7,052	14,104		616,627
Scott Seese			800,000
	2/25/2020							4,364	360,923
	2/25/2020				3,273	6,546	13,092		572,382
Dayton Semerjian			800,000
	2/25/2020							3,689	305,098
	2/25/2020				2,767	5,534	11,068		483,893
Richard Steinmeier			800,000
	2/25/2020							4,132	341,736
	2/25/2020				3,099	6,198	12,396		541,953

(1)	Represents potential target payouts under awards pursuant to the Bonus Plan.

(2)

Represents the number of threshold, target and maximum potential future payouts under the PSUs awarded under our 2010 Plan. PSUs are eligible to become earned PSUs based on the Company’s TSR relative to the TSR of the Comparator Group (as defined above) over the Performance Period (as defined above). The number of PSUs that is earned is determined based on the Company’s relative ranking between the 25th and the 80th percentile of the Comparator Group’s TSR results. Amounts in the threshold column (50% of the target award) reflect the number of PSUs that would be earned if threshold performance were achieved (a TSR percentile rank at 25%); amounts in the target column (100% of the target award) reflect the number of PSUs that would be earned if target performance were achieved (a TSR percentile rank at 50%); and amounts in the maximum column (200% of the target award) reflect the number of PSUs that would be earned if maximum performance were achieved (a TSR percentile rank at or above 80%). The number of PSUs earned between threshold, target and maximum performance levels is interpolated on a straight-line basis. No PSUs will be earned if performance is below the threshold level. The number of earned PSUs is capped at 100% of the target award if the Company’s TSR is negative during the Performance Period. Earned PSUs become vested on the later of the third anniversary of the grant date and the date on which the Compensation Committee determines the level of achievement of the performance criteria associated with the award and the number of PSUs that have become earned under the award agreement.

2021 Proxy Statement	49

Compensation of Named Executive Officers

(3)

Represents the number of RSUs awarded under our 2010 Plan. RSUs are scheduled to vest over a three-year period in equal tranches, with the first tranche scheduled to vest on the first anniversary of the grant date.

(4)

Represents the grant date fair value of PSUs and RSUs, in each case computed in accordance with FASB ASC Topic 718, and in the case of PSUs, based on the probable outcome of the performance conditions associated with such awards on the grant date. The aggregate grant date fair value of RSUs was determined using the closing price of the Common Stock on the grant date. See Note (1) to the Summary Compensation Table above.

Outstanding Equity Awards at December 31, 2020

The following table sets forth information with respect to unexercised stock option awards, unvested RSUs and unearned PSUs as of December 31, 2020.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)
Dan H. Arnold	15,594	—	(3)	$54.81	2/24/2024	—		$—	—		$—
	78,031	—	(4)	$19.85	2/25/2026	—		$—	—		$—
	123,131	—	(5)	$39.48	3/13/2027	—		$—	—		$—
	51,738	25,868	(6)	$65.50	2/23/2028	—		$—	—		$—
	22,940	45,880	(7)	$77.53	2/25/2029	—		$—	—		$—
	—	—		$—		25,873	(8)	$2,696,484	—		$—
	—	—		$—		14,547	(9)	$1,516,088	—		$—
	—	—		$—		50,170	(10)	$5,228,717	—		$—
	—	—		$—		—		$—	45,856	(11)	$4,779,112

	—	—		$—		—		$—	33,944	(11)	$3,537,644
Matthew J. Audette	17,605	—	(12)	$42.60	10/30/2025	—		$—	—		$—

	94,110	—	(4)	$19.85	2/25/2026	—		$—	—		$—

	27,704		(5)	$39.48	3/13/2027	—		$—	—		$—

	10,584	5,290	(6)	$65.50	2/23/2028	—		$—	—		$—

	4,301	8,602	(7)	$77.53	2/25/2029	—		$—	—		$—

	—	—		$—		1,709	(6)	$178,112	—		$—

	—	—		$—		2,866	(7)	$298,695	—		$—

	—	—		$—		4,701	(9)	$489,938	—		$—

	—	—		$—		13,682	(10)	$1,425,938	—		$—

	—	—		$—		—		$—	11,464	(11)	$1,194,778

	—	—		$—		—		$—	7,052	(11)	$734,959
Scott Seese	8,568	4,282	(6)	$65.50	2/23/2028	—		$—	—		$—
	4,097	8,192	(7)	$77.53	2/25/2029	—		$—	—		$—
	—	—		$—		1,383	(6)	$144,136	—		$—
	—	—		$—		2,729	(7)	$284,416	—		$—
	—	—		$—		4,364	(9)	$454,816	—		$—
	—	—		$—		11,076	(10)	$1,154,341	—		$—
	—	—		$—		—		$—	10,918	(11)	$1,137,874

	—	—		$—		—		$—	6,546	(11)	$682,224
Dayton Semerjian	—	—		$—		5,386	(13)	$561,329	—		$—
	—	—		$—		3,689	(9)	$384,468	—		$—

	—	—		$—					5,534	(11)	$576,753

50	2021 Proxy Statement

Compensation of Named Executive Officers

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)
Richard Steinmeier	2,452	4,903	(7)	$77.53	2/25/2029	—		$—	—		$—
	—	—		$—		15,072	(14)	$1,570,804	—		$—
	—	—		$—		1,633	(7)	$170,191	—		$—
	—	—		$—		4,132	(9)	$430,637	—		$—
	—	—		$—		—		$—	6,534	(11)	$680,973
	—	—		$—		—		$—	6,198	(11)	$645,956

(1)

Amounts were determined by multiplying the number of RSUs by a price per share of our Common Stock of $104.22, the closing price per share of our Common Stock on December 31, 2020, the last business day of 2020.

(2)

Amounts were determined by multiplying the number of PSUs that would be earned at maximum performance levels by a price per share of our Common Stock of $104.22, the closing price per share of our Common Stock on December 31, 2020, the last business day of 2020.

(3)	These awards vested over a three-year period in equal tranches and became fully vested on February 24, 2017.

(4)	These awards vested over a three-year period in equal tranches and became fully vested on February 25, 2019.

(5)	These awards vested over a three-year period in equal tranches and became fully vested on March 13, 2020.

(6)

These awards vest over a three-year period in equal tranches, with the first tranche having vested on the first anniversary of the grant date, the second tranche having vested on the second anniversary of the grant date and the third tranche scheduled to vest on the third anniversary of the grant date.

(7)

These awards vest over a three-year period in equal tranches, with the first tranche having vested on the first anniversary of the grant date, and the second and third tranches scheduled to vest on the second and third anniversaries of the grant date, respectively.

(8)

These awards vest over a five-year period in three equal tranches beginning the third anniversary of the grant date. One tranche of the award vested on the third anniversary of the grant date, and the second and third tranches are scheduled to vest on the fourth and fifth anniversaries of the grant date, respectively.

(9)

These awards vest over a three-year period in equal tranches, with the first tranche scheduled to vest on the first anniversary of the grant date and each subsequent tranche scheduled to vest on each subsequent anniversary of the grant date.

(10)

Amounts represent PSUs that were earned with respect to the Performance Period ended on December 31, 2020 and that vested on February 23, 2021, the third anniversary of the grant date. The number of earned PSUs was 200% of the target award, as discussed under “Compensation Discussion and Analysis — Long-Term Equity Incentive Awards — Payout of 2018 PSUs.”

(11)

Amounts represent PSUs and assume achievement of performance at maximum levels. PSUs are eligible to become earned PSUs based on the Company’s TSR relative to the TSR of the Comparator Group over the Performance Period. The number of PSUs that is earned is determined based on the Company’s relative ranking between the 25th and 80th percentiles of the Comparator Group’s TSR results, and can range from 50% of the target award (if the Company’s TSR is at or above the 25th percentile of the Comparator Group’s TSR results) to a maximum of 200% of the target award (if the Company’s TSR is at or greater than the 80th percentile of the Comparator Group’s TSR results). The number of PSUs earned between threshold and maximum performance levels is interpolated on a straight-line basis. The number of earned PSUs is capped at 100% of the target award if the Company’s TSR is negative during the Performance Period. Earned PSUs become vested on the later of the third anniversary of the grant date and the date on which the Compensation Committee determines achievement of the performance criteria associated with the award and the number of PSUs that have become earned under the award agreement.

(12)	These awards vested over a three-year period in equal tranches and became fully vested on October 30, 2018.

(13)

These awards vest over a two-year period in equal tranches, with the first tranche vesting on the first anniversary of the grant date and the second tranche scheduled to vest on the second anniversary of the grant date.

(14)

These awards vest over a four-year period in equal tranches. One tranche of the award vested on the first anniversary of the grant date, one tranche of the award vested on the second anniversary of the grant date and the third and fourth tranches are scheduled to vest on the third and fourth anniversaries of the grant date, respectively.

2021 Proxy Statement	51

Compensation of Named Executive Officers

2020 Option Exercises and Stock Vested

The following table sets forth the options exercised and stock vested during the year ended December 31, 2020:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Dan H. Arnold	20,000	$1,317,030	(3)	12,936	$1,229,567	(13)

	1,999	$61,009	(4)	70,368	$4,205,192	(14)

	12,753	$506,760	(5)	—	$—

	400	$15,799	(6)	—	$—

	200	$6,103	(7)	—	$—

	756	$30,147	(8)	—	$—

	200	$6,107	(9)	—	$—

	800	$31,936	(10)	—	$—

	2,239	$67,595	(11)	—	$—

	10,653	$420,261	(12)	—	$—
Matthew J. Audette	—	$—		1,711	$162,305	(15)
	—	$—		1,433	$121,060	(16)
	—	$—		21,110	$1,261,534	(14)
	—	$—		2,638	$157,647	(17)
Scott Seese	—	$—		1,385	$131,381	(15)

	—	$—		1,365	$115,315	(16)
Dayton Semerjian	—	$—		5,386	$428,079	(18)
Richard Steinmeier	—	$—		817	$69,020	(16)
	—	$—		7,536	$631,215	(19)

(1)	For purposes of calculating the value realized on the exercise of option awards, we use the market price of our Common Stock at the time the option was exercised.

(2)	For purposes of calculating the value realized on the vesting of stock awards, we use the closing price of our Common Stock on the vesting date.

(3)	These options were granted on February 25, 2016 with an exercise price of $19.85 per share and were exercised on June 9, 2020, on which date our Common Stock was trading at $85.70 per share.

(4)	These options were granted February 24, 2014 with an exercise price of $54.81 per share and were exercised on August 11, 2020, on which date our Common Stock was trading at $85.33 per share.

(5)	These options were granted on March 6, 2015 with an exercise price of $45.55 per share and were exercised on August 11, 2020, on which date our Common Stock was trading at $85.29 per share.

(6)	These options were granted on March 6, 2015 with an exercise price of $45.55 per share and were exercised on August 13, 2020, on which date our Common Stock was trading at $85.05 per share.

(7)	These options were granted on February 24, 2014 with an exercise price of $54.81 per share and were exercised on September 3, 2020, on which date our Common Stock was trading at $85.33 per share.

(8)	These options were granted on March 6, 2015 with an exercise price of $45.55 per share and were exercised on September 3, 2020, on which date our Common Stock was trading at $85.43 per share.
(9)	These options were granted on February 24, 2014 with an exercise price of $54.81 per share and were exercised on September 4, 2020, on which date our Common Stock was trading at $85.34 per share.

(10)	These options were granted on March 6, 2015 with an exercise price of $45.55 per share and were exercised on September 4, 2020, on which date our Common Stock was trading at $85.47 per share.

(11)	These options were granted on February 24, 2014 with an exercise price of $54.81 per share and were exercised on November 9, 2020, on which date our Common Stock was trading at $85.00 per share.

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Compensation of Named Executive Officers

(12)	These options were granted on March 6, 2015 with an exercise price of $45.55 per share and were exercised on November 9, 2020, on which date our Common Stock was trading at $85.00 per share.

(13)	These RSUs vested on February 13, 2020, on which date the closing price of our Common Stock was $95.05 per share.

(14)	These PSUs vested on March 13, 2020, on which date the closing price of our Common Stock was $59.76 per share.

(15)	These RSUs vested on February 23, 2020, on which date the most recent closing price of our Common Stock, as of February 21, 2020, was $94.86 per share.

(16)	These RSUs vested on February 25, 2020, on which date the closing price of our Common Stock was $84.48 per share.

(17)	These RSUs vested on March 13, 2020, on which date the closing price of our Common Stock was $59.76 per share.

(18)	These RSUs vested on February 28, 2020, on which date the closing price of our Common Stock was $79.48 per share.

(19)	These RSUs vested on September 7, 2020, on which date the most recent closing price of our Common Stock, as of September 4, 2020, was $83.76 per share.

Nonqualified Deferred Compensation for the Year Ended December 31, 2020

The Deferred Compensation Plan allows certain highly compensated or management employees to defer up to 100% of their current compensation, which includes for this purpose base salary, service bonus, performance-based compensation, and commissions. Distributions of deferred amounts may be made only upon a qualifying distribution event, which, depending on the individual’s election, may be a separation from service, disability (as defined in the Deferred Compensation Plan), death, a change-in-control event (as defined in the Deferred Compensation Plan), an unforeseeable emergency, or a specified date, or may be the earliest of one or more of these events. At the time an election is made to defer compensation under the Deferred Compensation Plan, participants may choose, with respect to each potential qualifying distribution event, to receive amounts in either a lump sum or in equal annual installments over a number of years (but not to exceed five years). Deferred amounts are credited with an investment return determined as if the amounts were invested in one or more investment funds made available by the Deferred Compensation Plan and selected by a participant.

The following table sets forth information relating to nonqualified deferred compensation for each NEO for the year ended December 31, 2020:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Dan H. Arnold (4)	52,000	—	597,353	—	5,567,108
Matthew J. Audette (4)	100,000	—	41,339	—	141,239
Scott Seese	—	—	—	—	—
Dayton Semerjian	—	—	—	—	—
Richard Steinmeier	—	—	—	—	—

(1)	Amounts in this column are also reported in the “Summary Compensation Table” above for 2020 under “Salary.”

(2)	Amounts in this column do not constitute above-market or preferential earnings and therefore are not reported as compensation in the “Summary Compensation Table” above.
(3)	Amounts in this column, excluding earnings, were previously reported in the “Summary Compensation Table” for the years in which Mr. Arnold was an NEO.

(4)	Amounts included herein relate to Messrs. Arnold and Audette’s participation in the Deferred Compensation Plan.

2021 Proxy Statement	53

Compensation of Named Executive Officers

Potential Payments upon Termination or Change-in-Control for the Year Ended December 31, 2020

Set forth below the table is a description of certain post-employment arrangements with our NEOs, including the severance benefits and change-in-control benefits to which they would have been entitled under the Executive Severance Plan as of December 31, 2020, if a termination of employment and/or a change-in-control had occurred on such date. Amounts reported for the accelerated vesting of stock options, RSUs and PSUs are based on a price per share of our Common Stock of $104.22, the closing price per share of our Common Stock on December 31, 2020, the last business day of 2020.

Named Executive Officer	Benefit	Without Cause or For Good Reason ($)		Disability, Death, Retirement ($)		Double-Trigger Change-in- Control ($)(1)
Dan H. Arnold	Severance	850,000	(2)	—		1,275,000	(3)
	Bonus	2,199,375	(4)	—		3,299,063	(5)
	Accelerated Vesting of Stock Options	2,226,146	(6)	2,226,146	(7)	2,226,146	(8)
	Accelerated Vesting of RSUs	4,212,572	(9)	4,212,572	(10)	4,212,572	(11)
	Accelerated Vesting of PSUs	5,389,489	(12)	5,389,489	(13)	5,389,489	(14)
	Group Benefit Continuation	20,636	(15)	—		30,954	(16)

	Total	$14,898,218		$11,828,207		$16,433,224
Matthew J. Audette	Severance	600,000	(2)	—		900,000	(3)

	Bonus	1,192,000	(4)	—		1,788,000	(5)

	Accelerated Vesting of Stock Options	319,622	(6)	434,416	(7)	434,416	(8)

	Accelerated Vesting of RSUs	490,772	(9)	966,745	(10)	966,745	(11)

	Accelerated Vesting of PSUs	1,356,736	(12)	1,356,736	(13)	1,356,736	(14)

	Group Benefit Continuation	20,636	(15)	—		30,954	(16)

	Total	$3,979,766		$2,757,897		$5,476,851
Scott Seese	Severance	500,000	(2)	—		750,000	(3)
	Bonus	882,000	(4)	—		1,323,000	(5)
	Accelerated Vesting of Stock Options	275,148	(6)	384,444	(7)	384,444	(8)
	Accelerated Vesting of RSUs	437,932	(9)	883,369	(10)	883,369	(11)
	Accelerated Vesting of PSUs	1,184,252	(12)	1,184,252	(13)	1,184,252	(14)
	Group Benefit Continuation	20,636	(15)	—		30,954	(16)

	Total	$3,299,968		$2,452,065		$4,556,019
Dayton Semerjian	Severance	500,000	(2)	—		750,000	(3)

	Bonus	922,000	(4)	—		1,383,000	(5)

	Accelerated Vesting of Stock Options	—		—		—

	Accelerated Vesting of RSUs	689,415	(9)	945,797	(10)	945,797	(11)

	Accelerated Vesting of PSUs	192,599	(12)	192,599	(13)	192,599	(14)

	Group Benefit Continuation	20,621	(15)	—		30,932	(16)

	Total	$2,324,635		$1,138,396		$3,302,328
Richard Steinmeier	Severance	500,000	(2)	—		750,000	(3)
	Bonus	982,000	(4)	—		1,473,000	(5)
	Accelerated Vesting of Stock Options	65,444	(6)	130,861	(7)	130,861	(8)
	Accelerated Vesting of RSUs	1,013,956	(9)	2,171,632	(10)	2,171,632	(11)
	Accelerated Vesting of PSUs	442,622	(12)	442,622	(13)	442,622	(14)
	Group Benefit Continuation	10,423	(15)	—		15,635	(16)

	Total	$3,014,445		$2,745,115		$4,983,750

54	2021 Proxy Statement

Compensation of Named Executive Officers

(1)

Our Executive Severance Plan provides enhanced severance benefits on a “double trigger” basis in the event of a termination of employment by the Company without cause or a termination by the executive for good reason, in each case, within 12 months following a change-in-control. All amounts reported in this column assume both that a change-in-control occurred on December 31, 2020 and that the NEO’s employment was terminated by the Company without cause or by the executive for good reason on December 31, 2020.

(2)	Represents continued payment under our Executive Severance Plan of the NEO’s base salary in effect on the separation date for 12 months.

(3)	Represents continued payment under our Executive Severance Plan of the NEO’s base salary in effect on the separation date for 18 months.

(4)	Represents payment under our Executive Severance Plan of an amount equal to the bonus paid (or payable) to the NEO for the most recently completed calendar year.

(5)	Represents payment under our Executive Severance Plan of an amount equal to 150% of the target bonus amount for the calendar year in which the NEO’s employment is terminated.

(6)

Represents the value of the unvested portion of any outstanding stock options scheduled to vest based solely on the passage of time within 12 months following separation, the vesting of which would have been accelerated under our Executive Severance Plan. In the case of retirement-eligible NEOs, this represents the value of all outstanding unvested stock options, the vesting of which would have been accelerated under the Executive Severance Plan.

(7)

Represents the value of the unvested portion all outstanding stock options, the vesting of which would have been accelerated upon termination of employment due to death or disability under the terms of the NEO’s stock option agreements.

(8)	Represents the value of the unvested portion of all outstanding stock options, the vesting of which would have been accelerated under the Executive Severance Plan.

(9)

Represents the value of shares of Common Stock in respect of the unvested portion of any outstanding RSUs scheduled to vest based solely on the passage of time within 12 months following a termination of employment, the vesting of which would have been accelerated under our Executive Severance Plan. In the case of retirement-eligible NEOs, this represents the value of all outstanding unvested RSUs, the vesting of which would have been accelerated under the terms of the NEO’s RSU agreements.

(10)

Represents the value of shares of Common Stock in respect of all outstanding unvested RSUs, the vesting of which would have been accelerated upon a termination of employment due to death (and, for RSUs granted subsequent to February 23, 2017, upon a termination of employment due to death or disability) under the terms of the NEO’s RSU agreements.

(11)	Represents the value of shares of Common Stock in respect of all outstanding unvested RSUs, the vesting of which would have been accelerated under our Executive Severance Plan.

(12)

Represents the value of unvested PSUs assuming the target number of shares of Common Stock in respect of such PSUs became earned and vested on December 31, 2020, with such amount prorated based on the number of days the NEO was employed during the Performance Period. Under our Executive Severance Plan, upon a qualifying termination of employment by the Company without cause or a termination by the executive for good reason, other than in connection with a change-in-control, the actual number of shares of Common Stock that will be earned and vested in respect of outstanding unvested PSUs, if any, depend on actual performance measured at the end of the Performance Period, prorated based on the number of days the NEO was employed during the Performance Period.

(13)

Represents the value of unvested PSUs assuming the target number of shares of Common Stock in respect of such PSUs became earned and vested on December 31, 2020, with such amount prorated based on the number of days that the executive was employed during the Performance Period. Under the NEO’s PSU agreements, upon termination of employment due to death, disability or retirement, the actual number of shares of Common Stock that will be earned and vested in respect of outstanding unvested PSUs, if any, depends on actual performance measured at the end of the Performance Period, prorated based on the number of days that the NEO was employed during the Performance Period.

(14)

Represents the value of unvested PSUs assuming the target number of shares of Common Stock in respect of such PSUs became earned and vested on December 31, 2020, prorated based on the number of days that the NEO was employed during the Performance Period.

(15)

Represents payments under our Executive Severance Plan of an amount equal to 100% of the employer portion of premiums for continued health and dental plan participation under COBRA for the NEO and his qualified beneficiaries for a 12-month period.

(16)

Represents payments under our Executive Severance Plan of an amount equal to 100% of the employer portion of premiums for continued health and dental plan participation under COBRA for the NEO and his qualified beneficiaries for an 18-month period.

2021 Proxy Statement	55

Compensation of Named Executive Officers

Executive Severance Plan

All of our NEOs are eligible to participate in our Executive Severance Plan. As described in more detail below, our Executive Severance Plan provides a uniform framework for payments and benefits to be provided to all executive participants upon certain terminations of employment, subject to a participant’s compliance with post-termination restrictive covenants and delivery of a general release agreement in favor of the Company. Our Executive Severance Plan can be amended or terminated at any time, in our discretion, and no eligible executive, including our NEOs, has a legally binding right to any payments or benefits under the plan.

Restrictive Covenants

As a condition to benefits under the Executive Severance Plan, an executive is not permitted to engage in prohibited competitive conduct for a period of:

◾	12 months following termination of employment by the Company without cause or a termination by the executive for good reason; and

◾	18 months following termination of employment by the Company without cause or a termination by the executive for good reason, in each case, within 12 months following a change-in-control.

Prohibited competitive conduct is set forth in the Executive Severance Plan, which includes provisions related to non-competition, non-solicitation and the confidentiality of the Company’s proprietary information.

Severance and Change-in-Control Payments

We may become obligated to make severance payments under our Executive Severance Plan to an NEO upon such NEO’s qualifying termination employment. These benefits are described below. We, however, have no obligation to grant any of the executive officers any “gross-up” or other “make-whole” compensation for any tax imposed on severance or change-in-control payments made to the executive officer, including “parachute payments.” Severance payable in connection with a change-in-control under our Executive Severance Plan is subject to a so-called “modified golden parachute cutback” provision, pursuant to which excess parachute payments would be reduced so that no portion of the payments would be subject to the excise tax, to the extent such reduction would result in greater after-tax benefits to the executive.

Termination Without Cause or For Good Reason

Under the terms of our Executive Severance Plan, upon a termination of employment by the Company without cause or by the executive for good reason, a participant in the Executive Severance Plan (a “Participant”) will be entitled to the following payments and benefits, subject to the execution of a release of claims and continued compliance with post-termination restrictive covenants:

◾	Base salary through the Participant’s separation date, reimbursements for reasonable business expenses and any other employee benefit entitlements;

◾	An amount equal to the bonus paid (or payable) to the Participant for the most recently completed calendar year;

◾	Continued payment of base salary for 12 months after termination of employment;

◾

Accelerated vesting of the unvested portion of any outstanding equity and equity-based awards scheduled to vest based solely on the passage of time (such as outstanding stock options and RSUs) within 12 months of such Participant’s separation date; and

◾

Payment of the employer portion of the premium for COBRA participation in the Company’s health and dental plans until the earliest of 12 months following termination of the Participant’s participation in such plans as an employee, the date that such Participant becomes eligible for comparable benefit coverage and the date the Participant is no longer eligible for COBRA (subject to the Participant’s eligibility under COBRA and proper and timely elections).

In addition, any performance-based equity or equity-based awards (such as outstanding PSUs) will remain outstanding and eligible to become earned in accordance with their terms, provided that the portion of the awards that becomes earned and vested will be prorated based upon the number of days the Participant was employed by the Company in the applicable Performance Period.

Further, upon a termination of employment by the Company without cause or by the executive for good

56	2021 Proxy Statement

Compensation of Named Executive Officers

reason, in each case, within the 12-month period following the date of consummation of a change-in-control (as defined in the Executive Severance Plan), a Participant will be entitled to the following payments and benefits, subject to the execution of a release of claims and continued compliance with post-termination restrictive covenants:

◾	Base salary through the Participant’s separation date, reimbursements for reasonable business expenses, and any other employee benefit entitlements;

◾	An amount equal to 150% of the Participant’s target bonus for the calendar year in which employment is terminated;

◾	Continued payment of base salary for 18 months after termination of employment;

◾

Accelerated vesting in full of all outstanding time-based equity and equity-based awards (such as outstanding stock options and RSUs) and prorated vesting, as of the separation date, of any performance-based equity and equity-based awards (such as outstanding PSUs) assuming target levels of achievement; and

◾

Payment of the employer portion of the premium for COBRA participation in the Company’s health and dental plans until the earliest of 18 months following termination of the Participant’s participation in such plans as an employee, the date that such Participant becomes eligible for comparable benefit coverage, and the date the Participant is no longer eligible for COBRA (subject to the Participant’s eligibility under COBRA and proper and timely elections).

“Cause” under our Executive Severance Plan means the Participant’s:

◾

willful and continued failure to perform, or gross negligence or willful misconduct in the performance of, his or her material duties with respect to the Company or an affiliate which, if curable, continues beyond ten (10) business days after a written demand for substantial performance is delivered to such Participant by the Company;

◾	conviction of, or a plea of nolo contendere to, a crime constituting a felony under the laws of the United States or any state thereof;

◾	committing or engaging in any act of fraud, embezzlement, theft, or other act of dishonesty that causes material injury, monetarily or otherwise, to the Company or an affiliate;

◾	breach of the restrictive covenants in the Executive Severance Plan;

◾

violation of the code of conduct of the Company or its subsidiaries or any policy of the Company or its subsidiaries, or of any statutory or common law duty of loyalty to the Company or its subsidiaries; or

◾	other conduct that could reasonably be expected to be harmful to the business, interests, or reputation of the Company.

“Good Reason” under our Executive Severance Plan means the occurrence, without the Participant’s written consent, of:

◾

a material reduction in base salary unless such reduction is consistent with reductions made in the applicable annual base salaries of other similarly situated employees of the Company or its affiliates;

◾	a material adverse change in duties and responsibilities at the Company or its affiliates (but not changes in functional titles); or

◾

a relocation that would result in the Participant’s principal location of employment being moved 50 miles away from the Participant’s principal location of employment as in effect immediately prior to the consummation of a change-in-control, to the extent any such relocation occurs during the 12-month period following the date of the consummation of a change-in-control.

The Participant is required to provide notice within 90 days following the “Good Reason” event (and the Company will have 30 days following such notice to cure). “Good Reason” will cease to exist for an event on the 90th day following the date on which the Participant knew or reasonably should have known of such event and failed to give notice as described above or if the Participant failed to terminate employment within 14 days following the expiration of the cure period.

2021 Proxy Statement	57

Compensation of Named Executive Officers

“Change-in-Control” under our Executive Severance Plan means the consummation of:

◾

any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of 50 percent of the Company’s voting power is owned directly, or indirectly through one or more entities, by any person and its “affiliates” or “associates” (as such terms are defined in the Exchange Act rules) or any “group” (as defined in the Exchange Act rules) other than, in each case, the Company or an affiliate of the Company; or

◾

a sale or other disposition of all or substantially all of the consolidated assets of the Company (each of the foregoing, a “Business Combination”), provided that, notwithstanding the foregoing, a “change-in-control” is not deemed to occur as a result of a Business Combination following which the individuals or entities who were beneficial owners of the outstanding securities entitled to vote generally in the election of directors of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving, or acquiring corporation in such transaction.

Termination Other than For Good Reason

The Executive Severance Plan does not provide for any separation benefits or payments upon an executive’s retirement or voluntary resignation from employment other than for good reason. Upon such a retirement or voluntary resignation, an eligible executive would be entitled to receive only base salary through such executive’s separation date, reimbursements for reasonable business expenses, and any other employee benefit entitlements to which the executive is entitled under the Company’s other employee benefit plans and programs.

Death, Disability, and Retirement

The Executive Severance Plan does not provide for any separation benefits or payments upon a termination due to death, disability, or voluntary termination (regardless of age). Upon such a termination, an eligible executive would be entitled to receive only base salary through the separation date, reimbursements for reasonable business expenses and any other employee benefit entitlements to which the executive is entitled under the Company’s other employee benefit plans and programs.

Please see the “Equity Award Agreements” below for the treatment of outstanding equity awards in connection with a termination of employment due to death, disability or retirement.

Equity Award Agreements

Stock Options

All stock options held by our NEOs as of December 31, 2020 were granted under our 2010 Plan.

In accordance with our NEOs’ option agreements, unvested stock options are canceled upon termination of employment, unless (1) otherwise agreed by the Company, or (2) in the case of death, disability (as defined in the stock option agreement) or retirement, in which case any and all unvested portions of stock options shall become vested. Unless the NEO is terminated for cause, vested options will be exercisable for:

◾	two years following termination of employment by reason of retirement, but not later than the option expiration date;

◾	one year following death or disability but, in each case, not later than the option expiration date; and

◾	90 days following termination in other cases, but not later than the option expiration date.

“Change-in-control” under the 2010 Plan means the consummation of:

◾

any transaction or series of related transactions, whether or not the Company is party thereto, which results in over 50% of the Company’s voting power being owned directly or indirectly by any person and its “affiliates” or “associates” or any “group” other than the Company or an affiliate;

◾	a sale or disposition of all or substantially all of our assets; or

◾	the dissolution or liquidation of the Company.

58	2021 Proxy Statement

Compensation of Named Executive Officers

Restricted Stock Units (RSUs)

In accordance with the NEOs’ RSU agreements, unvested portions of RSU awards are cancelled upon termination of employment, unless (1) otherwise agreed by the Company, or (2) in the case of death or retirement, in which case any and all unvested portions shall become vested. The unvested portion of RSUs granted subsequent to February 23, 2017 will become vested in full in the event of disability (as defined in the RSU award agreement). If the NEO is terminated for cause, the vested portion of the award will terminate. All RSUs held by our NEOs as of December 31, 2020 were granted under our 2010 Plan.

Performance Share Units (PSUs)

In accordance with the NEOs’ PSU agreements, unvested portions of PSUs are forfeited upon termination of employment, except in the case of death, disability or retirement, or as otherwise provided pursuant to our Executive Severance Plan, and in any such case the PSUs will not terminate and will instead remain outstanding and eligible to become earned PSUs on a prorated basis in accordance with the terms of the PSU award agreement and/or our Executive Severance Plan. All PSUs held by our NEOs as of December 31, 2020 were granted under our 2010 Plan.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of total annual compensation for Mr. Arnold, our president and chief executive officer (the “CEO”), to the median of the annual total compensation of all our employees (other than the CEO) (the “CEO Pay Ratio”). For 2020:

◾	Mr. Arnold’s total annual compensation: $7,256,713

◾	Median annual total compensation of all employees (other than CEO): $82,891

◾	Ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees (other than CEO): 88:1

We used the following methodology to determine the foregoing ratio:

•	We determined our 2020 median employee from our employee population on December 31, 2020.

•

To identify the median employee from our employee population, we first determined each employee’s 2020 Box 1 W-2 wages (“Compensation Measure”) for the 2020 calendar year (“Measurement Period”), as reflected in our payroll records and systems.

•	For those employees who were employed on December 31, 2020 but who were not employed for the full Measurement Period, we annualized compensation paid to such employees during 2020.

•	We then identified our 2020 median employee from our employee population based on this Compensation Measure.

We then determined the annual total compensation for 2020 of the median employee and our CEO in accordance with the following:

•

The median employee’s annual total compensation represents the amount of such employee’s compensation for 2020 that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee were a named executive officer for 2020.

•	The annual total compensation of the CEO represents the amount reported in the “Total” column of our Summary Compensation Table included on page 47 of this proxy statement.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

2021 Proxy Statement	59

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The table below describes the beneficial ownership of our Common Stock as of March 8, 2021, by:

◾	persons or “groups” (as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of 5% or more of the Common Stock;

◾	each of our NEOs, directors and director nominees; and

◾	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned. Securities that may be beneficially acquired within 60 days of March 8, 2021 are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. The applicable percentage of beneficial ownership is based on 79,900,338 shares of Common Stock outstanding as of March 8, 2021.

Unless otherwise indicated in the footnotes to the following table, the address of each of the individuals named below is: c/o LPL Financial Holdings Inc., 4707 Executive Drive, San Diego, CA 92121.

Name of Beneficial Owner	Directly or Indirectly Held (#)		Right to Acquire (#)(1)	Other (#)	Total Amount and Nature of Beneficial Ownership of Common Stock (#)		Percentage of Common Stock (%)
5% Stockholders
Janus Henderson Group PLC (2)					8,118,279		10.2%
The Vanguard Group, Inc. (3)					7,694,510		9.6%
Wellington Management Group LLP (4)					5,751,941		7.2%
Officers and Directors
Dan H. Arnold	166,637		340,242		506,879	(5)	*
Matthew J. Audette	4,059		163,895		167,954		*
Scott Seese	18,372		21,044		39,416		*
Dayton Semerjian	7,782		—		7,782		*
Richard Steinmeier	—		4,904		4,904		*
Edward C. Bernard	40,971	(6)	4,249		45,220		*
H. Paulett Eberhart	14,771		5,353		20,124		*
William F. Glavin, Jr.	0		16,751		16,751		*
Allison H. Mnookin	4,205		2,803		7,008		*
Anne M. Mulcahy	30,162		—		30,162		*
James S. Putnam	120,450	(7)	10,970		131,420		*
Richard P. Schifter	26,911		22,290		49,201		*
Corey E. Thomas	0		7,457		7,457		*

All current directors and executive officers as a group	526,142		1,033,290		1,559,432	(8)	1.9%

* Less than 1%

(1)

Consists of Common Stock which the named individual or group has the right to acquire within 60 days of March 8, 2021 through (i) the exercise of vested or vesting stock options, (ii) vesting RSUs or (iii) vested or vesting deferred stock units granted under our Non-Employee Director Deferred Compensation Plan.

60	2021 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

(2)

Consists of shares of Common Stock held by Janus Henderson Group PLC (“Janus Henderson”). Janus Henderson has an indirect 97% ownership stake in Intech Investment Management LLC (“Intech”) and a 100% ownership stake in Janus Capital Management LLC (“JCM”), Perkins Investment Management LLC, Henderson Global Investors Limited and Janus Henderson Investors Australia Institutional Funds Management Limited (each an “Asset Manager” and collectively the “Asset Managers”). Due to the above ownership structure, holdings for the Asset Managers are aggregated. Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishes investment advice to various fund, individual and/or institutional clients (collectively, “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JCM may be deemed to be the beneficial owner of 8,078,134 shares of Common Stock held by such Managed Portfolios. However, JCM does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Intech may be deemed to be the beneficial owner of 40,145 shares of Common Stock held by such Managed Portfolios. However, Intech does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The interest of Janus Henderson Enterprise Fund, an investment company registered under the Investment Company Act of 1940, amounted to 4,111,220 shares of Common Stock. This information is based on a Schedule 13G/A filed by Janus Henderson on February 11, 2021 with the SEC. The address of Janus Henderson is 201 Bishopsgate EC2M 3AE, United Kingdom.

(3)

Consists of shares of Common Stock held by The Vanguard Group, Inc. Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited, all subsidiaries of The Vanguard Group, Inc., are collectively the beneficial owner of 5% or greater of the outstanding shares of Common Stock. This information is based on a Schedule 13G/A filed by The Vanguard Group, Inc. on February 10, 2021 with the SEC. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Consists of shares of Common Stock held by Wellington Management Group LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers, as defined in the Schedule 13G filed by Wellington Management Group LLP on February 4, 2021 with the SEC (the “Wellington Schedule 13G”). Such shares are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. This information is based the Wellington Schedule 13G. The address of the Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210.

(5)	Amount excludes 22,940 shares of Common Stock issuable upon the exercise of options that would vest immediately upon Mr. Arnold’s retirement pursuant to the terms of the applicable option agreements.

(6)	Consists of (i) 5,000 shares of Common Stock held directly and (ii) 35,971 shares of Common Stock held indirectly through a trust for which Mr. Bernard is a trustee and disclaims beneficial ownership.

(7)	Mr. Putnam holds 114,161 shares of Common Stock through James S. Putnam TTEE for Putnam Family Trust Dated 1699 Separate Property Trust.

(8)

Amount excludes 24,885 shares of Common Stock issuable upon the exercise of options that would vest immediately upon the retirement of our retirement eligible executive officers pursuant to the terms of the applicable option agreements.

2021 Proxy Statement	61

Certain Relationships and Related Party Transactions

Certain Relationships and Related Party Transactions

Review, Approval or Ratification of Transactions with Related Persons

In accordance with the charter of the Audit Committee and our written policy, the Audit Committee is responsible for reviewing and approving related party transactions. If it is not feasible to approve related party transactions in advance, the Audit Committee is permitted to ratify such transactions after the Company has entered into them, subject to the procedures and considerations described below.

The policy with respect to related party transactions applies to any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

◾	the aggregate amount involved exceeds or is expected to exceed $120,000;

◾	the Company or any of its subsidiaries is a participant; and

◾	a related person has or will have a direct or indirect interest.

A related person is:

◾	any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company, or a nominee for election as a director of the Company;

◾	any beneficial owner of more than five percent of our Common Stock; or

◾	any immediate family member of the foregoing persons.

The Audit Committee is provided with the material facts of all transactions that require the Audit Committee’s approval under the policy. In determining whether to approve or ratify a particular transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Under the policy, a director is not permitted to participate in any discussion or approval of a transaction for which he or she (or an immediate family member) is the related person, and such director must provide the Audit Committee with all material information concerning the transaction. If an approved transaction is ongoing, the Audit Committee may establish guidelines for management to follow in its dealings with such person and will annually review and assess compliance with such guidelines, and whether the transaction remains appropriate for the Company.

Business Transactions with Certain Stockholders

Janus Henderson Group PLC (“Janus”) considered itself the direct or indirect beneficial owner of more than five percent of our Common Stock during 2020. The Company has entered into certain agreements in the ordinary course of business with affiliates of Janus and during the year ended December 31, 2020 received revenue of approximately $4.4 million under such agreements.

62	2021 Proxy Statement

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as Our Independent Registered Public Accounting Firm

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP

by the Audit Committee of the Board of Directors as

Our Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and the Board has directed that management submit the appointment of the independent registered public accounting firm for ratification by stockholders at the Annual Meeting. Deloitte has served as our independent registered public accounting firm since 2001.

Although stockholder ratification of the selection of Deloitte is not required by our bylaws or otherwise, upon the recommendation of the Audit Committee, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. The Board and the Audit Committee believe they have undertaken appropriate steps with respect to oversight of Deloitte’s independence and that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.

If the stockholders fail to ratify the appointment, the Audit Committee will reconsider the matter. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered by Deloitte as of and for the years ended December 31, 2020 and 2019 were as follows:

Type of Services	2020	2019
Audit Fees (1)	$3,785,900	$3,597,000
Audit Related Fees (2)	395,000	295,000
Tax Fees (3)	133,000	209,500
Total	$4,313,900	$4,101,500

(1)

These fees include services performed in connection with the audit of our annual consolidated financial statements included in our annual reports on Form 10-K; the review of our interim condensed consolidated financial statements as included in our quarterly reports on Form 10-Q; and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. The 2020 and 2019 columns include amounts billed in 2021 and 2020, respectively, related to 2020 and 2019 audit fees, respectively.

(2)

These fees are for services provided such as accounting consultations and any other audit and attestation services. The fees include amounts incurred by the Company and paid to Deloitte for services in connection with our financial intermediary compliance and controls assessment and attest report.

(3)

These fees include all services performed for non-audit related tax advice, planning, and compliance services. The fees include amounts incurred by the Company and paid to Deloitte for tax compliance and advisory services.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit, audit-related, and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee has also adopted policies and procedures that permit it to delegate its approval of certain engagements to its chair and to pre-approve certain permissible audit, audit-related and non-audit related services (which include tax and consulting services) (“Pre-approved Services”) for a particular year. On an annual basis, the Audit Committee reviews and pre-approves the scope and dollar limits associated with the various Pre-approved Services, as well as an overall pre-approved dollar limit for all engagements with the auditors, for the fiscal year.

2021 Proxy Statement	63

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as Our Independent Registered Public Accounting Firm

Under its policy, the Audit Committee may not delegate its pre-approval authority to management, and its full approval is required (and cannot be delegated) for:

◾	the annual audit engagement;

◾	any proposed engagement to assess the Company’s internal controls (regardless of expected cost); or

◾	any proposed engagement for services that are outside the scope and dollar limits associated with the Pre-approved Services and with proposed fees expected to exceed $200,000.

Engagements for services outside the scope and dollar limits associated with Pre-approved Services and with fees up to $200,000 may be approved by the chair of the Audit Committee, to whom authority has been expressly delegated.

Engagements for Pre-approved Services that are within the applicable scope and pre-approved dollar limit for a particular year may be undertaken by management without further authorization by the Audit Committee.

The policy also requires that prior to the provision of any tax services or engagements for internal controls, written documentation must be provided by the independent registered public accounting firm describing the scope and nature of the proposed engagement. In addition, the potential effects of the engagement on the auditors’ independence must be discussed with the Audit Committee. With respect to tax services engagements, the auditors must also provide descriptions of the fee structure and any other written agreement or amendment to an existing engagement letter relating to the provision of the tax service, and descriptions of the involvement of any third party.

64	2021 Proxy Statement

Report of the Audit Committee of the Board of Directors

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of the four directors named below. Each member of the Audit Committee is an independent director (as independence is defined in the listing standards of the Nasdaq Global Select Market and Rule 10A-3 under the Exchange Act with respect to membership on audit committees).

The Audit Committee has adopted a written charter, which has been approved by the Board of Directors. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the consolidated financial statements, and with the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles and on the Company’s internal controls over financial reporting. The Audit Committee has discussed with the Company’s independent registered public accounting firm, which was Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu (collectively referred to as “Deloitte”) for 2020 and 2019, the matters that are required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard 1301, “Communications with Audit Committees,” as adopted by the PCAOB, as well as Rule 2-07 of Regulation S-X of the SEC-- “Communication with Audit Committees.” Deloitte has also provided to the Audit Committee their communication required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence,” and the Audit Committee discussed with Deloitte the firm’s independence. The Audit Committee also considered and determined the provision by Deloitte of non-audit related services in 2020, which consisted of tax advisory services, is compatible with the independence standard. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the consolidated financial statements audited by Deloitte for 2019 and 2018 be included in the Company’s Annual Report on Form 10-K for 2020, and the Committee has appointed Deloitte as the Company’s independent registered public accounting firm for 2021.

H. Paulett Eberhart, Chair Edward C. Bernard William F. Glavin, Jr. Corey E. Thomas

March 22, 2021

2021 Proxy Statement	65

Proposal 3: Approval, in an Advisory Vote, of the Compensation Paid to Our Named Executive Officers

Proposal 3: Approval, in an Advisory Vote, of the Compensation Paid to Our Named Executive Officers

The Compensation Discussion and Analysis beginning on page 30 of this proxy statement describes our executive compensation program and the compensation decisions that the Compensation Committee and Board of Directors made in 2020 with respect to the compensation of our NEOs. The Board of Directors is asking stockholders to cast a non-binding, advisory vote “FOR” the following resolution:

     RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of      Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby      APPROVED.

As we describe in the Compensation Discussion and Analysis, our NEO compensation is designed to closely align the interests of our NEOs with those of our stockholders on both a short-term and long-term basis, and to attract and retain key executives critical to our success.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 30 of this proxy statement and to review the 2020 Summary Compensation table and related compensation tables and discussion, appearing on pages 47 through 55, which provide detailed information on the Company’s compensation policies and practices. We believe stockholders should focus on the following areas when reviewing our NEO compensation:

Pay for Performance

Annual Cash Bonus Opportunities. We provide annual cash bonus awards in order to tie a significant portion of the overall cash compensation of each of our NEOs to the achievement of annually established, key short-term corporate objectives and financial goals of the Company, as well as individual performance goals. At the beginning of 2020, the Compensation Committee established a bonus funding framework based on an objective financial performance target and the collective achievement of the Company’s four corporate goals for 2020. Neither the 2020 financial performance target nor any of the corporate goals was subsequently adjusted in connection with the COVID-19 pandemic. Each NEO’s individual target award amount was set by the Compensation Committee by reference to market compensation for comparable positions within our peer group as well as the nature of the NEO’s role and responsibilities. By emphasizing executives’ contributions to the Company’s overall performance rather than focusing only on their individual business or function, we believe that these cash bonuses provided a significant incentive to our NEOs to work towards achieving our overall Company objectives.

Long-Term Incentives. The purposes of our long-term equity incentive program are to promote achievement of corporate goals that drive long-term stockholder value, to align the interests of our executive officers and other key employees with our stakeholders and to retain key executives. We provide stock-based, long-term compensation to our NEOs through equity awards under our stockholder-approved equity plans. We believe this long-term incentive compensation, which includes performance share units keyed to our total shareholder return relative to a predetermined comparator group over a three-year performance period, motivates our NEOs to sustain longer-term financial operational performance and rewards them when such efforts lead to increases in stockholder value.

Alignment with Long-Term Stockholder Interests

Our executive compensation is weighted towards variable, at-risk pay in the form of annual and long-term incentives, with a large portion of executive compensation tied to long-term performance. In addition, we have adopted:

Equity Ownership Guidelines. We focus our executives on long-term stockholder value by requiring that all executive officers own a significant amount of our equity.

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Proposal 3: Approval, in an Advisory Vote, of the Compensation Paid to Our Named Executive Officers

Performance-Based LTI Vehicles. In 2020, equity grants to our chief executive officer consisted of 70% PSUs and 30% RSUs (by grant date value), and equity grants to our other NEOs consisted of 60% PSUs and 40% RSUs. We believe that this blended approach aligned with our pay-for-performance principles and provided appropriate incentives for long-term stockholder value creation while also serving as a retention tool for the Company. The use of PSUs put appropriate focus on long-term alignment and pay relative both to market peers and stockholder returns.

Recoupment Policy. We have adopted a recoupment policy that permits the Compensation Committee, in the event of a restatement of the Company’s financial statements due to material noncompliance with financial reporting requirements under the securities laws, to review the annual cash bonuses, performance-based compensation and time-based equity and equity-based awards awarded or paid to executive officers during the three-year period preceding the announcement by the Company of its obligation to restate its financial statements. If the amount of the annual cash bonuses or performance-based compensation received would have been lower had the level of achievement of applicable financial performance goals been calculated based on such restated financial results, the Compensation Committee may seek reimbursement from any of the covered executives in the amount of the excess compensation awarded or paid.

Anti-Hedging and Anti-Pledging Policy. We believe that hedging transactions may permit executives to own Company securities obtained through our executive compensation program or otherwise without the full risks and rewards of ownership. When that occurs, an executive may no longer have the same objectives as the Company’s other stockholders. As a result, we have adopted a policy, included within our Insider Trading Policy and applicable to all employees, officers, directors and consultants of the Company, which prohibits short sales, hedging or engaging in monetization transactions, including through the use of puts and call options, collars, exchange funds, prepaid variable forwards, and equity swaps. The policy also prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan, because a margin or foreclosure sale may occur when an executive is aware of material nonpublic information or otherwise not permitted to trade.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

2021 Proxy Statement	67

Proposal 4: Approval of the 2021 Omnibus Equity Incentive Plan

Proposal 4: Approval of the 2021 Omnibus Equity Incentive Plan

On February 11, 2021, the Board adopted, upon the recommendation of the Compensation Committee and subject to approval by our stockholders at the Annual Meeting, the LPL Financial Holdings Inc. 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). We are requesting that stockholders approve the 2021 Plan, the material terms of which are described under “Summary of the 2021 Plan” below.

If the stockholders do not approve the 2021 Plan, the 2021 Plan will not become effective and the LPL Financial Holdings Inc. Amended and Restated 2010 Omnibus Equity Incentive Plan (the “2010 Plan”) will remain in effect in accordance with its terms. If the 2021 Plan is approved by the stockholders, we will no longer make grants under the 2010 Plan following such approval, and the 2021 Plan will be the only plan under which equity awards are granted to our employees, non-employee directors and other service providers. We will, however, continue to maintain an employee stock purchase plan (see Proposal 5 on page 75 of this proxy statement).

The Board believes that the 2021 Plan will promote the interests of our stockholders and is consistent with principles of good corporate governance, including the following:

•

No Evergreen Provision. The 2021 Plan does not include an “evergreen” provision that would automatically increase the number of shares available for issuance under the 2021 Plan without stockholder approval.

•

Fungible Share Design. Each share subject to a stock option or stock appreciation right (“SAR”) granted under the 2021 Plan will count as one share and each share subject to any other award will count as three shares.

•

No Liberal Share Recycling. Shares underlying awards will not be recycled into the share pool if they are withheld in satisfaction of tax withholding obligations or the exercise or purchase price of an award.

•

Limitations on Awards. The 2021 Plan includes annual limits on the number of stock options, SARs and other awards that may be granted to participants. It also includes a separate limit on the total amount of compensation payable to non-employee directors with respect to any year.

•

No Discounted Stock Options or SARs. All stock options and SARs must have an exercise or base price per share that is no less than the closing price of a share of our Common Stock on the date of grant.

•	No Repricing. Other than in connection with certain corporate transactions or changes in our capital structure, stock options and SARs may not be repriced without stockholder approval.

•

No Dividends on Stock Options or SARs; Limits on Other Dividend Equivalents. Dividends and dividend equivalents may not be paid on stock options or SARs. Dividends and dividend equivalents relating to other awards (other than awards of restricted stock) will be subject to the same risk of forfeiture (whether service- or performance-based) as applies to the underlying award to which they relate.

•	No Reload Awards. No term of an award may provide for automatic “reload” grants of additional awards upon exercise of a stock option or SAR or otherwise as a term of an award.

•	No “Single-Trigger” Accelerated Vesting. Awards do not automatically accelerate upon a change of control or other corporate transaction.

The purpose of the 2021 Plan is to advance the interests of the Company by providing for the grant to participants of stock and stock-based awards. The Board believes that a long-term equity incentive program is critical to our efforts to hire and retain the best talent in the financial services industry. The Board approved the 2021 Plan because it believes, based in part on input from the Compensation Consultant, that the remaining number of shares available under the 2010 Plan is insufficient to provide equity incentives beyond the next two years at our current levels, which could place us at a competitive disadvantage.

In setting the size of the share pool under the 2021 Plan, the Board considered the historical amounts of equity awards granted by the Company in the last three calendar years. As of March 8, 2021, there were 2,063,992 shares of our Common Stock

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Proposal 4: Approval of the 2021 Omnibus Equity Incentive Plan

available for grant under the 2010 Plan. In calendar years 2020, 2019 and 2018, we made grants of equity awards under the 2010 Plan totaling 577,200, 722,560 and 861,328 shares of our Common Stock, respectively (determined without regard to the fungible share ratio in the 2010 Plan, and with performance-based awards measured at target). The weighted average number of shares of our Common Stock outstanding in calendar years 2020, 2019 and 2018 was 79,244,000, 82,552,000 and 88,119,000 respectively. As a result, our three-year average burn rate is 0.86%, which is approximately the seventh percentile of our peer group (as described in the Compensation Discussion and Analysis above) and compares to a median of 2.10% for our peer group. Like the 2021 Plan, the 2010 Plan has a fungible share design under which each stock option and SAR granted under the 2010 Plan counts against the share pool as one share and each other equity award counts against the share pool as three shares. Applying the fungible share ratio contained in the 2010 Plan, equity awards granted during the last three calendar years, on average, have counted each calendar year as 1,538,709 shares against the share pool available for issuance under the 2010 Plan (with performance-based awards measured at target). In setting the size of the share pool under the 2021 Plan, the Company also considered the total amount of equity awards outstanding under existing grants as of March 8, 2021, as further shown in the chart below. Based on an analysis by the Compensation Consultant of the remaining shares available for grant under the 2010 Plan, the number of equity awards outstanding under the 2010 Plan, our historic burn rate, the features of the 2010 Plan and the equity plan guidelines established by proxy advisory firms, the Board approved the 2021 Plan and the share pool authorized under it to ensure that we continue to have the ability to provide industry competitive long-term incentive compensation to our key contributors. Based on these same factors, we estimate that the share pool under the 2021 Plan will enable us to continue to make grants of equity awards at our historical average annual rates for approximately the next five years.

If the stockholders do not approve the 2021 Plan, the 2021 Plan will not become effective and we will continue to make grants of equity awards under the 2010 Plan, but the shares that remain available under the 2010 Plan may be insufficient and materially affect our ability to attract and retain key talent. We believe that the terms of the 2021 Plan, including the share pool, are reasonable, appropriate and in the best interests of the stockholders.

Existing Equity Plan Information

The table below includes aggregated information regarding awards outstanding and the shares available for future awards under the 2010 Plan as of March 8, 2021, and the number of shares of our Common Stock that would be available for issuance under the 2021 Plan if it is approved by the stockholders.

For information about the Company’s employee stock purchase plan, see Proposal 5 included in this proxy statement.

	Number of shares(1)	As a percentage of Common Stock outstanding (as of March 8, 2021)
Outstanding stock options under the 2010 Plan (2)	1,748,191	2.2%
Outstanding RSUs and PSUs under the 2010 Plan (3)	1,337,054	1.7%
Other full value awards outstanding under the 2010 Plan (restricted stock)	5,560	<0.1%
Total shares subject to outstanding awards under the 2010 Plan (3)	3,090,805	3.9%
Total shares available for future issuance under the 2010 Plan (3)(4)	2,063,392	2.6%
Total shares proposed to be available for issuance under the 2021 Plan (3)(5)	12,600,000	15.8%
Total shares subject to existing equity awards, available for future issuance and proposed to be available for issuance	17,754,197	22.2%

(1)	Determined without regard to any fungible share ratio.

(2)

No stock appreciation rights were outstanding as of March 8, 2021. The weighted average exercise price of stock options outstanding as of March 8, 2021 was $48.12. The weighted average remaining term of stock options outstanding as of March 8, 2021 was 5.28 years.

(3)	PSUs measured at maximum performance level payout of 200%.

(4)

Excluding shares of our Common Stock subject to existing awards that may become available again for grant under the 2010 Plan. If the 2021 Plan is approved by the stockholders, any shares of our Common Stock available for issuance under the 2010 Plan as of the date of the stockholder approval will become available for grant under the 2021 Plan, as described below under “Authorized Shares.”

(5)

Share counting provisions, including adjustments to the number of shares of our Common Stock available under the 2021 Plan and recycling of shares issued or available under the 2010 Plan, are described below under “Authorized Shares” and “Adjustments.”

2021 Proxy Statement	69

Proposal 4: Approval of the 2021 Omnibus Equity Incentive Plan

Summary of the 2021 Plan

The following is a brief summary of the material features of the 2021 Plan. This summary is qualified in its entirety by reference to the full text of the 2021 Plan, which is attached as Appendix B to this proxy statement.

Administration. The 2021 Plan will be administered by the Compensation Committee (the “Administrator”). The Administrator will have discretionary authority to, among other things:

•	administer and interpret the 2021 Plan and any awards;

•	determine eligibility for and grant awards;

•	determine, modify or waive the terms and conditions of any award;

•	determine the form of settlement of awards;

•	prescribe forms, rules and procedures relating to the 2021 Plan and awards; and

•	otherwise do all things necessary or desirable to carry out the purposes of the 2021 Plan or any award.

Determinations of the Administrator made with respect to the Plan or any Award will be conclusive and bind all parties. The Compensation Committee may delegate certain of its powers under the 2021 Plan to one or more of its members or members of the Board, officers of the Company or other employees or other persons. As used in this summary, “Administrator” refers to the Compensation Committee or its authorized delegates, as applicable.

Eligibility. Employees, directors, registered representatives and investment advisory representatives of, and consultants and advisors to, the Company and its subsidiaries are eligible to participate in the 2021 Plan. Unless the Administrator determines otherwise, eligibility is further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for stock options intended to be incentive stock options (“ISOs”) is limited to employees of the Company or certain affiliates, and eligibility for other stock options and for SARs is limited to individuals providing direct services to the Company or certain subsidiaries of the Company pursuant to the regulations under Section 409A of the Code. As of March 8, 2021, we estimate there were approximately 908 employees (of which 11 were executive officers), eight directors, 751 registered representatives or investment advisory representatives, no consultants and no advisors who would be eligible to participate in the 2021 Plan.

Authorized Shares. Subject to adjustment as described below, the number of shares of our Common Stock may be issued in satisfaction of awards under the 2021 Plan is 12,600,000 shares plus:

•	the number of shares available for issuance under the 2010 Plan as of the date stockholders approve the 2021 Plan; and

•

the number of shares of underlying awards under the 2010 Plan that on or after the date stockholders approve the 2021 Plan expire or terminate or are surrendered or cancelled without the delivery of shares of Common Stock, are forfeited to, or repurchased by, the Company, or otherwise become available again for grant under the 2010, in each case, in accordance with its terms (which, together with the shares described in the prior bullet, shall not exceed 5,154,197 shares in the aggregate) (collectively, the “Share Pool”).

The following rules apply with respect to the Share Pool:

•	Each share subject to a stock option or SAR will count as one share, and each share subject to any other award will count as three shares.

•

The Share Pool will be reduced by the number of shares withheld in payment of the exercise price or purchase price of a stock option or SAR, or in satisfaction of tax withholding requirements with respect to an award.

•	The Share Pool will be reduced by the full number of shares subject to a SAR any portion of which is settled in shares of our Common Stock.

•	The Share Pool will be increased by any shares underlying an award that is settled in cash or that expires or is cancelled, becomes unexercisable, terminates or is forfeited to or

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Proposal 4: Approval of the 2021 Omnibus Equity Incentive Plan

repurchased by the Company without the issuance (or retention, in the case of awards of restricted or unrestricted stock) of shares of our Common Stock.

•

Shares delivered under awards in substitution for awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition (“Substitute Awards”) will not reduce the Share Pool.

The Share Pool will not be increased by any shares delivered under the 2021 Plan that are subsequently repurchased using proceeds directly attributable to stock option exercises. Shares that may be delivered under the 2021 Plan may be authorized but unissued shares of our Common Stock or previously issued shares of our Common Stock acquired by the Company. No fractional shares may be issued under the 2021 Plan. On March 8, 2021, the closing price per share of our common stock was $135.10.

Individual Limits. Awards under the 2021 Plan to any individual in any calendar year may not exceed the following limits: 1,000,000 shares of our Common Stock underlying stock options; 1,000,000 shares of our Common Stock underlying SARs; and 500,000 shares of our Common Stock underlying other awards, assuming maximum payout levels. The foregoing limits will be doubled with respect to the calendar year in which an individual commences employment or service with us.

Non-Employee Director Limits. In addition to the individual limits described above, the aggregate value of all compensation granted or paid to any non-employee director of the Company with respect to any calendar year, including awards granted under the 2021 Plan and cash fees or other compensation paid to such director outside of the 2021 Plan, may not exceed $1,400,000 (or $2,000,000 for the calendar year in which such director is first elected or appointed to the Board), calculating the value of awards based on the grant date fair value in accordance with FASB ASC Topic 718 or any successor provision, and assuming maximum payout levels. This limit will not apply to any compensation granted or paid to a non-employee director for his or her services to the Company other than as a non-employee director.

Types of Awards. The 2021 Plan provides for the grant of stock options, SARs, restricted and unrestricted stock and stock units, performance awards and other awards that are convertible into or otherwise based on our Common Stock.

•

Stock Options and SARs. The Administrator may grant stock options, including ISOs, and SARs. A stock option is a right entitling the holder to acquire shares of our Common Stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the 2021 Plan will be no less than 100% of the closing price of a share of our Common Stock (110% in the case of certain ISOs) on the date of grant, or on the immediately preceding date on which a closing price was reported. Other than in connection with certain corporate transactions or changes to our capital structure, stock options and SARs granted under the 2021 Plan may not be repriced or substituted for by new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise or base price greater than the fair market value of a share of our Common Stock on the date of such cancellation, in each case, without stockholder approval. Each stock option and SAR will have a maximum term not more than ten years from the date of grant (or five years, in the case of certain ISOs). A participant’s stock options and SARs will terminate immediately in the event the participant breaches any restrictive covenant agreement with the Company or otherwise engages in competitive activity with the Company within twelve months following cessation of the participant’s employment.

•

Restricted and Unrestricted Stock and Stock Units. The Administrator may grant awards of shares of our Common Stock, restricted shares of our Common Stock, stock units and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted shares are shares of our Common Stock subject to restrictions requiring that they be redelivered or offered for sale to the Company if specified conditions are not satisfied.

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Proposal 4: Approval of the 2021 Omnibus Equity Incentive Plan

•	Performance Awards. The Administrator may grant awards subject to performance vesting conditions and such other terms and conditions as may be determined by the Administrator.

•

Other Stock-based Awards. The Administrator may grant other awards that are convertible into or otherwise based on shares of our Common Stock, subject to such terms and conditions as may be determined by the Administrator.

•	Substitute Awards. The Administrator may grant Substitute Awards, which may have terms and conditions that are inconsistent with the terms and conditions of the 2021 Plan.

Vesting and Other Terms and Conditions of Awards. The Administrator will determine the terms of all awards granted under the 2021 Plan, including the time or times an award will vest or become exercisable, the terms on which awards will remain exercisable and the effect of termination of a participant’s employment or service on awards. The Administrator may at any time accelerate the vesting or exercisability of an award.

Transferability of Awards. Except as the Administrator may otherwise provide, awards may not be transferred other than by will or the laws of descent and distribution and, during a participant’s lifetime, may be exercised only by the participant.

Effect of a Change of Control. In the event of a Change of Control (as defined in the 2021 Plan):

•

Awards that are assumed, continued or substituted for by the acquiror or surviving entity (or an affiliate) will continue to vest based on the participant’s continued service over the remaining term of the service or performance period applicable to the award. With respect to any performance-based award, the Administrator will determine the extent to which the applicable performance vesting conditions have been achieved as of the consummation of the Change of Control, and such awards will be eligible to vest following the Change of Control solely based on continued service.

An award will be considered assumed, continued or substituted in the Change of Control only to the extent that the replacement award (1) is of the same type as the original award, or such other type of award as deemed acceptable by the Administrator as constituted immediately prior to the Change of Control; (2) has a value at least equal to the value of the original award; (3) relates to publicly traded equity securities of the acquiror or surviving entity (or an affiliate) listed on a U.S. national securities exchange, except in the case of a replacement award consisting of a deferred cash equivalent award; (4) contains terms and conditions are no less favorable than the terms and conditions of the original award, as determined by the Administrator as constituted immediately prior to the Change of Control; and (5) provides for double-trigger acceleration of vesting upon termination without Cause (as defined in the 2021 Plan) within eighteen months following the Change of Control.

•

Awards that are not assumed, continued or substituted for in connection with the Change of Control will vest in full upon the consummation of the Change of Control. The Administrator may provide for the cash payment in respect of some or all such awards (or any portion thereof) equal to the excess (if any) of the fair market value of the shares subject to the award over its aggregate exercise or base price, on such terms and conditions as the Administrator may determine.

Effect of Certain Other Transactions. In the event of a consolidation, merger or similar transaction or series of related transactions in which the Company is not the surviving corporation, a sale of all or substantially all of the Company’s assets or a dissolution or liquidation of the Company, in each case, that does not constitute a Change of Control, the Administrator will determine the treatment of outstanding awards, which may include (1) the assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquiror or surviving entity; (2) the acceleration of vesting of unvested awards that are not assumed, substituted or continued in connection with the transaction; or (3) the cash payment in respect of some or all awards (or any portion thereof) equal to the excess (if any) of the fair market value of the shares subject to the award over its aggregate exercise or base price, on such terms and conditions as the may Administrator determine.

Adjustments. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the Share Pool, the maximum number of shares of our Common Stock that may be delivered in satisfaction of ISOs, the annual limits on awards granted under the 2021 Plan, and the number and kind of securities subject to, and (if applicable) the exercise price of, outstanding awards and any other provision of awards affected by such event.

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Proposal 4: Approval of the 2021 Omnibus Equity Incentive Plan

Clawback. The Administrator may cancel, rescind or otherwise limit or restrict awards if a participant is not in compliance with the provisions of the 2021 Plan or the applicable award agreement or if the participant breaches any restrictive covenant agreement with the Company or otherwise competes with the Company, and may recover any awards or payments or shares received in respect of awards or gain in respect of any award in accordance with any applicable Company clawback or recoupment policy or as otherwise required by applicable law or stock exchange listing standards.

Effective Date, Amendments and Termination. If the 2021 Plan is approved by the stockholders, the 2021 Plan will become effective as of the date of such approval. No awards will be granted after the tenth anniversary of such approval. The Administrator may at any time amend the 2021 Plan or any outstanding award and may at any time terminate the 2021 Plan as to future grants of awards. However, except as expressly provided in the 2021 Plan, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent (unless the Administrator expressly reserved the right to do so at the time the award was granted). Any amendments to the 2021 Plan will be conditioned on stockholder approval to the extent required by law or applicable stock exchange requirements.

Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences associated with certain awards granted under the 2021 Plan. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2021 Plan, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted.

Stock Options (other than ISOs). In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. Generally, a disposition of shares acquired pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares acquired pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

Restricted Stock Awards. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2021 Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant

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Proposal 4: Approval of the 2021 Omnibus Equity Incentive Plan

makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Unrestricted Stock Awards. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company.

Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is generally taxed upon vesting (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

New Plan Benefits

No awards under the 2021 Plan have been granted to date. Because future awards under the 2021 Plan will be granted in the discretion of the Administrator, the type, number, recipients, and other terms of such awards cannot be determined at this time.

The following table sets forth the awards that were granted to our named executive officers, our executive officers as a group, our non-employee directors as a group, and our other employees (who are not executive officers) as a group under the 2010 Plan during 2020. The number of performance-based restricted stock units listed in the table below is based on the maximum number of shares of common stock that may be delivered under the awards, assuming the applicable performance conditions are achieved at maximum levels of achievement.

Name and Position	Number of Stock Options	Number of Restricted Stock Units / Restricted Stock / Unrestricted Stock	Number of Performance-Based Restricted Stock Units(1)
Dan H. Arnold, President and Chief Executive Officer	—	14,547	67,888
Matthew J. Audette, Chief Financial Officer	—	4,701	14,104
Scott Seese, Managing Director, Chief Information Officer	—	4,364	13,092
Dayton Semerjian, Managing Director, Chief Customer Care Officer	—	3,689	11,068
Richard Steinmeier, Managing Director, Divisional President, Business Development	—	4,132	12,396
Executive Group	—	44,347	157,290
Non-Executive Director Group	—	33,112	0
Non-Executive Officer Employee Group	—	257,104	93,970

(1)	Assumes issuance at maximum performance level payout of 200%.

Required Vote

Approval of the 2021 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock cast affirmatively or negatively in person or by proxy. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of this Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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Proposal 5: Approval of the 2021 Employee Stock Purchase Plan

Proposal 5: Approval of the 2021 Employee Stock Purchase Plan

On February 11, 2021, the Board adopted, upon the recommendation of the Compensation Committee and subject to approval by our stockholders at the Annual Meeting, the LPL Financial Holdings Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”). We are requesting that stockholders approve the 2021 ESPP, the material terms of which are described under “Summary of the 2021 ESPP” below.

If the stockholders do not approve the 2021 ESPP, the 2021 ESPP will not become effective and the LPL Financial Holdings Inc. 2012 Employee Stock Purchase Plan (the “2012 ESPP”) will remain in effect in accordance with its terms. If the 2021 ESPP is approved by the stockholders, we will make no grants under the 2012 ESPP and the 2021 ESPP will be the only employee stock purchase plan under which in effect thereafter.

As of March 8, 2021, there were 455,369 shares of our Common Stock available for issuance under the 2012 ESPP, which will expire in July 2022. See Proposal 4 on page 68 of this proxy statement for aggregated information regarding awards outstanding and the shares of our Common Stock available for future awards under the 2010 Plan as of March 8, 2021, and the number of shares that would be available for issuance under the 2021 Plan if the same is approved by the stockholders.

Summary of the 2021 ESPP

The following is a brief summary of the material features of the 2021 ESPP. This summary is qualified in its entirety by reference to the full text of the 2021 ESPP, which is attached as Appendix C to this proxy statement.

In General. The 2021 ESPP is intended to enable eligible employees to use payroll deductions to purchase shares of our Common Stock and thereby acquire an interest in the Company. The 2021 ESPP is intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code. The 2021 ESPP will be implemented by a series of separate offerings, which we refer to as offering periods. On the first day of each offering period, each participating employee is granted an option to purchase shares of our Common Stock, which will be automatically exercised on the first payroll date to occur following the end of the offering period (such date, the purchase date).

Administration. The 2021 ESPP will be administered by the Compensation Committee (the “Administrator”). The Administrator will have discretionary authority, subject to the express provisions of the 2021 ESPP, to:

•	administer and interpret the 2021 ESPP;

•	determine eligibility under the 2021 ESPP;

•	prescribe forms, rules and procedures relating to the 2021 ESPP; and

•	otherwise to do all things necessary or desirable to carry out the purposes of the 2021 ESPP.

Determinations of the Administrator made with respect to the 2021 ESPP are conclusive and bind all parties. The Compensation Committee may delegate certain of its powers under the 2021 ESPP to one or more of its members or members of the Board, or to officers or employees of the Company to the extent permitted by applicable law. As used in this summary, “Administrator” refers to the Compensation Committee or its authorized delegates, as applicable.

Authorized Shares. Subject to adjustment as described below, the number of shares of our Common Stock authorized for issuance upon the exercise of options under the 2021 ESPP will be 2,800,000 shares. The shares of our Common Stock delivered upon the exercise of options under the 2021 ESPP may be authorized but unissued shares of our Common Stock, treasury shares, shares acquired in an open-market transaction or previously issued shares acquired by the Company. If any option granted under the 2021 ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of our Common Stock subject to such option will not reduce the share pool and will again be available for issuance upon the exercise of options under the 2021 ESPP. On March 8, 2021, the closing price per share of our common stock was $135.10.

Eligibility. Employees of the Company (and participating subsidiaries) who are employed on the first day of the enrollment period specified by the Administrator prior the commencement of an offering period will be eligible to participate in the 2021 ESPP. However, an employee may not be granted an option under the 2021 ESPP if he or she is a highly compensated employee subject to the disclosure requirements of Section 16(a) of the Exchange Act, in accordance with the regulations under Section 423 of the Code, or if the employee would be treated as

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Proposal 5: Approval of the 2021 Employee Stock Purchase Plan

owning stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation of the Company immediately after the option is granted. The Administrator may establish different eligibility requirements for future offering periods consistent with the requirements of Section 423 of the Code. As of March 8, 2021, there are approximately 4,730 employees who would be eligible to participate in the 2021 ESPP.

Participation. Eligible employees may elect to participate in an offering period by delivering to the Administrator a payroll deduction and participation authorization form by the last day of the applicable enrollment period in accordance with the procedures prescribed by the Administrator. A participating employee’s elections will remain in effect during an offering period and for subsequent offering periods unless the employee files a new authorization form with the Administrator or withdraws from participating in the 2021 ESPP (including an automatic withdrawal upon termination of employment or the participant’s death). A participant may reduce (but not increase) his or her withholding rate for future payroll periods during an offering period by filing a new authorization form with the Administrator at any time up to fifteen days prior to the applicable purchase date for the offering period, which will become effective for the subsequent payroll period to the extent administratively practicable. A participant’s payroll deductions will accumulate in a notional account, without interest, until used to purchase shares of our Common Stock under the 2021 ESPP or returned to the participant, in each case, in accordance with the terms of the 2021 ESPP.

Offering Periods. Unless otherwise determined by the Administrator, the offering periods will be the successive, approximately three-month periods commencing on the first day of the payroll period occurring on or near February 10, May 19, August 11 and November 3 of each year.

Options. On the first day of an offering period, each participant in the 2021 ESPP will be granted an option to purchase shares of our Common Stock based on payroll deductions made during the offering period. On the purchase date for such offering period, the employee will be deemed to have exercised this option, at the option price, to the extent of the accumulated payroll deductions, subject to the employee’s continued eligibility under the 2021 ESPP. No option may permit a participant’s right to purchase shares of our Common Stock under the 2021 ESPP and all other employee stock purchase plans of the Company and any parent and subsidiary corporations of the Company to accrue at a rate that exceeds $25,000 in fair market value for any calendar year in which any option is outstanding. Further, no more than 100 shares of our Common Stock (or such other number as the Administrator may prescribe) may be purchased by a participant on any purchase date. Any accumulated amount of a participant’s payroll deductions that are not used for the purchase of shares under the 2021 ESPP, whether due to the participant’s withdrawal from the 2021 ESPP, the application of the limits described above or for any other reason, will be returned to the participant, without interest, as soon as administratively practicable thereafter.

Purchase Price. The purchase price of shares of our Common Stock purchased upon the exercise of options under the 2021 ESPP will be 85% of the lesser of the closing price of a share on the first day of the offering period and the closing price of a share on the purchase date for such offering period.

Transfer Restrictions. Options granted under the 2021 ESPP may not be sold, pledged, assigned or transferred in any manner and, during the participant’s lifetime, will be exercisable only by the participant.

Adjustments. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring, the Administrator will make appropriate adjustments to the aggregate number and type of shares of stock available under the 2021 ESPP or granted under outstanding options, or the purchase price and share limits under outstanding options, in each case, in a manner that complies with the requirements of Section 423 of the Code.

Certain Transactions. In the event of a sale of all or substantially all of our Common Stock or the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in an acquisition of the Company, the Administrator may, in its discretion, provide for the assumption or substitution for outstanding options under the 2021 ESPP by the acquiror or successor corporation (or a parent or subsidiary), the cancellation of outstanding options and return of account balances to participants or the early termination of the ongoing offering period in connection with the transaction.

Effective Date, Amendments and Termination. The 2021 ESPP became effective when approved by the Board on February 11, 2021, subject to approval by

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Proposal 5: Approval of the 2021 Employee Stock Purchase Plan

our stockholders at the Annual Meeting. No options may be granted on or following the tenth anniversary of the effective date. The Administrator may at any time amend the 2021 ESPP to the extent and in any manner it may deem advisable, subject to stockholder approval if the amendment would be treated as the adoption of a new plan for purposes of Section 423 of the Code. The Administrator may suspend or terminate the 2021 ESPP at any time and may, in connection with the foregoing, provide that outstanding options will be exercisable on the purchase date for the ongoing offering period or on an earlier date that the Administrator may specify (in which case, such earlier date will be treated as the purchase date for such offering period), or for the return of account balances to participants.

Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences associated with the grant and exercise of options to purchase shares of our Common Stock under the 2021 ESPP. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2021 ESPP, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted.

Assuming that the 2021 ESPP is and remains qualified under Section 423 of the Code, no taxable income will be recognized by a participant until the sale or other disposition of the shares of our Common Stock purchased under the 2021 ESPP.

If Common Stock acquired under the 2021 ESPP is disposed of more than two years after the first day of the applicable offering period and more than one year after the purchase date, or if the participant dies while holding such Common Stock, the participant (or his or her estate) will recognize ordinary income in amount equal to 15% (or such other percentage equal to the applicable purchase price discount) of the fair market value of the Common Stock on the first day of the applicable offering period, or, if less, the excess of the fair market value of the Common Stock at the time of disposition (or death) over the purchase price. Any additional gain, or any loss, recognized in the disposition will be treated as a long-term capital gain or loss.

If shares of our Common Stock acquired under the 2021 ESPP are disposed of within two years after the first day of the applicable offering period or within one year after the purchase date, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the purchase price. Any additional gain, or any loss, recognized in the disposition will be treated as a capital gain or loss and, depending on how long the participant had held the Common Stock, as long-term or short-term.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of Common Stock prior to the expiration of the holding periods described above.

New Plan Benefits

Because benefits under the 2021 ESPP depend on eligible employees’ elections to participate in the plan and the fair market value of the shares of our Common Stock at various future dates, it is not possible to determine future benefits that will be received by employees under the plan. Officers subject to the disclosure requirements of Section 16(a) of the Exchange Act are not eligible to participate in the 2021 ESPP. No employee may purchase shares under the 2021 ESPP in an amount that exceeds $25,000 in fair market value in any calendar year.

Required Vote

Approval of the 2021 ESPP requires the affirmative vote of the holders of a majority of the shares of Common Stock cast affirmatively or negatively in person or by proxy. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of this Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

2021 Proxy Statement	77

Stockholder Proposals and Other Matters

Stockholder Proposals and Other Matters

Stockholder Proposals for Inclusion in 2022 Proxy Statement.

To be eligible for inclusion in the proxy statement for our 2022 annual meeting, stockholder proposals must be received by our corporate secretary no later than Monday, November 22, 2021. Proposals should be sent to the Board of Directors, care of Corporate Secretary, LPL Financial Holdings Inc., 75 State Street, 22nd Floor, Boston, MA 02109, and follow the procedures required by SEC Rule 14a-8.

Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2022 Annual Meeting.

In accordance with our bylaws, written notice of stockholder nominations to the Board of Directors and any other business proposed by a stockholder that is not to be included in the proxy statement must be delivered to our corporate secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any stockholder who wishes to have a director nomination or other business considered at the 2022 annual meeting must deliver a written notice (containing the information specified in our bylaws regarding the stockholder and the proposed action) to our corporate secretary between Wednesday, January 5, 2022 and Friday, February 4, 2022.

SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise stockholders how management intends to vote. Management knows of no matter to be brought before the Annual Meeting that is not referred to in the Notice of Meeting. If any other matters properly come before the Annual Meeting, we intend that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

Policy with Respect to the Consideration of Director Candidates Recommended or Nominated by Stockholders

The Nominating and Governance Committee will consider director candidates recommended by stockholders in accordance with our bylaws. For a stockholder to make any nomination for election to the Board of Directors at an annual meeting, the stockholder must provide notice and certain information about the recommending stockholder and the nominee to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices:

◾	no later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day, prior to the anniversary date of the prior year’s annual meeting; or

◾

if there was no annual meeting in the prior year or if the date of the current year’s annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, on or before 10 days after the day on which the date of the current year’s annual meeting is first disclosed in a public announcement.

Submissions must be in writing and addressed to the Nominating and Governance Committee, care of Corporate Secretary, LPL Financial Holdings Inc., 75 State Street, 22nd Floor, Boston, Massachusetts 02109. Electronic submissions will not be considered.

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Other Information

Other Information

Copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including the financial statements and financial statement schedules, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, are available on our website at www.lpl.com or on the website maintained by the SEC at www.sec.gov. Printed copies of these materials are available free of charge (except for the costs of duplication and mailing in the case of exhibits to such documents) to stockholders who request them in writing from our corporate secretary at LPL Financial Holdings Inc., 75 State Street, 22nd Floor, Boston Massachusetts 02109, or by calling our offices at (617) 423-3644, extension 4574. Information on our website or hyperlinked to it is not incorporated by reference into this proxy statement.

2021 Proxy Statement	79

Appendix A: Non-GAAP Measures

Non-GAAP Financial Measures

We believe that presenting certain non-GAAP measures by excluding or including certain items can be helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. We use this non-GAAP information internally to evaluate operating performance and to formulate the budget for future periods. We believe that the non-GAAP measures and metrics discussed below are appropriate for evaluating the performance of the Company for compensation-related purposes.

Gross Profit

Gross profit is calculated as net revenues less advisory and commission expenses and brokerage, clearing, and exchange fees. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP measures that may not be comparable to those of others in its industry. We believe that Gross Profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature.

Core G&A

Core G&A consists of total operating expenses, which were $5.1 billion for the year ended December 31, 2020, excluding the following expenses: advisory and commission, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. We believe Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission expenses, or which management views as a promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with

GAAP. The Company reviews Core G&A in addition to total operating expenses because total operating expenses contains expense components, such as advisory and commission expenses, that are market-driven and over which the Company cannot exercise control. Set forth below is a reconciliation of the Company’s total operating expenses to Core G&A for the year ended December 31, 2020.

EBITDA

EBITDA is defined as net income plus interest expense, income tax expense, depreciation, amortization and loss on extinguishment of debt. We believe that EBITDA can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. Set forth below is a reconciliation of the Company’s net income to EBITDA for the years ended December 31, 2020, 2019 and 2018.

Adjusted EBITDA

Adjusted EBITDA is defined as EBITDA, further adjusted to exclude certain non-cash charges. We believe that Adjusted EBITDA can be a useful financial metric in assessing our historical operating performance from period to period by excluding certain items that we believe are not representative of our core business. Set forth below is a reconciliation of the Company’s net income to Adjusted EBITDA for the years ended December 31, 2020, 2019 and 2018.

Gross profit, Core G&A, EBITDA and Adjusted EBITDA are not measures of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or earnings per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, EBITDA and Adjusted EBITDA can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.

80	2021 Proxy Statement

Appendix A: Non-GAAP Measures

Set forth below is a reconciliation of Core G&A to the Company’s total operating expenses for the twelve months ended December 31, 2020 (in thousands):

Core G&A	$ 925,107
Regulatory charges	29,373
Promotional	208,250
Employee share-based compensation	31,650

Total G&A	1,194,380
Commissions and advisory	3,697,147
Depreciation & amortization	109,732
Amortization of intangible assets	67,358
Brokerage, clearing and exchange	71,185

Total operating expense	$ 5,139,802

Set forth below is a reconciliation of the Company’s net income to EBITDA and Adjusted EBITDA for the twelve months ended December 31, 2020, 2019 and 2018 (in thousands):

	2020	2019	2018
Net income	$472,640	$559,880	$439,459
Non-operating interest expense and other	105,765	130,001	125,023
Provision for income taxes	153,433	181,955	153,178
Loss on extinguishment of debt (1)	—	3,156	—
Depreciation and amortization	109,732	95,779	87,656
Amortization of intangible assets	67,358	65,334	60,252

EBITDA	908,928	1,036,105	865,568
Employee share-based compensation expense (2)	31,650	29,872	23,108
Other (3)	5,716	3,133	—

Adjusted EBITDA	$946,294	$1,069,110	$888,676

(1)

Represents expenses incurred resulting from the early extinguishment and repayment of amounts outstanding on our prior senior secured credit facilities, including the accelerated recognition of unamortized debt issuance costs that had no future economic benefit, as well as various other charges incurred in connection with the repayment under prior senior secured credit facilities and the establishment of new or amended senior secured credit facilities.

(2)

Represents share-based compensation expenses for equity awards granted to employees, officers, and directors. Such awards are measured based on the grant-date fair value and recognized over the requisite service period of the individual awards, which generally equals the vesting period.

(3)	Represents acquisition and integration costs resulting from acquisitions.

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LPL FINANCIAL HOLDINGS INC.

2021 OMNIBUS EQUITY INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and includes certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock and Stock-based Awards.

3.	ADMINISTRATION

The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any Awards; to determine eligibility for and grant Awards; to determine, modify or waive the terms and conditions of any Award; to determine the form of settlement of Awards (whether in cash, shares of Stock, Awards or other property); to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a)    Number of Shares. Subject to adjustment as provided in Section 7(b), the number of shares of Stock that may be issued in satisfaction of Awards under the Plan is (i) 12,600,000 shares of Stock, plus (ii) (x) the number of shares of Stock available for issuance under the Prior Plan as of the Date of Adoption and (y) the number of shares of Stock underlying awards under the Prior Plan that on or after the Date of Adoption expire or terminate or are surrendered or cancelled without the delivery of shares of Stock, are forfeited to, or repurchased by, the Company, or otherwise become available again for grant under the Prior Plan, in each case, in accordance with its terms (in the case of this clause (ii), which will not exceed 5,154,197 shares in the aggregate) (collectively, the “Share Pool”). Up to 12,600,000 of the shares of Stock from the Share Pool may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be granted under the Plan. For purposes of the Share Pool, (i) each share of Stock subject to a Stock Option or SAR shall count as one (1) share and each share of Stock subject to any other Award shall count as three (3) shares. Further, for purposes of this Section 4(a), the number of shares of Stock issued in satisfaction of Awards will be determined (i) by reducing the Share Pool by the number of shares of Stock withheld by the Company in payment of the exercise price or purchase price of a Stock Option or SAR or in satisfaction of tax withholding requirements with respect to an Award; (ii) by reducing the Share Pool by the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement); and (iii) by increasing the Share Pool by any shares of Stock underlying any portion of an Award that is settled in cash or that expires or that is cancelled, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance of Stock (or retention, in the case of Restricted Stock or Unrestricted Stock). For the avoidance of doubt, the Share Pool will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with the requirements of Section 422, to the extent applicable.

(b)    Substitute Awards. The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Stock issued in respect of Substitute Awards will be in addition to and will not reduce the Share Pool. Notwithstanding the foregoing or anything in Section 4(a) to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance (or retention, in the case of Restricted Stock or Unrestricted Stock) of Stock, the shares of Stock previously subject to such Award will not

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increase the Share Pool or otherwise be available for future issuance under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all, provided, however, that Substitute Awards will not be subject to the limits described in Section 4(d).

(c)    Type of Shares. Stock issued by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be issued under the Plan.

(d)    Limits on Awards.

(1)    Individual Limits. The following additional limits apply to Awards of the specified type granted to any person in any calendar year:

(A)    Stock Options: 1,000,000 shares of Stock;

(B)    SARs: 1,000,000 shares of Stock; and

(C)    Awards other than Stock Options and SARs: 500,000 shares of Stock;

except that, for the calendar year in which any person commences Employment, each of the foregoing limits will be multiplied by two (2).

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year are aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock underlying those Awards; and (iii) the share limit under clause (C) refers to the maximum number of shares of Stock that may be issued, or the value of which may be paid in cash or other property, under Awards of the type specified in clause (C), assuming maximum payout levels.

(2)    Director Limits. In addition to the foregoing limits, the aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Director outside of the Plan, in each case, for his or her services as a Director during such calendar year, may not exceed $1,400,000 (or $2,000,000 for the calendar year the Director is first elected or appointed to the Board), calculating the value of any Awards based on the grant date fair value in accordance with the Accounting Rules and assuming maximum payout levels. For the avoidance of doubt, the limitation in this Section 4(d)(2) will not apply to any compensation granted or paid to a Director for his or her services to the Company or a subsidiary other than as a Director, including, without limitation, as a consultant or advisor to the Company or a subsidiary.

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among Employees, Directors, registered representatives and investment advisor representatives of, and consultants and advisors to, the Company and its subsidiaries; provided, however, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6.	RULES APPLICABLE TO AWARDS

(a)    All Awards.

(1)    Award Provisions. The Administrator will determine the terms and conditions of all Awards, subject to the limitations provided herein. No term of an Award will provide for automatic “reload” grants of additional Awards upon exercise of an Option or SAR or otherwise as a term of an Award. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to

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have agreed to the terms and conditions of the Award and the Plan. Notwithstanding any provision of the Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)    Term of Plan. No Awards may be made after ten (10) years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)    Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant (for the avoidance of doubt, including by the Participant’s legal representative or by automatic exercise pursuant to the terms of the Award). The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to applicable securities and other laws and such terms and conditions as the Administrator may determine.

(4)    Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions on which a Stock Option or SAR remains exercisable.    The Administrator may at any time accelerate the vesting and/or exercisability of an Award (or any portion thereof), regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A)    Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR (or portion thereof) that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and each other Award that is then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not then vested, will be forfeited.

(B)    Subject to (C), (D) and (E) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of ninety (90) days following such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C)    Subject to (D) and (E) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending on the first anniversary of such cessation of employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D)    Subject to (E) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her Retirement, to the extent then exercisable (for the avoidance of doubt, after giving effect to any accelerated vesting upon Retirement) will remain exercisable for the lesser of (i) the two-year period ending on the second anniversary of such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(E)    All Awards (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).

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(5)    Additional Restrictions. Notwithstanding anything to the contrary herein, all Stock Options and SARs will terminate immediately in the event the Participant breaches any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant by which he or she is bound, or if the Participant engages in Competitive Activity within twelve (12) months following the cessation of the Participant’s Employment, in all cases, as determined by the Administrator.

(6)    Recovery of Compensation. Without limiting any provision of the Plan, the Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant by which he or she is bound or if the Participant engages in Competitive Activity. Each Award will be subject to any policy of the Company or any of its subsidiaries that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging and stock ownership requirements. In addition, each Award will be subject to any policy of the Company or any of its subsidiaries that provides for forfeiture, disgorgement or clawback with respect to incentive compensation that includes Awards under the Plan and will be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6(a)(6) and to any clawback, recoupment or similar policy of the Company or any of its subsidiaries, and further agrees (or will be deemed to have agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6(a)(6). Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(6).

(7)    Taxes. The grant of an Award and the issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary. Without limitation to the foregoing, the Company or any parent or subsidiary of the Company will have the authority and the right to deduct or withhold (by any means set forth herein or in an Award agreement), or require a Participant to remit to the Company, or to a parent or subsidiary of the Company, an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and any Award hereunder and legally applicable to the Participant and required by law to be withheld (including any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any parent or subsidiary of the Company). The Administrator, in its sole discretion, may hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules). Any amounts withheld pursuant to this Section 6(a)(7) will be treated as though such amounts had been made directly to the Participant. In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant from the Company or any parent or subsidiary of the Company.

(8)    Dividend Equivalents. The Administrator may provide for the payment of amounts (on terms and subject to such restrictions and conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (i) dividends or dividend equivalents relating to any Award (other than an Award of Restricted Stock) that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) will be subject to the same risk of forfeiture as applies to the underlying Award and (ii) no dividends or dividend equivalents will be

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payable with respect to unvested Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.

(9)    Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in any Award will not constitute an element of damages in the event of a termination of a Participant’s Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

(10)    Coordination with Other Plans. Shares of Stock and/or Awards under the Plan may be issued or granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the Share Pool in accordance with the rules set forth in Section 4).

(11)    Section 409A.

   (A)    Without limiting the generality of Section 11(b), each Award will contain such terms as the Administrator determines and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

   (B)    Notwithstanding anything to the contrary in the Plan or any Award agreement, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including, without limitation, changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or advisable to avoid the imposition of an additional tax, interest or penalty under Section 409A.

   (C)    If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service,” such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six- (6) month period measured from the date of such “separation from service”; and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(11)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

   (D)    For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.

   (E)    With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to the extent required to avoid the imposition of any additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

(b)    Stock Options and SARs.

(1)    Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required

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under the Award. The Administrator may limit or restrict the exercisability of any Stock Option or SAR in its discretion, including in connection with any Covered Transaction. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2)    Exercise Price. The exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than one hundred percent (100%) (in the case of an ISO granted to a ten percent (10%) stockholder within the meaning of Section 422(b)(6) of the Code, one hundred ten percent (110%)) of the Fair Market Value of a share of Stock, determined as of the date of grant of the Award, or such higher amount as the Administrator may determine in connection with the grant.

(3)    Payment of Exercise Price. Where the exercise of an Award (or portion thereof) is to be accompanied by a payment, payment of the exercise price must be made by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise issuable upon exercise, in either case, that have a Fair Market Value equal to the exercise price; (ii) through a broker-assisted cashless exercise program acceptable to the Administrator; (iii) by other means acceptable to the Administrator; or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4)    Maximum Term. The maximum term of Stock Options and SARs must not exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten percent (10%) stockholder described in Section 6(b)(2)).

(5)    No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 7, the Company may not, without obtaining stockholder approval in accordance with the applicable requirements of the Nasdaq Stock Market, (i) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs; (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs; or (iii) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a)    Covered Transactions. Except as otherwise expressly provided in an Award or other agreement or in the Company’s Executive Severance Plan (or other similar plan), the following provisions will apply in the event of a Covered Transaction:

(1)    Provisions that Apply in the Event of a Covered Transaction that Constitutes a Change of Control.

(A)    Assumption or Substitution of Awards. Upon the consummation of a Covered Transaction that constitutes a Change of Control, this paragraph shall apply solely to the extent that then outstanding Awards (“Replaced Awards”) are assumed, continued or substituted (“Replacement Award”) by the acquiror or survivor or an affiliate of the acquiror or survivor under such Covered Transaction in accordance with the terms of this subclause (A). With respect to each unvested Replaced Award (or portion thereof) that is outstanding as of the consummation of the Covered Transaction that is eligible to vest based on performance, the Administrator will determine the extent to which the applicable performance vesting conditions have been achieved as of the consummation of the Covered Transaction (or the end of the applicable performance period, if earlier) and the Replaced Award (or portion thereof), to the extent earned based on performance, will thereafter be eligible to vest solely based on continued Employment over the remaining term of the applicable

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service or performance period, as applicable. Each unvested Replaced Award that is outstanding as of the consummation of the Covered Transaction that is eligible to vest solely based on continued Employment will vest based on continued Employment over the service period. In order for a Replaced Award to be treated as having been assumed, continued or substituted under this subclause (A), the Replacement Award shall reflect the foregoing provisions and shall meet the following conditions: (i) it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award), the Administrator, as constituted immediately prior to the Covered Transaction, finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the acquiror or survivor or an affiliate of the acquiror or survivor in the Covered Transaction, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (iv) its terms and conditions are not less favorable than the terms and conditions of the Replaced Award, as determined by the Administrator, as constituted immediately prior to the Covered Transaction, in its sole discretion; and (v) it provides that upon the termination of Employment without Cause of a holder of the Replacement Award within eighteen (18) months following the consummation of the Covered Transaction, such Replacement Award shall immediately vest and, in the case of a Replacement Award that is not in the form of a stock option or stock appreciation right, shall be settled within thirty (30) days of such termination of Employment and, in the case of a Replacement Award that is in the form of a stock option or stock appreciation right, shall remain exercisable for the remaining term of such Replacement Award. Notwithstanding the foregoing, with respect to any Replaced Award that is considered deferred compensation subject to Section 409A, settlement of such Replacement Award shall be made pursuant to the schedule applicable to the Replaced Award if necessary to comply with Section 409A.

(B)    Acceleration of Awards that are not Replacement Awards. Each unvested Award that is outstanding as of the consummation of a Covered Transaction that constitutes a Change of Control that is not assumed, continued or substituted in a manner that complies with Section 7(a)(1)(A) will immediately vest in full upon the consummation of the Covered Transaction and, without limiting the Administrator’s authority under subclause (C) below to provide a vested cash payment with respect to such vested Awards, on a basis that allows the Participant holding such Award to participate in the Covered Transaction.

(C)    Cash-Out of Awards. Subject to Section 7(a)(1)(E), in connection with the consummation a Covered Transaction that constitutes a Change of Control, the Administrator may provide for a cash payment (a “cash-out”), with respect to some or all Awards that are not assumed, continued or substituted for as described in Section 7(a)(1)(A) above or any portion thereof (including only the vested portion thereof), equal in the case of each applicable Award or portion thereof to the excess, if any, of (i) the fair market value of a share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (ii) the aggregate exercise or purchase price, if any, of such Award or such portion (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally ) as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate. For the avoidance of doubt, if the per share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the fair market value of a share of Stock, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.

(D)    Termination of Awards. Except as the Administrator may otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of a Covered Transaction that constitutes a Change of Control, other than (i) any Award that is assumed, continued or substituted for pursuant to Section 7(a)(1)(A) and (ii) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.

(E)    Additional Limitations. Any cash delivered pursuant to Section 7(a)(1)(C) with respect to an Award may, in the discretion of the Administrator, contain such limitations or restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(1)(C) will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of

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Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(2)    Provisions that Apply in the Event of a Covered Transaction that Does Not Constitute a Change of Control. Upon the consummation of a Covered Transaction that does not constitute a Change of Control, the Administrator will determine the treatment of each Award (or portion thereof) that is outstanding as of the consummation of the Covered Transaction, which may include, but is not limited to: (i) the assumption or continuation of some or all outstanding Awards or any portion thereof, or the grant of new awards in substitution therefor by any acquiror or survivor or affiliate of the acquiror or survivor, to the extent applicable, in the Covered Transaction; (ii) that each unvested Award or portion thereof that is outstanding as of the consummation of a Covered Transaction that is not so assumed, continued or substituted for will immediately vest in full upon the consummation of the Covered Transaction; or (iii) payment (a “cash-out”) with respect to some or all Awards or portions thereof (including only the vested portion thereof) that are not so assumed, continued or substituted for, equal in the case of each applicable Award or portion thereof to the excess, if any, of (A) the fair market value of a share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (B) the aggregate exercise or purchase price, if any, of such Award or such portion (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally) as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate (provided, for the avoidance of doubt, that such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof if the per share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the fair market value of a share of Stock).

(3)    Uniform Treatment. For the avoidance of doubt, the Administrator need not treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with a Covered Transaction.

(b)    Changes in and Distributions with Respect to Stock.

(1)    Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator will make appropriate adjustments to the Share Pool, the maximum number of shares of Stock that may be delivered in satisfaction of ISOs under the Plan, the individual limits described in Section 4(d), the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

(2)    Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) to take into account distributions to stockholders other than those provided for in Sections 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan or any Award.

(3)    Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to issue any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously issued under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of issuance listed on any stock exchange or national market system, the shares to be issued have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all

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conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the issuance of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of U.S. federal securities laws or any applicable state or non-U.S. securities law. Any Stock issued under the Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued in connection with Stock issued under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided that, except as otherwise expressly provided in the Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to materially and adversely affect the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in the Plan or at the time the applicable Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator. For the avoidance of doubt, without prejudice to the Administrator’s rights hereunder, no adjustment to any Award pursuant to the terms of Section 7 or Section 12 will be treated as an amendment to such Award requiring a Participant’s consent.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its subsidiaries to grant any person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a)    Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding, or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)    Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.

(c)    Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.

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12.	RULES FOR PARTICIPANTS IN CERTAIN JURISDICTIONS

The Administrator may at any time and from time to time (including before or after an Award is granted) establish, adopt or revise any rules and regulations as it may deem necessary or advisable for purposes of satisfying applicable blue sky, securities, tax or other laws of various jurisdictions, including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award agreement setting forth (i) such limitations on the Administrator’s discretion under the Plan and (ii) such additional or different terms and conditions, in each case, as the Administrator deems necessary or desirable. Any such sub-plan, supplement, appendix, rule or regulation will be deemed to be part of the Plan but will apply only to Participants within the applicable jurisdiction (as determined by the Administrator); provided, however, that no sub-plan, supplement, appendix, rule or regulation established pursuant to this provision will increase the Share Pool.

13.	GOVERNING LAW

(a)    Certain Requirements of Corporate Law. Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Administrator.

(b)    Other Matters. Except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 12, the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)    Jurisdiction. By accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.

*    *    *    *

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Exhibit A

DEFINITION OF TERMS

The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation Committee, except with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise). The Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

“Award”: Any or a combination of the following:

(i)	Stock Options.

(ii)	SARs.

(iii)	Restricted Stock.

(iv)	Unrestricted Stock.

(v)	Stock Units, including Restricted Stock Units.

(vi)	Performance Awards.

(vii)	Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”: The board of directors of the Company.

“Cause”: In the case of any Participant who is party to an employment, change of control, severance-benefit or other agreement with the Company or any of its subsidiaries that contains a definition of “Cause” (or a correlative term), the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Cause” means, as determined by the Administrator, a termination by the Company or an affiliate of the Participant’s Employment or a termination by the Participant of the Participant’s Employment, in either case, following the occurrence of any of the following events: (i) the Participant’s willful and continued failure to perform, or gross negligence or willful misconduct in the performance of, his or her material duties with respect to the Company or an affiliate which, if curable, continues beyond ten (10) business days after a written demand for substantial performance is delivered to the Participant by the Company (provided that the Company will not be required to provide any such notice or opportunity to cure with respect to any subsequent similar or related conduct); (ii) the Participant’s commission of a crime constituting a felony under the laws of the United States or any state thereof or involving moral turpitude; (iii) the Participant’s committing or engaging in any act of fraud, embezzlement, theft or other act of dishonesty that causes material injury, monetarily or otherwise, to the Company or an affiliate; (iv) the Participant’s breach of any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant by which he or she is bound, or engaging in Competitive Activity; (v) the Participant’s material breach of any other provision of any written agreement by and between the Participant and the Company or any of its subsidiaries; (vi) the Participant’s violation of the code of conduct of the Company or its subsidiaries or any policy of the Company or its subsidiaries, or of any statutory or common law duty of loyalty to the Company or its subsidiaries; or (vii) other conduct that could reasonably be expected to be harmful to the business, interests or reputation of the Company.

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“Change of Control”: the consummation of (i) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any person and its “affiliates” or “associates” (as such terms are defined in the Exchange Act) or any “group” (as defined in the Exchange Act) other than, in each case, the Company or an Affiliate of the Company immediately following the Date of Adoption or (ii) a sale or other disposition of all or substantially all of the consolidated assets of the Company; provided that, notwithstanding the foregoing, a Change of Control will not be deemed to occur as a result of any such transaction following which the individuals or entities who were beneficial owners of the outstanding securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction beneficially own, directly or indirectly, fifty percent (50%) or more of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction. For purposes of this definition, “Affiliates” means, with respect to any person or entity, all persons and entities directly or indirectly controlling, controlled by or under common control with such person or entity, where control may be by management authority, contract or equity interest.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: LPL Financial Holdings Inc., a Delaware corporation.

“Compensation Committee”: The Compensation and Human Resources Committee of the Board.

“Competitive Activity”: Engaging, directly or indirectly, alone or as principal, agent, employee, employer, consultant, investor, partner or manager, or providing advisory or other services to, or owning any stock or any other ownership interest in, or making any financial investment in any business (or entity) that engages in any business in which the Company and its subsidiaries are engaged, or that provides any material products and/or services that the Company or its subsidiaries were actively developing or designing (provided that where such Competitive Activity occurs following termination of Employment, the Competitive Activity shall be determined at the date of termination); provided, however, that the foregoing shall not restrict the Participant from owning less than two percent (2%) of the outstanding securities of any class of securities listed on a national exchange or inter-dealer quotation system.

“Covered Transaction”: Any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all the Company’s assets; or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The date the Plan was approved by the Company’s stockholders.

“Director”: A member of the Board who is not an Employee.

“Disability”: In the case of any Participant who is party to an employment, change of control, severance-benefit or other agreement with the Company or any of its subsidiaries that contains a definition of “Disability” (or a correlative term), the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Disability” means a physical or mental incapacity or disability of the Participant that renders the Participant unable to substantially perform all of his or her duties and responsibilities to the Company and its affiliates (with or without any reasonable accommodation) (i) for one hundred twenty (120) days in any twelve- (12) month period or (ii) for a period of ninety (90) successive days in any twelve- (12) month period. If any question arises as to whether the Participant has a Disability, then at the request of the Administrator the Participant shall submit to a medical examination by a qualified third-party health care provider selected by the Administrator to whom the Participant or his or her duly appointed guardian, if any, has no reasonable objection to determine whether the Participant has a Disability and such determination shall be

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conclusive of the issue for the purposes of the Plan. If such question shall arise and the Participant shall fail to submit to such medical examination, the Administrator’s determination of the issue shall be conclusive of the issue for the purposes of the Plan.

“Employee”: Any person who is employed by the Company or any of its subsidiaries.

“Employment”: A Participant’s employment or other service relationship with the Company or any of its subsidiaries. Employment will be deemed to continue, unless the Administrator otherwise determines, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its subsidiaries. If a Participant’s employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Stock Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO in the Award agreement evidencing such Stock Option.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to performance vesting conditions, which may include Performance Criteria.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole. A Performance Criterion also may be based on individual performance and/or subjective performance criteria. The Administrator may provide that one or more of the Performance Criteria applicable to an Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The LPL Financial Holdings Inc. 2021 Omnibus Equity Incentive Plan, as from time to time amended and in effect.

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“Prior Plan”: The LPL Financial Holdings Inc. Amended and Restated 2010 Omnibus Equity Incentive Plan, as amended and restated.

“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the issuance of Stock or delivery of cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Retirement”: Unless otherwise defined in a Participant’s Award agreement, termination of Employment other than for Cause following (i) attainment of age sixty-five (65) and completion of five (5) years of continuous service with the Company or (ii) attainment of age fifty-five (55) and completion of ten (10) years of continuous service with the Company.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code and the regulations thereunder.

“Section 422”: Section 422 of the Code and the regulations thereunder.

“Stock”: Common stock of the Company, par value $0.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to issue Stock or deliver cash measured by the value of Stock in the future.

“Substitute Award”: An Award issued under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

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LPL FINANCIAL HOLDINGS INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

1.	Defined Terms

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	Purpose of Plan

The Plan is intended to enable Eligible Employees to use payroll deductions to purchase shares of Stock in offerings under the Plan, and thereby acquire an interest in the Company. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 and to be exempt from the application and requirements of Section 409A of the Code, and is to be construed accordingly.

3.	Options to Purchase Stock

Subject to adjustment pursuant to Section 16 of the Plan, the maximum aggregate number of shares of Stock available for purchase pursuant to the exercise of Options granted under the Plan will be 2,800,000 shares (the “Share Pool”). The shares of Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock, treasury Stock, Stock acquired in an open-market transaction or previously issued Stock acquired by the Company. If any Option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will not reduce the Share Pool and will again be available for purchase under the Plan. If, on a Purchase Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares then available in the Share Pool, the Administrator shall make a pro rata allocation of the shares remaining available for purchase under the Plan in as uniform a manner as is practicable and as it determines to be equitable. In such event, the Administrator shall notify each Participant of such reduction and of the effect on the Participant’s Options and may reduce the rate of a Participant’s payroll deductions, if necessary.

4.	Eligibility

(a)    Eligibility Requirements. Subject to Section 13 of the Plan, and the exceptions and limitations set forth in Section 4(b), Section 4(c) Section 4(d), and Section 6 of the Plan, or as may be provided elsewhere in the Plan or in any sub-plan contemplated by Section 23, each Employee who is employed by the Company as of the first day of an applicable Enrollment Period will be an Eligible Employee.

(b)    Five Percent Shareholders. No Employee may be granted an Option under the Plan if, immediately after the Option is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiaries, if any.

(c)    Officers. No Employee may be granted an Option under the Plan if such Employee is subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, in accordance with Section 1.423-2(e)(ii) of the Treasury Regulations.

(d)    Additional Requirements. The Administrator may, for Offering Periods that have not yet commenced, establish additional or other eligibility requirements, or amend the eligibility requirements set forth in Section 4(a) above, in each case, consistent with the requirements of Section 423.

5.	Offering Periods

The Plan will generally be implemented by a series of separate offerings referred to as “Offering Periods.” Unless otherwise determined by the Administrator, the Offering Periods will be successive periods of approximately

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three (3) months and will commence on the first day of the payroll period occurring on or near February 10, May 19, August 11 and November 3 of each year; provided, that the initial Offering Period under the Plan may commence on some other date, as the Administrator may specify. The first payroll date to occur following the end of each Offering Period will be a “Purchase Date.” The Administrator may change the Purchase Date, the commencement date, the ending date and the duration of each Offering Period, in each case, to the extent permitted by Section 423; provided, however, that no Option may be exercised after twenty-seven (27) months from its grant date.

6.	Option Grant

Subject to the requirements and limitations set forth in Sections 4 and 10 of the Plan and the Maximum Share Limit, on the first day of an Offering Period, each Participant will automatically be granted an Option to purchase shares of Stock on the Purchase Date; provided, however, that no Participant will be granted an Option under the Plan that permits the Participant’s right to purchase shares of Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds $25,000 in Fair Market Value (or such other maximum as may be prescribed from time to time by the Code) for each calendar year during which any Option granted to such Participant is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code.

7.	Method of Participation

(a)    Payroll Deduction and Participation Authorization. Preceding each Offering Period there will be an Enrollment Period specified by the Administrator, during which each Eligible Employee may elect to participate in the Plan by executing and delivering to the Administrator a payroll deduction and participation authorization form by the last day of the Enrollment Period in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator and, in so doing, the Eligible Employee will thereby become a Participant as of the first day of such Offering Period. Such an Eligible Employee will remain a Participant with respect to subsequent Offering Periods until his or her participation in the Plan is terminated as provided herein. The Administrator may change the duration and timing of Enrollment Periods in its discretion.

(b)    Changes to Payroll Deduction Authorization for Subsequent Offering Periods. A Participant’s payroll deduction authorization will remain in effect for subsequent Offering Periods unless the Participant files a new authorization with the Administrator during a subsequent Enrollment Period (or such other time as specified by the Administrator) or the Participant’s Option is cancelled pursuant to Section 13 or Section 14 of the Plan.

(c)    Changes to Payroll Deduction Authorization for Current Offering Period. A Participant may, at any time up to fifteen (15) days prior to the applicable Purchase Date, reduce his or her withholding rate for future payroll periods during an ongoing Offering Period by filing a new payroll deduction authorization with the Administrator, which will become effective, to the extent administratively practicable, for the subsequent payroll period following receipt of such payroll deduction authorization by the Administrator. A Participant may terminate his or her payroll deduction authorization by canceling his or her Option in accordance with Section 13 of the Plan.

(d)    Payroll Deduction Amount. Each payroll deduction authorization will authorize payroll deductions as a specific dollar amount, within a range specified by the Administrator prior to the applicable Offering Period, of the Participant’s Eligible Compensation per payroll period.

(e)    Payroll Deduction Account. All payroll deductions made pursuant to this Section 7 will be credited to the Participant’s Account. Amounts credited to a Participant’s Account will not be required to be set aside in trust or otherwise segregated from the Company’s general assets.

8.	Method of Payment

A Participant must pay for shares of Stock purchased under the Plan with accumulated payroll deductions credited to the Participant’s Account.

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9.	Purchase Price

The Purchase Price of shares of Stock issued pursuant to the exercise of an Option on each Purchase Date will be eighty-five percent (85%) (or such greater percentage specified by the Administrator to the extent permitted under Section 423) of the lesser of (i) the Fair Market Value of a share of Stock on the date on which the Option was granted pursuant to Section 6 of the Plan (i.e., the first day of the Offering Period) and (ii) the Fair Market Value of a share of Stock on the date on which the Option is deemed exercised pursuant to Section 10 of the Plan (i.e., the Purchase Date).

10.	Exercise of Options

(a)    Purchase of Shares. Subject to the limitations set forth in Section 6 of the Plan and this Section 10, with respect to each Offering Period, on the applicable Purchase Date, each Participant will be deemed to have exercised his or her Option and the accumulated payroll deductions in the Participant’s Account will be applied to purchase the greatest number of shares of Stock that can be purchased with such Account balance at the applicable Purchase Price (which may include a fractional share); provided, however, that no more than one hundred (100) shares of Stock may be purchased by a Participant on any Purchase Date, or such other number as the Administrator may prescribe in accordance with Section 423 (the “Maximum Share Limit”). As soon as practicable thereafter, shares of Stock so purchased will be placed, in book-entry form, into a record keeping account in the name of the Participant.

(b)    Return of Account Balance. Any accumulated amount of payroll deductions in a Participant’s Account for an Offering Period that are not used for the purchase of shares of Stock, whether because of the Participant’s withdrawal from participation in an Offering Period or for any other reason, will be returned to the Participant (or his or her designated beneficiary or legal representative, as applicable), without interest, as soon as administratively practicable after such withdrawal or other event, as applicable. If the Participant’s accumulated payroll deductions on the Purchase Date of an Offering Period would otherwise enable the Participant to purchase shares of Stock in excess of the Maximum Share Limit or the maximum Fair Market Value set forth in Section 6 of the Plan, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the shares of Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after such Purchase Date.

11.	Interest

No interest will accrue or be payable on any amount held in the Account of any Participant.

12.	Taxes

Payroll deductions will be made on an after-tax basis. The Administrator will have the right to make such provision as it deems necessary for, and may condition the exercise of an Option on, the satisfaction of its obligations to withhold federal, state, local income or other taxes incurred by reason of the purchase or disposition of shares of Stock under the Plan. In the Administrator’s discretion and subject to applicable law, such tax obligations may be satisfied in whole or in part by delivery of shares of Stock to the Company, including shares of Stock purchased under the Plan, valued at Fair Market Value, but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules. The Administrator may, to the extent permitted by law, deduct any tax obligations from any payment of any kind due to the Participant.

13.	Cancellation and Withdrawal

A Participant who has been granted an Option under the Plan may cancel all (but not less than all) of such Option and terminate his or her participation in the Plan by notice to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator. To be effective with respect to an upcoming Purchase Date, such cancellation notice must be delivered not later than fifteen (15) calendar days prior to such Purchase Date (or such other time as specified by the Administrator). Upon such termination and

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cancellation, the balance in the Participant’s Account will be returned to the Participant, without interest, as soon as administratively practicable thereafter. For the avoidance of doubt, a Participant who reduces his or her withholding rate for a future Offering Period to zero pursuant to Section 7 of the Plan will be deemed to have terminated his or her payroll deduction authorization and canceled his or her participation in the Plan as to such Offering Period and all future Offering Periods, unless the Participant delivers a new payroll deduction authorization for a subsequent Offering Period in accordance with the rules of Section 7 of the Plan.

14.	Termination of Employment; Death of Participant

Upon the termination of a Participant’s employment with the Company or a Designated Subsidiary, as applicable, for any reason (including the death of a Participant during an Offering Period prior to an Purchase Date) or in the event the Participant ceases to qualify as an Eligible Employee, the Participant will cease to be a Participant, any Option held by the Participant under the Plan will be canceled, the balance in the Participant’s Account will be returned to the Participant (or his or her estate or designated beneficiary in the event of the Participant’s death), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under the Plan.

15.	Equal Rights; Participant’s Rights Not Transferable

All Participants granted Options in an offering under the Plan will have the same rights and privileges, consistent with the requirements set forth in Section 423. Any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section 15, as determined by the Administrator in its sole discretion, any Options granted to the Participant under the Plan may be terminated by the Company and, upon the return to the Participant of the balance of his or her Account, without interest, all of the Participant’s rights under the Plan will terminate.

16.	Change in Capitalization; Corporate Transaction

(a)    Change in Capitalization. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the aggregate number and type of shares of stock available under the Plan, the number and type of shares of stock granted under any outstanding Options, the maximum number and type of shares of stock purchasable under any outstanding Option, and/or the Purchase Price under any outstanding Option, in any case, in a manner that complies with Section 423.

(b)    Corporate Transaction. In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Administrator may, in its discretion, (i) if the Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquiror or successor corporation or by a parent or subsidiary of the acquiror or successor corporation; (ii) cancel each outstanding Option and return the balances in Participants’ Accounts to the Participants; and/or (iii) pursuant to Section 18 of the Plan, terminate the Offering Period on or before the date of the proposed sale, merger or similar transaction.

17.	Administration

The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan; to determine eligibility under the Plan; to prescribe forms, rules and procedures relating to the Plan; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan. Determinations of the Administrator made with respect to the Plan are conclusive and bind all persons.

The Administrator may specify the manner in which the Company and/or Employees are to provide notices and forms under the Plan, and may require that such notices and forms be submitted electronically.

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18.	Amendment and Termination of Plan

(a)    Amendment. The Administrator reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable; provided, however, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 will have no force or effect unless approved by the shareholders of the Company within twelve (12) months before or after its adoption.

(b)    Termination. The Administrator reserves the right at any time or times to suspend or terminate the Plan. In connection therewith, the Administrator may provide, in its sole discretion, either that outstanding Options will be exercisable on the Purchase Date for the applicable Offering Period or on such earlier date as the Administrator may specify (in which case such earlier date will be treated as the Purchase Date for the applicable Offering Period), or that the balance of each Participant’s Account will be returned to the Participant, without interest.

19.	Approvals

Shareholder approval of the Plan will be obtained prior to the date that is twelve (12) months after the date of Board approval. In the event that the Plan has not been approved by the shareholders of the Company prior to February 11, 2022, all Options to purchase shares of Stock under the Plan will be cancelled and become null and void.

Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares of Stock and to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.

20.	Participants’ Rights as Shareholders and Employees

A Participant will have no rights or privileges as a shareholder of the Company and will not receive any dividends in respect of any shares of Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such shares, and the shares have been issued to the Participant.

Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or any Designated Subsidiary or as interfering with the right of the Company or any Designated Subsidiary to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Designated Subsidiary at any time.

21.	Restrictions on Transfer; Information Regarding Disqualifying Dispositions.

(a)    Restrictions on Transfer. All shares of Stock purchased under the Plan will be subject to a restriction prohibiting the transfer of such shares of Stock from the account where such shares of Stock are initially held until such shares are sold through the Plan’s custodian and record keeper. Shares of Stock purchased under the Plan may, in the discretion of the Administrator, be subject to additional restrictions prohibiting the transfer, sale, pledge or alienation of such shares of Stock by a Participant, other than by will or by the laws of descent and distribution, for such period following such purchase as may be determined by the Administrator.

(b)    Disqualifying Dispositions. By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of Stock acquired under the Plan that occurs within two (2) years after the first day of the Offering Period in which such Stock was acquired and within one (1) year after the day such Stock was purchased as may be requested by the Company or any Designated Subsidiary in order to assist it in complying with applicable tax laws.

22.	Miscellaneous

(a)    Waiver of Jury Trial. By electing to participate in the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action,

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proceeding or counterclaim concerning any rights under the Plan or with respect to any Option, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By electing to participate in the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or in respect of any Option to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Option hereunder.

(b)    Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of the Plan or any Option to satisfy the requirements of Section 423, or otherwise asserted with respect to the Plan or any Option.

(c)    Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Option. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.

23.	Establishment of Sub-Plans

Notwithstanding the foregoing or any provision of the Plan to the contrary, consistent with the requirements of Section 423, the Administrator may, in its sole discretion, amend the terms of the Plan, or an offering and/or provide for separate offerings under the Plan in order to, among other things, reflect the impact of local law outside of the United States as applied to one or more Eligible Employees of a Designated Subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

24.	Governing Law

(a)    Certain Requirements of Corporate Law. Options and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)    Other Matters. Except as otherwise provided by the express terms of a sub-plan described in Section 23 or as provided in Section 24(a), the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Options under the Plan and all claims or disputes arising out of or based upon the Plan or any Option or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)    Jurisdiction. By electing to participate in the Plan, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Option; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Option, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Option or the subject matter thereof may not be enforced in or by such court.

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25.	Effective Date and Term

The Plan will become effective upon adoption of the Plan by the Board and no rights will be granted hereunder after the earliest to occur of (i) the Plan’s termination by the Company; (ii) the issuance of all shares of Stock available for issuance under the Plan; and (iii) the day before the ten- (10) year anniversary of the date the Board approves the Plan.

*    *    *    *

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Exhibit A

DEFINED TERMS

The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

“401(k) Plan”: A savings plan qualifying under Section 401(k) of the Code that is sponsored by the Company or one of its Subsidiaries for the benefit of its employees.

“Account”: A notional payroll deduction account maintained in the Participant’s name on the books of the Company.

“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation and Human Resources Committee of the Board, except that such Committee may delegate its authority under the Plan to a sub-committee comprised of one or more of its members, to members of the Board, or to officers or employees of the Company to the extent permitted by applicable law. In each case, references herein to the Administrator refer, as applicable, to such persons or groups so delegated to the extent of such delegation.

“Board”: The Board of Directors of the Company.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect, including any applicable regulations and guidance thereunder.

“Company”: LPL Financial Holdings Inc., a Delaware corporation.

“Designated Subsidiary”: A Subsidiary of the Company that has been designated by the Board or the Compensation and Human Resources Committee of the Board from time to time as eligible to participate in the Plan. A list of Designated Subsidiaries as of the date the Plan has been approved by the Board is set forth on Annex A. For the avoidance of doubt, any Subsidiary of the Company, whether or not a Subsidiary on the Effective Date, shall be eligible to be designated as a Designated Subsidiary hereunder.

“Effective Date”: The date set forth in Section 25 of the Plan.

“Eligible Compensation”: Regular base salary, regular base wages and overtime payments (excluding, for the avoidance of doubt, any bonus, commission or sales incentive payments or long-term or equity-based incentive payments or awards). Eligible Compensation will not be reduced by any income or employment tax withholdings or any contributions by the Employee to a 401(k) Plan or a plan under Section 125 of the Code, but will be reduced by any contributions made on the Employee’s behalf by the Company or any Subsidiary to any deferred compensation plan or welfare benefit program now or hereafter established.

“Eligible Employee”: Any Employee who meets the eligibility requirements set forth in Section 4 of the Plan.

“Employee”: Any person who is employed by the Company or a Designated Subsidiary. For the avoidance of doubt, independent contractors and consultants are not “Employees.”

“Enrollment Period”: An enrollment period established in accordance with Section 7(a) of the Plan.

“Fair Market Value”:

(i)    If the Stock is readily traded on an established national exchange or trading system (including the Nasdaq Stock Market), the closing price of a share of Stock as reported by the principal exchange on which

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such Stock is traded; provided, however, that if such day is not a trading day, Fair Market Value will mean the reported closing price of a share of Stock for the immediately preceding day that is a trading day.

(ii)    If the Stock is not traded on an established national exchange or trading system, the average of the bid and ask prices for shares Stock where the bid and ask prices are quoted.

(iii)    If the Stock cannot be valued pursuant to clauses (i) or (ii), the value as determined in good faith by the Board in its sole discretion.

“Maximum Share Limit”: The meaning set forth in Section 10 of the Plan.

“Offering Period”: An offering period established in accordance with Section 5 of the Plan.

“Option”: An option granted pursuant to the Plan entitling the holder to acquire shares of Stock upon payment of the Purchase Price per share of Stock.

“Parent”: A “parent corporation” as defined in Section 424(e) of the Code.

“Participant”: An Eligible Employee who elects to participate in an Offering Period under the Plan.

“Plan”: The LPL Financial Holdings Inc. 2021 Employee Stock Purchase Plan, as from time to time amended and in effect.

“Purchase Date”: The date set forth in Section 5 of the Plan or otherwise designated by the Administrator with respect to a particular Offering Period on which a Participant will be deemed to have exercised the Option granted to him or her for such Offering Period.

“Purchase Price”: The price per share of Stock with respect to an Offering Period determined in accordance with Section 9 of the Plan.

“Section 423”: Section 423 of the Code and the regulations thereunder.

“Stock”: Common stock of the Company, par value $0.001 per share.

“Subsidiary”: A “subsidiary corporation” as defined in Section 424(f) of the Code.

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Annex A

DESIGNATED SUSIDIARIES

Allen & Company of Florida, LLC

LPL Employee Services, LLC

LPL Financial LLC

The Private Trust Company, N.A.

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on May 4, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LPLA2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 4, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. LPL FINANCIAL HOLDINGS INC. 75 STATE STREET, 22ND FLOOR BOSTON, MASSACHUSETTS 02109, UNITED STATES D36206-P52058 LPL FINANCIAL HOLDINGS INC. The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5. 1. Elect the nine nominees named in the proxy statement to the Board of Directors. For Against Abstain Nominees: 1a. Dan H. Arnold For Against Abstain 2. Ratify the appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. 1b. Edward C. Bernard 1c. H. Paulett Eberhart 1d. William F. Glavin, Jr. 3. Approve, in an advisory vote, the compensation paid to the Company’s named executive officers. 4. Approve the LPL Financial Holdings Inc. 2021 Omnibus Equity Incentive Plan. 1e. Allison H. Mnookin 5. Approve the LPL Financial Holdings Inc. 2021 Employee Stock Purchase Plan. 1f. Anne M. Mulcahy 1g. James S. Putnam NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion. 1h. Richard P. Schifter 1i. Corey E. Thomas Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D36207-P52058 LPL Financial Holdings Inc. Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by the Board of Directors for the 2021 Annual Meeting of Stockholders — May 5, 2021 www.virtualshareholdermeeting.com/LPLA2021 Matthew J. Audette and Gregory M. Woods, and each of them with power to act without the other and with power of substitution (the “Proxies”), are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) ofLPL Financial Holdings Inc. (the “Company”) to be held on May 5, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. (Items to be voted appear on reverse side)